--------------------------------------------------------------------------------
--------------------------------------------------------------------------------






                         PURCHASE AND MASTER LEASE AGREEMENT

                              Dated as of April 10, 1996


                                        Among


                            THE LESSORS REFERRED TO HEREIN

                                    (as Lessors),


                                NOVELLUS SYSTEMS, INC.

                                     (as Lessee),






                                         and


                       SUMITOMO BANK LEASING AND FINANCE, INC.

                              (as Agent for the Lessors)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                   THIS PURCHASE AND MASTER LEASE AGREEMENT IS
                   NOT INTENDED TO CONSTITUTE A TRUE LEASE FOR
                   FEDERAL INCOME TAX PURPOSES.

                                 TABLE OF CONTENTS**

SECTION 1.    Definitions; Interpretation...................................  1

SECTION 2.    Representations and Warranties of Lessee...................... 25
    (a)    Corporate Matters................................................ 25
    (b)    Property Information Package..................................... 25
    (c)    Authorization; No Conflict....................................... 25
    (d)    Binding Agreement................................................ 25
    (e)    Financial Statements............................................. 26
    (f)    Litigation and Contingent Liabilities............................ 26
    (g)    Title to Property................................................ 26
    (h)    Liens............................................................ 27
    (i)    Chief Executive Office........................................... 27
    (j)    ERISA............................................................ 27
    (k)    Investment Company Act........................................... 27
    (l)    Public Utility Holding Company Act............................... 27
    (m)    Regulations G, T, U and X........................................ 28
    (n)    Labor Controversies.............................................. 28
    (o)    Tax Status....................................................... 28
    (p)    No Default....................................................... 28
    (q)    Compliance with Applicable Laws.................................. 28
    (r)    Licenses, etc.................................................... 28
    (s)    Intellectual Property............................................ 28
    (t)    Subjection to Regulation......................................... 29
    (u)    Impositions...................................................... 29
    (v)    Insurance........................................................ 29
    (w)    Brokers, etc..................................................... 29
    (x)    Security Interests............................................... 29
    (y)    Environmental.................................................... 30
    (z)    No Burdensome Agreements......................................... 31
    (aa)   Land Use Regulations............................................. 31
    (ab)   Development Plans................................................ 31
    (ac)   Utilities........................................................ 31
    (ad)   Mechanics' Lien Claims........................................... 32
    (ae)   Permits and Licenses............................................. 32
    (af)   Improvements..................................................... 32
    (ag)   Defects.......................................................... 32
    (ah)   Notice From Insurance Carriers................................... 32
    (ai)   Disclosure Generally............................................. 32
    (aj)   Solvency......................................................... 33

SECTION 3.    Conditions to Closing......................................... 33

SECTION 4.    Purchase and Lease of Property................................ 36
    (a)    Purchase by Lessor and Lease by Lessee........................... 36
    (b)    Each Lessor to Have an Undivided Interest........................ 36
    (c)    Funding to Agent................................................. 36
    (d)    Funding by Agent................................................. 37
    (e)    Acknowledgment by Lessee of Acceptance and Suitability
           of Property...................................................... 37
    (f)    Transfer to Lessee upon Failure to Fund.......................... 37

_______________
**  The Table of Contents does not form a part of this Agreement.

    (g)    Collateralization................................................ 38
           (i) Defined...................................................... 38
           (ii) Mandatory Collateralization After Closing................... 38
           (iii) Optional Collateralization After Closing................... 38
           (iv) Discontinuing Collateralization............................. 39
           (v) Effecting Collateralization.................................. 39
           (vi)    Adjustment of Collateralization.......................... 40
    (h)    Relationship With Certain Occupants.............................. 40

SECTION 5.    Payment Absolute, No Warranties............................... 41

SECTION 6.    Term.......................................................... 44

SECTION 7.    Rent.......................................................... 44

SECTION 8.    Other Payments................................................ 46

SECTION 9.    Restricted Use; Compliance with Laws.......................... 50

SECTION 10.   Maintenance, Improvement and Repair of the Property........... 52

SECTION 11.   Insurance..................................................... 53
    (a)    Liability Insurance.............................................. 53
    (b)    Property Insurance............................................... 54
    (c)    Approved Policies................................................ 54
    (d)    Use of Insurance Proceeds........................................ 55

SECTION 12.   General Indemnity............................................. 56

SECTION 13.   Taxes......................................................... 58

SECTION 14.   Rights to Purchase, Sell and Subdivide........................ 61
    (a)    Purchase Options of Lessee....................................... 61
    (b)    Termination Option of Lessee..................................... 62
    (c)    Failure of Sale.................................................. 64
    (d)    Procedures for Purchases......................................... 64
           (i)  Partial Purchase............................................ 64
           (ii)  Full Purchase.............................................. 66
    (e)    Subdivision of the Land.......................................... 67

SECTION 15.   End of Term Options........................................... 68

SECTION 16.   Amendments.................................................... 69

SECTION 17.   Loss of or Damage to Property................................. 70
    (a)    Risk of Loss..................................................... 70
    (b)    Repair of Damage; Use of Proceeds................................ 70
    (c)    Event of Loss; Property Not Repaired............................. 71
    (d)    Event of Loss; Property Repaired................................. 71

SECTION 18.   Surrender of Property......................................... 73
    (a)    Surrender Upon Termination....................................... 73
    (b)    No Voluntary Surrender........................................... 73
    (c)    Removal of Lessee Property by Lessee............................. 73

    (d)    Removal of Lessee's Property by Agent............................ 74
    (e)    Agent's Property................................................. 74
    (f)    Agent's Actions on Property...................................... 74
    (g)    No Duty if Liabilities Paid...................................... 74

SECTION 19.   Certain Covenants............................................. 75
    (a)    Reports, Certificates and Other Information...................... 75
    (b)    Mergers, Consolidations, Sales................................... 76
    (c)    Compliance with Applicable Laws.................................. 77
    (d)    ERISA............................................................ 77
    (e)    Corporate Existence and Franchises............................... 78
    (f)    Payment of Taxes................................................. 78
    (g)    Other Agreements................................................. 78
    (h)    Regulations G, T, U and X........................................ 79
    (i)    Maintenance of Tangible Property................................. 79
    (j)    Maintenance of Intangible Property............................... 79
    (k)    Sale of Stock of Subsidiaries.................................... 79
    (l)    Transfer of Assets............................................... 79
    (m)    Discontinuance or Change of Business............................. 79
    (n)    Accounting Change. .............................................. 80
    (o)    Financial Ratios. ............................................... 80
    (p)    Financial Covenants in Financings................................ 80
    (q)    Environmental Compliance......................................... 80

SECTION 20.   Events of Default............................................. 82

SECTION 21.   Rights upon Default........................................... 85

SECTION 22.   Lease Assignment and Subletting............................... 90

SECTION 23.   Sale of Rents, Assignments, Permitted Lessor Liens............ 90
    (a)    Sale of Rents.................................................... 90
    (b)    Assignments...................................................... 91
    (c)    Lessor Liens..................................................... 92
    (d)    Prohibited Assignees............................................. 92

SECTION 24.   Taxes......................................................... 92

SECTION 25.   Operating Lease............................................... 92

SECTION 26.   Notices and Requests.......................................... 93

SECTION 27.   Right to Perform for Lessee................................... 93

SECTION 28.   The Agent..................................................... 94
    (a)    Appointment and Authorization.................................... 94
    (b)    Agent and Affiliates............................................. 94
    (c)    Action by Agent.................................................. 94
    (d)    Consultation with Experts........................................ 94
    (e)    Liability of Agent............................................... 94
    (f)    Indemnification.................................................. 95
    (g)    Failure to Act................................................... 95
    (h)    Credit Decision.................................................. 95
    (i)    Resignation and Removal.......................................... 95

    (j)    Distributions.................................................... 96
    (k)    Lessee Rights.................................................... 96

SECTION 29.   Security Interest; Further Assurances......................... 96
    (a)    Security Interest................................................ 96
    (b)    Further Assurances............................................... 96

SECTION 30.   Miscellaneous................................................. 97

SCHEDULE I - Commitments.....................................................102

SCHEDULE II - Legal Description of Land......................................103

[Exhibits Follow]

         PURCHASE AND MASTER LEASE AGREEMENT (this "LEASE" or this
"AGREEMENT"), dated as of April 10, 1996, among each institution executing the signature pages hereto as a lessor and/or receiving an assignment of a lessor's interest from time to time pursuant to Section 23(b) hereof, for so long as such institution shall hold a lessor's interest hereunder (each, individually, a "LESSOR"; and, collectively, the "LESSORS"), NOVELLUS SYSTEMS, INC., a California corporation (the "LESSEE"), and SUMITOMO BANK LEASING AND FINANCE, INC., as agent for the Lessors (in its capacity as such, the "AGENT").

                           BACKGROUND AND RECITALS OF FACT

         1.   Lessee desires to lease the Property from the Lessors.

         2. On the Closing Date, the parties anticipate that, subject to the terms of this Agreement, (i) the Agent on behalf of the Lessors shall purchase from California Second, Ltd., a Florida limited partnership ("Seller") the Property to be leased hereunder pursuant to the Improved Real Property Purchase and Sale Agreement and (ii) the Lessee shall lease such Property from the Lessors.


              NOW THEREFORE, the parties hereto hereby agree as follows:


         SECTION 1.     DEFINITIONS; INTERPRETATION.

         In each Lease Document, unless the context otherwise requires:

         (a) any term defined below by reference to another instrument or document shall continue to have the meaning ascribed thereto whether or not such other instrument or document remains in effect;

         (b)  words importing the singular include the plural and vice versa;

         (c)  words importing a gender include any gender;

         (d) a reference to a part, clause, party, section, article, exhibit or schedule is a reference to a part and clause of, and a party, section, article, exhibit and schedule to, such Lease Document;

         (e) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws varying, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations and ordinances issued or otherwise applicable under the statute;

         (f) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document;

         (g) a reference to a party to a document includes that party's successors and permitted assigns;

         (h) where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purpose of this Agreement, such determination or calculation shall, at any time and to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP;

         (i) All covenants, representations and Events of Default contained herein shall be given independent effect, so that if any action or condition would violate any of such covenants, would breach any of such representations or would constitute any of such Event of Default, the fact that such action or condition would not violate or breach another covenant or representation or constitute another Event of Default shall not avoid the violation of such covenant or representation or such Event of Default; and

         (j)  the following terms have the meanings set forth below:

         "ACTIVE NEGLIGENCE" of an Indemnified Person means, and is limited to, the negligent conduct of activities actually on or about the Property by the Indemnified Person or its employees, agents or representatives in a manner that proximately causes actual bodily injury or property damage to be incurred. "Active Negligence" shall not include (1) any negligent failure of Lessor to act when the duty to act would not have been imposed but for Lessor's status as owner of the Property or as a party to the transactions described in this Lease,
(2) any negligent failure of any other Indemnified Person to act when the duty to act would not have been imposed but for such party's contractual or other relationship to Lessor or participation or facilitation in any manner, directly or indirectly, of the transactions described in this Lease, or (3) the exercise in a lawful manner by Lessor (or any party claiming through or under Lessor) of any remedy provided herein, in the Improved Real Property Purchase and Sale Agreement or the Security Agreement, at law, in equity or otherwise.

         "ADDITIONAL BASE RENT" means all amounts payable by the Lessee to the Agent for the account of the Lessors pursuant to Section 7(a)(ii) hereof.

         "ADDITIONAL RENT" means all amounts owed by Lessee to any Indemnified Person under any Lease Document, other than Base Rent and Additional Base Rent.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract or otherwise.

         "AFTER TAX BASIS" means in respect of an amount (the "base amount") with respect to a Person, the base amount supplemented by a future payment, if necessary, to such Person such that, after reduction for all Taxes, if any, imposed on such Person in respect of the sum of the base amount and such future payment, and after giving effect to all current deductions and credits, if any, actually utilized by such Person with respect to the base amount or the event or circumstance giving rise thereto, shall be equal to the base amount.

         "AGENT'S REPRESENTATIONS" means, with respect to the Property being transferred by the Agent to Lessee or a third Person: (i) the Agent has not previously transferred title to such Property to any third Person; and (ii) such Property is free of Lessor Liens.

         "AGGREGATE DEBT LESSOR COMMITMENT" means the amount set forth on
Schedule I as the Aggregate Debt Lessor Commitment.

         "AGGREGATE EQUITY LESSOR COMMITMENT" means the amount set forth on
Schedule I as the Aggregate Equity Lessor Commitment.

         "AGGREGATE GUARANTEED RESIDUAL VALUE" means, at any time, the sum of the Guaranteed Residual Values of all Apportioned Property subject to the Lease at such time.

         "AGGREGATE LEASE INVESTMENT BALANCE" means, at any time, the sum of the Lease Investment Balances of all Apportioned Property subject to this Lease at such time.

         "AGGREGATE PROPERTY COST" means, at any time, the sum of the Property Costs of all Apportioned Property subject to this Lease at such time; the Aggregate Property Cost as of the Closing Date is set forth in paragraph 6 of the Lease Supplement.

         "APPLICABLE LAW" means all existing and future applicable laws, rules, regulations (including Environmental Laws) statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority; and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands); and those pertaining to the construction, use or occupancy of the Property); and any restrictive covenant or deed restriction or easement of record affecting the Property.

         "APPORTIONED LAND AREA", with respect to the Improvements, Fixtures and Personal Property located at a single address, means the portion of the Land surrounding such Improvements, Fixtures and Personal Property having a gross area equal to the respective Apportioned Land Area as shown on Part III of
Schedule 1 of the Lease Supplement, and having the exact dimensions and location as Agent (on behalf of the Lessors) and Lessee agree to pursuant to Section 14(e).

         "APPORTIONED PROPERTY" means the Improvements, Fixtures and Personal Property located at a particular single address set forth in Part I of Schedule 1 of the Lease Supplement, together with the Apportioned Land Area pertaining thereto as set forth on Part IV of Schedule I of such Lease Supplement.

         "APPRAISAL" means an appraisal, prepared by Appraiser, of the Property which in the judgment of counsel to the Agent, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other Applicable Laws.

         "APPRAISER" means an independent appraiser of recognized national standing that is (i) selected by the Agent on behalf of the Lessors to perform any appraisal provided for hereunder and (ii) whose selection is consented to by Lessee (whose consent shall not be unreasonably withheld or delayed).

         "ASSIGNEE" has the meaning set forth in Section 23(b) hereof.

         "ASSIGNMENT" has the meaning set forth in Section 23(b) hereof.

         "ASSIGNMENT OF IMPROVED REAL PROPERTY PURCHASE AND SALE AGREEMENT" means an assignment in substantially the form attached hereto as Exhibit Q.

         "AUTHORIZED OFFICER" means, with respect to Lessee, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or any Assistant Treasurer thereof.

         "BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the rate per annum established by Sumitomo Bank from time to time as the reference rate for short-term commercial loans in Dollars to domestic corporate borrowers (which Lessee acknowledges is not necessarily Sumitomo Bank's lowest rate), and (ii) the sum of 0.50% plus the Federal Funds Rate for such day.

         "BASE RATE PORTION" has the meaning set forth in the definition of Rent Period.

         "BASE RENT" means all amounts payable by the Lessee to the Agent for the account of the Lessors pursuant to Section 7(a)(i) hereof.

         "BILL OF SALE AND ASSIGNMENT" means a bill of sale and assignment of contracts and permits, substantially in the form of Exhibit B hereto, with respect to any item or items of Personal Property executed and delivered by Lessee to the Agent on behalf of the Lessors on the Closing Date.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or other day on which banking institutions in New York, New York are authorized or required by law or regulation to close.

         "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System database.

         "CLOSING DATE" means April 10, 1996, or any other Business Day not later than April 12, 1996, agreed upon by the Agent and Lessee to be the Closing Date.

         "CLOSING DATE NOTICE" means a notice substantially in the form of Exhibit C hereto, appropriately completed and signed by a Signing Officer of Lessee.

         "CLOSING FEE" means the fee payable to the Agent for the account of the Lessors on the Closing Date pursuant to a separate written agreement between Lessor and Lessee of even date herewith.

         "CODE" means the U.S. Internal Revenue Code of 1986, as amended and as in effect from time to time, and the regulations promulgated thereunder.

         "COLLATERAL" means all of Lessee's right, title and interest in and to each of the following, whether now existing or hereafter arising or acquired, and wherever located:

              (a)  the Property;

              (b) all reversions, remainders, rents, issues, profits and other benefits arising or issuing from, and all leases of, all or any portion of the Property;

              (c) all awards, damages, payments and other compensation (including but not limited to insurance proceeds) received by or payable to Lessee, and all claims of Lessee therefor and rights of Lessee thereto, which may result (i) from any Condemnation, (ii) from any damage, injury or destruction in any manner caused to the Property, or (iii) from any change of grade or vacation of any street abutting the Land;

              (d) all certificates of occupancy, other governmental permits, and all water stock appurtenant to the Land or any portion thereof;

              (e) all insurance policies required to be maintained under the terms of this Lease or any other Lease Document, or otherwise carried by Lessee covering the Property or any portion thereof, together with all unearned premiums paid thereon and all other benefits received or to be received therefrom;

              (h) all refunds of taxes, assessments, levies and other charges related to the Real Property, whether governmental or nongovernmental, and including but not limited to water and sewer rents and assessments on appurtenant water stock;

              (i) all contracts relating to the purchase, operation and maintenance of the Personal Property, including all warranties;

              (j) any rebate (excluding sales or use tax refunds to Lessee), offset or other similar rights under a purchase order, invoice or purchase agreement with any manufacturer or vendor of any Person to the extent such rebate relates to the Personal Property;

              (k) all books, manuals, logs, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying or incorporating any of the foregoing, but specifically excluding the portions of any of the foregoing that constitute (i) trade secrets,(ii) communications protected from disclosure by reason of an evidentiary privilege or (iii) information that Lessee is prohibited from disclosing by reason of a bona fide confidentiality agreement enforceable against Lessee by a Person that is not an Affiliate of Lessee; and

              (l) all products, accessions and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a) through (k) above) and, to the extent not otherwise included, all payments under insurance (whether or not the Agent or any Lessor is the loss payee thereof), and any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

         "COLLATERALIZATION" is defined is Section 4(g).

         "COMMITMENT" means, with respect to each Lessor, the amount set forth next to such Lessor's name on Schedule I hereto (as adjusted pursuant to Section 23(b) hereof).

         "COMMITMENT FEE" means the fee payable to the Agent for the account of the Lessors pursuant to Section 8(e) hereof.

         "COMMITMENT PERCENTAGE" means, with respect to each Lessor, the quotient (expressed as a percentage) of such Lessor's Commitment divided by the Total Commitment.

         "CONDEMNATION" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to the Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, the Property or alter the pedestrian or vehicular traffic flow to the Property so as to result in change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "Condemnation" shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

         "CONSOLIDATED CURRENT ASSETS" shall mean all current assets of Lessee and its Subsidiaries determined on a consolidated basis.

         "CONSOLIDATED CURRENT LIABILITIES" shall mean all current liabilities of Lessee and its Subsidiaries determined on a consolidated basis.

         "CORPORATE TRANSACTION" has the meaning set forth in Section 19(b) hereof.

         "CUSTODIAN" has the meaning set forth in the Security Agreement.

         "DEBT" shall mean, with respect to any Person, without duplication,
(i) all items (excluding reserves for deferred income taxes) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Debt is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, (iii) all indebtedness of others with respect to which such Person has become liable by way of a guarantee, and (iv) all outstanding letters of credit with respect to which, if drawn upon, such Person would have any repayment or reimbursement obligations other than Documentary Letters of Credit.

         "DEBT COMMITMENT FEE" is defined in Section 8(e).

         "DEBT LESSOR" means a Lessor identified as a "Debt Lessor" in Schedule
I.

         "DEBT PORTION PROPERTY COST" means (a) the Aggregate Property Cost times (b) the Aggregate Debt Lessor Commitment divided by the Commitment.

         "DEBT SERVICE COVERAGE RATIO" means EBITDA divided by the sum of (a) interest expense, (b) rent expense and (v) the current portion of Debt. Lessee's obligations under this Lease shall not be included in the computation of any component of Debt Service Coverage Ratio.

         "DEED" means a grant deed with respect to the real property comprising the Property, in conformity with Applicable Law and appropriate for recording with the applicable Governmental Authorities, conveying fee simple title to such real property to the Lessor, subject only to Permitted Liens and substantially in the form of Exhibit O to this Lease.

         "DEED OF TRUST" means a deed of trust with respect to the real property comprising the Property, in conformity with Applicable Law and appropriate for recording with the applicable Governmental Authorities, conveying bare legal title to such real property to the trustee named therein for the benefit of Agent (for the benefit of Lessors) as beneficiary thereunder, subject only to Permitted Liens and substantially in the form of Exhibit P to this Lease.

         "DE MINIMIS AMOUNT" means a cumulative amount not in excess of $100,000.

         "DOCUMENTARY LETTER OF CREDIT" shall mean a letter of credit issued for the account of Lessee or its Subsidiary in the ordinary course of business of Lessee or its Subsidiary to secure the deferred purchase price of goods.

         "DOLLARS" and "$" means lawful money of the United States.

         "EBITDA" shall mean, for any period, consolidated net income (or net loss) PLUS the sum of (a) interest expense, (b) income and franchise tax expense, (c) depreciation expense, (d) amortization expense, (e) extraordinary or unusual losses or other losses not incurred in the ordinary course of business included in the calculation of net income, (f) any non-cash charge against net income required to be recognized in connection with the issuance of capital stock to employees (whether upon lapse of vesting restrictions, exercise of employee options or otherwise), and (g) any non-cash charge against net income required to be recognized in connection with employee pension plans, LESS extraordinary or unusual gains or other gains not incurred in the ordinary course of business included in the calculation of net income.

         "ENVIRONMENT" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

         "ENVIRONMENTAL AUDIT" means a "Phase One" environmental site assessment (the scope and performance of which meets or exceeds ASTM Standard Practice E1527-93 Standard Practice for Environmental Site Assessments: Phase One Environmental Site Assessment Process) of the Property, dated not earlier than six months prior to the date of this Agreement.

         "ENVIRONMENTAL CLAIMS" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, (collectively "Claims") pursuant to or relating to any applicable Environmental Law by any person (including but not limited to any Governmental Authority and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, or Release into the environment, of any Hazardous Materials at any location, including but not limited to any off-site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

         "ENVIRONMENTAL CLEANUP SITE" means any location which is listed or proposed for listing on the National Priorities List, on CERCLIS, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law or the presence or Release of a Hazardous Material.

         "ENVIRONMENTAL CONDITION" means the presence of a Hazardous Material at any property or facility which has or may result in or form the basis of an Environmental Claim.

         "ENVIRONMENTAL LAW" means any and all federal, state, local, and foreign laws, statutes, ordinances, orders, codes, rules, regulations, policies, guidance documents, judgments, decrees, injunctions, or agreements with any Governmental Authority, relating to the protection of health and the Environment and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Materials, whether now existing or subsequently amended or enacted, including but not limited to: the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Section 9601 ET SEQ.; the Federal Water Pollution Control Act, 33

U.S.C. Section 1251 ET SEQ.; the Hazardous Material Transportation Act 49 U.S.C.
Section 1801 ET SEQ.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. Section 136 ET SEQ.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ.; the Occupational Safety & Health Act of 1970, 29 U.S.C. Section 651 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ.; and the state analogies thereto, including but not limited to the California Underground Storage of Hazardous Substances Act, California Health & Safety Code Sections 25280 ET SEQ.; the California Hazardous Substances Account Act California Health & Safety Code Sections 25300 ET SEQ.; the California Hazardous Waste Control Act, California Health & Safety Code Sections 25100 ET SEQ.; the California Safe Drinking Water and Toxic Enforcement Act, California Health & Safety Code Sections 24249.5 ET SEQ.; the Porter-Cologne Water Quality Act California Water Code Sections 13000 ET SEQ., together with all administrative regulations promulgated under any of the foregoing, all as amended from time to time; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Material.

         "ENVIRONMENTAL PERMIT" means any federal, state or local, or foreign permit, license or authorization issued under or in connection with any Environmental Law.

         "EQUITY COMMITMENT FEE" is defined in Section 8(e).

         "EQUITY LESSOR" means a Lessor identified as an "Equity Lessor" in
Schedule I.

         "EQUITY PORTION PROPERTY COST" means (a) the Aggregate Property Cost times (b) the Aggregate Equity Lessor Commitment divided by the Commitment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA AFFILIATE" means each "person" (as defined in Section 3(9) of ERISA) which is under "common control" with the Lessee or any of its Subsidiaries (within the meaning of Section 414(b), (c), (m) or (o) of the
Code).

         "EUROCURRENCY LIABILITIES" has the meaning assigned thereto in Regulation D.

         "EUROCURRENCY RESERVE PERCENTAGE" means, with respect to any day, a percentage (expressed as a decimal) equal to the percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any marginal, supplemental or emergency reserve requirement) applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then applicable regulation of said

Board of Governors which prescribes reserve requirements applicable to "Eurocurrency liabilities" as presently defined in Regulation D.

         "EURO-DOLLAR BUSINESS DAY" means any Business Day on which dealings in euro-dollar deposits are generally carried on the London interbank market.

         "EURO-DOLLAR PORTION" has the meaning set forth in the definition of Rent Period.

         "EURO-DOLLAR RATE" means the mid-morning average one-, three- or six-month LIBOR Rate published by Reuters Monitoring Systems (or Euro-Dollar Portion thereof) (in each case rounded upwards, if necessary, to the next higher 1/16th of 1%) on the day two Euro-Dollar Business Days preceding the first day of the term of that Rent Period (or Euro-Dollar Portion thereof); PROVIDED that the selection of a three- or six-month LIBOR Rate shall remain in effect as the Euro-Dollar Rate under this Lease until the expiration of the last day of the last Rent Period in effect during such term of such LIBOR Rate. In the event the Reuters quote is not available, the British Banker's Association's Interest Settlement Rate shall be used. If there is no published rate corresponding to a Rent Period (or Euro-Dollar Portion thereof), the rate for such Rent Period (or Euro-Dollar Portion thereof) shall be determined by interpolating on a straight-line basis from the published rate corresponding to a period nearest to but less than such Rent Period (or Euro-Dollar Portion thereof) and the published rate corresponding to a period nearest to but greater than such Rent Period (or Euro-Dollar Portion thereof).

         "EVENT OF DEFAULT" has the meaning set forth in Section 20 hereof.

         "EVENT OF LOSS" as to any Property means that such Property has been lost, stolen, destroyed, seized, Condemned, confiscated, eroded, subsided, lost by avulsion, rendered unfit for use or damaged beyond repair in the opinion of the Lessee or if the use of such Property by such Lessee in its regular course of business is prevented by the act of any third Person or Persons (including a governmental instrumentality) for a period exceeding 45 calendar days, or if any Property is attached and the attachment is not removed within 45 calendar days.

         "EXCLUDED TAXES" means Taxes which are either (i) imposed by the jurisdiction in which an Indemnified Person is organized, a taxing authority thereof or therein or by any other taxing authority as a result of such Indemnified Person's doing business or maintaining an office in such jurisdiction -- such as franchise taxes -- (other than any such taxes that the Indemnified Person establishes would not have been imposed but for (A) such Indemnified Person's having executed, or enforced, a Lease Document or (B) any of the transactions to which Agent (on behalf of the Lessors) and Lessee are parties (excluding documentary transfer taxes and any increase, throughout the Lease Term only, in property taxes due to a "change in ownership" as defined in the California Revenue & Tax
Code), whether contemplated herein or in the other Lease Documents) or (ii) imposed on, based on or measured by net income, capital or net worth of such Indemnified Person (other than Taxes that are, or are in the nature of, sales, use, rental, property or value added or similar taxes).

         "EXISTING SERVICE CONTRACT OBLIGATIONS" means the contractual rights and obligations transferred by Seller pursuant to the "Assignment of Service Contracts, Warranties and Guaranties and other Intangible Property" in the form attached as Exhibit "E" to the Improved Real Property Purchase and Sale Agreement.

         "EXISTING TENANCIES" means the tenancies of LTX Corporation and Sony Electronics Inc. pursuant to the terms of their respective leases with Seller.

         "EXISTING TENANCY OBLIGATIONS" means the rights and obligations transferred by Seller pursuant to the "Assignment and Assumption of Leases" in the form attached as Exhibit "D" to the Improved Real Property Purchase and Sale Agreement.

         "FAIR MARKET SALES VALUE" means the amounts, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of all of the Property. The Fair Market Sales Value of the Property shall be determined based on the assumption that, except for purposes of Section 20 and Section 14(b) hereof, the Property is in the condition and state of repair required under Section 10 hereof and the Lessee is in compliance with the other requirements of the Lease Documents.

         "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System (including any such successor, "H.15(519)") for that day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for that day will be the rate set forth in the daily statistical release designated as the Composite 3:30 P.M. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 P.M. Quotations") for that day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such day is not yet published in either H.15(519) or the Composite 3:30 P.M. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m., New York time, on that day by each of three leading brokers of Federal funds transactions in New York City, selected by the Agent.

         "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

         "FISCAL YEAR" means a fiscal year of 12 calendar months which begins on January 1 and ends on December 31.

         "FIXTURES" means all materials, supplies, fixtures, fittings, appliances, apparatus, equipment, machinery, furnishings, furniture, carpets, drapes, inventory, chattels and other articles of personal property of any description, and replacements of any thereof, now or at any time hereafter owned by Lessee and affixed to or attached to or used in construction upon or used in any other way in connection with or located upon, under, within or deemed part of the Real Property.

         "FUNDED DEBT" shall mean (i) Indebtedness for Borrowed Money, excluding Debt subordinated to the obligations of Lessee under the Lease Documents in a manner satisfactory to the Agent; (ii) capital lease obligations;
(iii) all guarantees, direct or indirect, except (a) those that guarantee financial obligations that would already be calculated in this definition and
(b) guarantees of obligations arising under Operating Leases; (iv) standby letters of credit except those financial obligations that would already be calculated in this definition; and (v) bankers' acceptances.

         "FUNDING" has the meaning set forth in Section 4(c) hereof.

         "FUNDING OFFICE" means, at any time with respect to any Lessor, the office of such Lessor at which it is booking or funding its Outstanding Investment, as set forth (i) opposite such Lessor's name in Schedule I to this Lease, (ii) in Annex I to the Assignment pursuant to which such Lessor became a Lessor, a copy of which has been delivered to the Lessee and the Agent, or (iii) in a written notice from such Lessor to the Lessee and the Agent advising each of a change in its Funding Office.

         "GAAP" means the generally accepted accounting principles consistently applied with the then effective principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors.

         "GOVERNMENTAL AUTHORITY" means any federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or quasi-Governmental Authority.

         "GOVERNMENT SECURITIES" is defined in Section 4(g).

         "GROSS AGGREGATE LEASE INVESTMENT BALANCE" means the Aggregate Lease Investment Balance plus all then accrued and unpaid Base Rent and Additional Base Rent and other amounts then due under the Lease Documents.

         "GUARANTEED RESIDUAL VALUE" means, as to a particular Apportioned Property, the percentage of such Apportioned Property's Property Cost set forth for such Apportioned Property in the Lease Supplement, expressed in Dollars. Guaranteed Residual Value for a Term and a particular Apportioned Property is calculated pursuant to the following four steps:

1. Calculate the present value of the Base Rent and Additional Base Rent for such Apportioned Property as of the commencement of such Term on a monthly basis.

2. Subtract the result of step 1 from 90% of the Property Cost of such Apportioned Property.

3. Calculate the amount which when discounted monthly back from the end of such Term to the commencement of such Term is less than the result of step 2.

4. Divide the result of step 3 by the Property Cost of such Apportioned Property to obtain a percentage, expressed in Dollars.

The discount rate for steps 1 and 3 shall be the interest rate applicable to Base Rent for the first Rent Period of such Term. The present value calculations in steps 1 and 3 will be performed in accordance with the provisions of Financial Accounting Standards Board Statement Number 13.

         "GUARANTY" means any instrument or document by which a Person has directly or indirectly guaranteed (whether by discount or otherwise), endorsed (other than for collection or deposit in the ordinary course of business), discounted with recourse to such Person or with respect to which such Person is otherwise directly or indirectly liable for the indebtedness or obligations of any other Persons, including, without limitation, indebtedness in effect guaranteed by such Person through any agreement (contingent or otherwise) to (i) purchase, repurchase or otherwise acquire such indebtedness, (ii) provide funds for the payment or discharge of such indebtedness or any other liability of the obligor of such indebtedness (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (iii) maintain the solvency or other financial condition of the obligor of such indebtedness, or (iv) make payment for any products, materials, supplies, transportation or services pursuant to an agreement which requires such payment regardless of the non-delivery or non-furnishing thereof, if in any such case the purpose or intent of such agreement is to provide assurance that such indebtedness will be paid or discharged or that any agreements relating thereto will be complied with or that the holders of such indebtedness will be protected against loss in respect thereof.

         "HAZARDOUS MATERIAL" means petroleum and petroleum products, petroleum by-products, radioactive materials, asbestos, gasoline, diesel fuel, radon, urea formaldehyde, lead-containing materials, polychlorinated biphenyls, and any other material, gas or substance known or suspected to be toxic or hazardous which could cause a detriment to, or impair the beneficial use of, the Property, or constitute a health, safety or environmental risk to any occupant of the Real Property; and any other materials or substances defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" under any applicable Environmental Law.

         "IMPROVED REAL PROPERTY PURCHASE AND SALE AGREEMENT" means the agreement dated as of January 19, 1996, between Seller and Lessee as "Purchaser", to be assigned to Lessor as of the Closing Date.

         "IMPROVEMENTS" means all buildings, structures, and other improvements of every kind existing at any time and from time to time on or under the Land, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in the Improvements at any time.

         "INDEBTEDNESS FOR BORROWED MONEY" means with respect to any Person, as of the date of determination thereof, (i) any and all of such Person's indebtedness for borrowed money (including, without limitation, indebtedness for borrowed money which is subordinated), (ii) any and all of such Person's conditional sale obligations, (iii) any and all indebtedness secured by any Lien with respect to any property or asset owned by such Person, regardless of whether the indebtedness secured thereby shall be of or shall have been assumed by such Person, and (iv) any and all indebtedness or obligations of any of the types described in the preceding clauses (i), (ii) and (iii) for which such Person is liable, directly or indirectly, under a Guaranty; PROVIDED, HOWEVER, that the obligations of a lessee under a true lease shall not constitute Indebtedness for Borrowed Money and any indebtedness incurred by such Person which by the terms of the related agreement is required to be used to retire a payment obligation to a trade creditor arising from the purchase by such Person of goods and services acquired for the purpose of resale in the ordinary course of such Person's business shall not constitute Indebtedness for Borrowed Money.

         "INDEMNIFIED PERSON" means each of the Agent, each Lessor, each of the respective Affiliates of the Agent and each Lessor and each of their respective successors, assigns, officers, directors, employees, counsel, servants, agents and other representatives.

         "INITIAL TERM" has the meaning set forth in Section 6(a) hereof.

         "INSURANCE REQUIREMENTS" means (i) all terms of any insurance policy covering or applicable to any item of Collateral, (ii) all requirements of the issuer of any such policy and (iii) all requirements of Applicable Law related to insurance of any Governmental Authority applicable to any item of Collateral, in each case where the failure to comply with (i), (ii) or (iii) above, individually or in the aggregate for all such failures, would be reasonably likely to result in a Material Adverse Effect.

         "INVESTMENT" in any Person shall mean:

              (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; and

              (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than any such advance, loan or extension of credit having a term not exceeding 120 days in the case of unaffiliated Persons and one year in the case of Lessee Affiliates representing the purchase price of inventory or supplies purchased in the ordinary course of business) or guarantee or assumption of, or other contingent obligation with respect to, Indebtedness for Borrowed Money or other liability of such Person; and

              (c) (without duplication of the amounts included in (a) and (b)) above any amount that may, pursuant to the terms of such investment, be required to be paid, deposited, advanced, loaned or extended to or guaranteed or assumed on behalf of such Person.

         "LAND" means the real property described on Schedule II hereto, and all easements and appurtenances thereto.

         "LEASE ASSIGNEE" is defined in Section 22.

         "LEASE ASSIGNMENT" is defined in Section 22.

         "LEASE DOCUMENTS" means, this Lease, the Deed, the Bill of Sale, the Deed of Trust, the Lessor Documents, and each financing statement and other document or instrument delivered pursuant hereto or thereto.

         "LEASE INVESTMENT BALANCE" means, with respect to an Apportioned Property at any time, the Property Cost of such Apportioned Property PLUS all fees and expenses of Lessee that Lessee elects to capitalize (subject to Agent's prior written consent) MINUS amounts previously paid to the Agent for the account of the Lessors in reduction thereof pursuant to Section 7(a)(ii) hereof.

         "LEASE SUPPLEMENT" means the form of "Lease Supplement" attached as Exhibit A hereto.

         "LEASE TERM" means the Initial Term plus the Renewal Term.

         "LESSOR DOCUMENTS" means the Master Rent Purchase Agreement and the Security Agreement.

         "LESSOR LIENS" means Liens on any Property resulting from any act of, or claim against, the Agent in its individual capacity or as agent for the Lessors, not related to the transactions contemplated hereby, or arising out of a Tax payable by Agent and not indemnified by Lessee under this Lease.

         "LIABILITIES" means any and all of the Lessee's obligations to the Agent and the Lessors, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with this Agreement or any other Lease Document.

         "LIEN" means any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction of an obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

         "LITIGATION" means any litigation, proceeding (including, without limitation, any governmental proceeding or arbitration proceeding), claim, lawsuit and/or investigation (including, without limitation, any environmental litigation, proceeding, claim, lawsuit and/or investigation) pending or threatened against or involving Lessee or any Subsidiary or any of its or their businesses or operations.

         "MARGIN" shall mean:

         (a) At such time as Collateralization is NOT in effect, one hundred thirty-five (135) basis points.

         (b) At such time as Collateralization IS in effect, twenty-five (25) basis points.

         "MASTER RENT PURCHASE AGREEMENT" means the agreement in substantially in the form attached hereto as Exhibit T.

         "MATERIAL ADVERSE EFFECT", with respect to any occurrence, failure, act or omission of any nature, means, individually or in the aggregate, a materially adverse effect on, or an effect which would materially impair, (i) the ability of

Lessee or any Subsidiary to conduct its business substantially as now conducted,
(ii) the consolidated business, operations, prospects or financial condition of Lessee and its Subsidiaries, taken as a whole, (iii) the ability of Lessee to perform any of its obligations (including, without limitation, those under Section 15 hereof) under the Lease Documents, (iv) the validity or enforceability of any of the Lease Documents, (v) the priority or enforceability of any security interest, mortgage or deed of trust created thereby and intended to be perfected thereunder, (vi) the value or utility of the Property, or (vii) the ability of the Agent or the Lessors to exercise any of their rights or remedies under the Lease Documents.

         "MATERIAL LITIGATION" means any Litigation or development in any Litigation which could individually or in the aggregate have a Material Adverse Effect.

         "MEMORANDUM OF LEASE" means the form of Memorandum of Lease attached as Exhibit G hereto.

         "MODIFICATIONS" has the meaning set forth in Section 10(d) hereof.

         "MULTIEMPLOYER PLAN" shall mean any multiemployer plan (within the meaning of section 3(37) of ERISA) to which either the Lessee, any Subsidiary, or any ERISA Affiliate has an obligation to contribute.

         "NET WORTH" shall mean the aggregate amount, determined on a consolidated basis for Lessee and its Subsidiaries, of (a) capital stock (including paid-in capital but excluding any treasury stock, capital stock subscribed and unissued and other contra-equity accounts) and (b) retained earnings, less intangibles.

         "NON-UNITED STATES PERSON" has the meaning set forth in Section 13(c) hereof.

         "OPERATING LEASE" shall mean an operating lease as defined by GAAP.

         "OUTSTANDING INVESTMENT" means, with respect to any Lessor as of any date, the amount determined by multiplying (i) the Aggregate Lease Investment Balance at such time by (ii) such Lessor's Commitment Percentage. The records of the Agent shall be conclusive in the absence of manifest error as to the Outstanding Investment of each Lessor.

         "OVERDUE RATE" shall mean, for any payment, a fluctuating rate per annum for each day equal to 2% per annum above the rate from time to time used to determine Base Rent pursuant to Section 7(a)(i), 7(b) or 7(c) hereof.

         "PERMITTED CONTEST" means actions taken by a Person to contest in good faith, by appropriate proceedings, the legality, validity or applicability to any Property or any interest therein of any Person of (a) any Lien; (b) any Tax; (c) any judgment, decree or order described in, but subject to the terms of, Section 9(f); or (d) any Applicable Law; PROVIDED, that the initiation of any such contest could not reasonably be expected to: (i) result in, or materially increase the risk of, the imposition of any civil or criminal liability on any Indemnified Person; or (ii) result in a Material Adverse Effect; PROVIDED, FURTHER, that, in any event, adequate reserves are maintained in accordance with GAAP against any adverse determination of any such contest.

         "PERMITTED LESSOR LIENS" means any Lien (i) in favor of the Agent created by or arising under or in connection with this Lease or the other Lease Documents, (ii) for Taxes payable by the Agent which are not yet delinquent or are the subject of a Permitted Contest, (iii) of mechanics, materialmen, laborers, employees or suppliers and similar liens arising by operation of Applicable Law, incurred by the Agent in the ordinary course of business for sums (not involving any Debt) which are not yet delinquent or are the subject of a Permitted Contest, or (iv) arising out of any judgment or award against the Agent which has been adequately bonded to protect the Lessee's interests.

         "PERMITTED LIENS" shall mean:

         (a) any Liens for current Taxes not yet due and payable or being contested by a Permitted Contest;

         (b) Liens in favor of the Agent and created by or arising under or in connection with this Lease or the other Lease Documents;

         (c) Liens of mechanics, materialmen, laborers, employees or suppliers and similar liens arising by operation of Applicable Law, incurred by the Lessee in the ordinary course of business for sums (not involving any Debt) which are not yet delinquent or are the subject of a Permitted Contest,

         (d) Liens arising out of any judgment or award against the Lessee which have been adequately bonded to protect the Agent's interests (on behalf of the Lessors); and

         (e)  All other Liens approved by Agent in writing.

         "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability corporation or partnership, joint venture, joint stock company, Governmental Authority or other entity of any kind.

         "PERSONAL PROPERTY" means:

              (a) all currently owned or hereafter acquired personal property necessarily incidental to the use or enjoyment of the Real Property subject to this Lease, and all additions and accessions thereto and replacements therefor;

              (b) all accounts, contract rights, general intangibles, warehouse receipts and other documents, instruments, and other rights to the payment of money or performance of services, now existing or hereafter arising, in any way relating to the acquisition, operation or sale of the Real Property, Fixtures, or any part thereof that is subject to this Lease, or the construction, sale, lease, operation or other disposition of any Improvements subject to this Lease, including without limitation construction and architects' contracts, plans and specifications, permits, licenses and approvals, engineering, consulting and management contracts, purchase agreements and deposits, and leases and lease deposits;

              (c) all choses in action, rights, claims and causes of action (accrued and hereafter accruing) against any Person to the extent the same arise out of or relate to the Property subject to this Lease or Lessee's rights in the Property subject to this Lease; and

              (d) all contract rights, development rights, development entitlements, the Existing Service Contract Obligations, the Existing Tenancies, and other general intangibles arising out of or pertaining to the use, occupancy or ownership of any of the Property subject to this Lease, including the right to use the name, tradename and/or style of the Property subject to this Lease.

         "PLAN" shall mean any employee benefit plan (within the meaning of section 3(3) of ERISA) maintained or contributed to by the Lessee, any Subsidiary, or any ERISA Affiliate, other than a Multiemployer Plan.

         "PLANS AND SPECIFICATIONS" means the plans and specifications for the Improvements substantially in the form of the plans for the Improvements prepared by V.C. Wong & Associates dated March 6, 1984.

         "PROCEEDS" has the meaning set forth in Section 14(b)(iii)(x) hereof.

         "PROPERTY" means the Land, the Improvements, the Fixtures and the Personal Property.

         "PROPERTY COST", with respect to any Apportioned Property described on
Schedule 1 to the Lease Supplement, means the Property Cost with respect thereto specified in such Schedule.

         "PROPERTY INFORMATION PACKAGE" has the meaning set forth in Section 2(b) hereof.

         "PURCHASE OPTION" has the meaning set forth in Section 15(a) hereof.

         "QUICK RATIO" means the sum of cash, short term investments, net accounts receivable and Government Securities pledged in accordance with Section 4(g), divided by current liabilities.

         "REAL PROPERTY" means the Land, the Improvements and the Fixtures.

         "RECEIVED REPORTS" means the written reports described on Exhibit U attached hereto.

         "RECONSTRUCTED PROPERTY" has the meaning set forth in Section 17(d) hereof.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System.

         "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leachate, dumping or disposing of a Hazardous Material into the Environment.

         "RENEWAL NOTICE" has the meaning set forth in Section 15(b) hereof.

         "RENEWAL TERM" has the meaning set forth in Section 15(b) hereof.

         "RENT PAYMENT DATE" means the last day of each Rent Period.

         "RENT PERIOD" means:

    (1) to the extent that Aggregate Property Cost is funded at the Euro-Dollar Rate pursuant to Section 7(a)(i) hereof, the period commencing initially on the Closing Date and ending at the end of the fifteenth day of the calendar month in which the Closing Date occurrs and thereafter each period commencing on and including the fifteenth day following the close of the immediately preceding Rent Period and ending one month thereafter; PROVIDED, that:

         (i) any Rent Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Rent Period shall end on the next preceding Euro-Dollar Business Day; and

         (ii) any Rent Period which begins on the last Euro-Dollar Business Day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Rent Period) shall end on the last Euro-Dollar Business Day of a calendar month; and

    (2) to the extent that during any Rent Period the Aggregate Property Cost is funded in whole or in part at the Base Rate pursuant to Section 7(b) or 7(c) hereof, then the Rent Period (as determined by paragraph (1) above in this definition of "Rent Period") shall consist of the following two portions, namely, the "Base Rate Portion" (which shall be the period during such Rent Period during which the provisions of Section 7(b) or 7(c) are applicable) and the "EURO-DOLLAR PORTION" (which shall be the period during such Rent Period during which the provisions of Section 7(b) or 7(c) are not applicable).

Notwithstanding the above, any Rent Period which would otherwise extend beyond the Termination Date shall end on the Termination Date.

         "RENT PURCHASER" has the meaning set forth in Section 23(a) hereof.

         "REPORTABLE EVENT" shall mean, with respect to any Single Employer Plan, an event described in section 4043(b) of ERISA, other than an event as to which the notice requirement is waived under applicable Pension Benefit Guaranty Corporation regulations.

         "REQUIRED LESSORS" means, as of any date of determination, with respect to any approval, action, waiver, direction or consent, Lessors whose Outstanding Investments aggregate at least 51% of Aggregate Lease Investment Balance as of such date of determination.

         "REQUIRED MODIFICATION" has the meaning set forth in Section 10(d).

         "RISK AMOUNT" means, at any time in question, the result of subtracting Aggregate Guaranteed Residual Value from Aggregate Lease Investment Balance.

         "SALE NOTICE" has the meaning set forth in Section 14(b)(i) hereof.

         "SECURITY AGREEMENT" means the agreement substantially in the form attached hereto as Exhibit U.

         "SELLER" has the meaning set forth in paragraph 2 of the Recitals.

         "SELLER ANCILLARY TRANSFER DOCUMENTS" means, collectively, (i) the "Assignment and Assumption of Leases" in the form attached as Exhibit "D" to the Improved Real Property

Purchase and Sale Agreement, and (ii) the "Assignment of Service Contracts, Warranties and Guaranties and other Intangible Property" in the form attached as Exhibit "E" to the Improved Real Property Purchase and Sale Agreement.

         "SIGNING CERTIFICATE" means a certificate in the form of Exhibit M hereto executed by an Authorized Officer of Lessee and delivered to Agent at least five Business Days prior to the date on which Lessee wants Agent to rely thereon.

         "SIGNING OFFICER" means an officer of Lessee designated in the most recent Signing Certificate of Lessee.

         "SINGLE EMPLOYER PLAN" shall mean any Plan that is subject to Title IV of ERISA.

         "SUBORDINATED DEBT" means indebtedness of Lessee which is subordinated to the prior payment of the Liabilities on terms and conditions acceptable to the Agent; PROVIDED, that any payments of principal which are scheduled to occur prior to the last occurring Termination Date shall not constitute Subordinated Debt.

         "SUBSIDIARY" means a corporation of which Lessee and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of such corporation's directors.

         "SUMITOMO BANK" means The Sumitomo Bank, Limited.

         "TANGIBLE NET WORTH" shall mean the aggregate amount of the capital stock accounts (including paid-in-capital and excluding treasury shares) plus (or minus in the case of a deficit) the retained earnings of the Lessee determined on a consolidated basis, plus non-current financial obligations subordinated to payment of the obligations of Lessee under the Lease Documents in a manner satisfactory to the Agent.

         "TAXES" has the meaning set forth in Section 13 (a) hereof.

         "TERM" means the Initial Term or, if applicable, the Renewal Term.

         "TERMINATION DATE" means the date on which the lease of the Property hereunder terminates.

         "TERMINATION EVENT" shall mean (a) a Reportable Event, (b) the withdrawal by the Lessee or any ERISA Affiliate from a Single Employer Plan during a plan year in which it was a substantial employer (within the meaning of section 4001(a)(2) or 4062(e) of ERISA, (c) the termination of a Single Employer Plan, or the filing of a notice of intent to terminate a Single Employer Plan under section 4041(c) of ERISA, (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, a Single Employer Plan by the PBGC, (e) any other event or condition which could constitute grounds under section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Plan, or (f) the imposition of a Lien pursuant to section 412 of the Code or section 302 of ERISA as to the Lessee or any ERISA Affiliate.

         "TERMINATION OPTION" has the meaning set forth in Section 14 (b) (i) hereof.

         "TITLE COMPANY" means First American Title Insurance Company.

         "TOTAL CAPITALIZATION" shall mean Funded Debt plus Net Worth.

         "TOTAL COMMITMENT" means the amount set forth as the Total Commitment on Schedule I hereto.

         "TRIGGERING EVENT" is defined in Section 4 (g).

         "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

         "UNMATURED EVENT OF DEFAULT" means any event which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

         SECTION 2.     REPRESENTATIONS AND WARRANTIES OF LESSEE.

         The Lessee represents, warrants and covenants to the Lessors that, except as expressly set forth in the Received Reports:

         (a) CORPORATE MATTERS. Lessee and each Subsidiary (i) are duly incorporated and validly existing corporations in good standing under the laws of their state of incorporation, (ii) have full power, authority and legal right to own and operate their properties and conduct their business as currently conducted and, in the case of Lessee, to execute, deliver and perform its obligations under the Lease Documents, (iii) are duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which their ownership or leasing of properties or the conduct of their business requires such qualification, except where the failure so to qualify would not result in a Material Adverse Effect, and (iv) in the case of Lessee, has obtained all necessary consents, licenses, authorizations or approvals of, and exemptions by, such Governmental Authorities as may be necessary to authorize the execution, delivery and performance of the Lease Documents, except where the failure so to obtain the same would not result in a Material Adverse Effect.

         (b) PROPERTY INFORMATION PACKAGE. Lessee has furnished to the Agent a schedule describing the Land and all existing Improvements thereon and thereto to be purchased by the Lessors and leased by the Lessors to Lessee pursuant to
Section 4 hereof and specifically including all of the items set forth on Exhibit N hereto (the "PROPERTY INFORMATION PACKAGE"); and all information contained in the Property Information Package is true and complete.

         (c) AUTHORIZATION; NO CONFLICT. The execution, delivery and performance of the Lease Documents by Lessee (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not require any governmental approval, consent, filing, recording, notice or other action which has not been previously obtained and remains in full force and effect, (iv) do not and will not contravene or conflict with any provision of Applicable Law or of Lessee's charter or by-laws, and (v) do not and will not contravene or conflict with, or cause any Lien to arise under, any provision of any agreement binding upon Lessee, any Subsidiary of Lessee or any of their respective properties.

         (d) BINDING AGREEMENT. This Agreement is a legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except as such enforcement may be limited by the application of bankruptcy, moratorium, reorganization or other similar laws affecting the rights of creditors generally or by general principles of equity (whether or not a proceeding is brought in a court of law or equity). Each of the other Lease Documents to be executed by Lessee, when duly executed and delivered by Lessee, will be a legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except as such enforcement may be limited by the application of bankruptcy, moratorium, reorganization or other similar laws affecting the rights of creditors generally or by general principles of equity (whether or not a proceeding is brought in a court of law or equity).

         (e) FINANCIAL STATEMENTS. (i) Lessee has furnished to the Agent true and correct copies of Lessee's audited consolidated financial statements as at December 31, 1995. Such financial statements have been prepared in conformity with GAAP (subject to normal recurring accruals and adjustments in the case of such unaudited consolidated financial statements, and subject to the information set forth in the footnotes to such audited consolidated financial statements), and fairly present the financial condition of Lessee and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

              (ii) Since either of the dates of the financial statements referred to in Section 2 (e) (i) hereof, there has been no Material Adverse Effect.

         (f) LITIGATION AND CONTINGENT LIABILITIES. No Material Litigation is pending or, to the knowledge of Lessee, threatened against Lessee or any Subsidiary not provided for or disclosed in the financial statements referred to in Subsection (e) hereof. Neither Lessee nor any of its Subsidiaries has any contingent liabilities (other than any liability incident to such Material Litigation) not provided for or disclosed in the financial statements referred to in Subsection (e) hereof which could result in a Material Adverse Effect.

         (g)  TITLE TO PROPERTY.

              (i) Effective as of the Closing Date, immediately prior to the transfer to Lessor, Seller will own and hold marketable title to the Property, free and clear of all liens (including, without limitation, Liens), covenants, conditions, restrictions, rights of way, easements, and encumbrances of any kind or character whatsoever, except for the Permitted Liens. Without limiting the generality of the foregoing, there are no unrecorded easements affecting the Real Property known to Lessee, no encroachments on the Real Property by improvements on adjoining property, and no encroachments by the Improvements on any adjoining property, easements or public or private streets.

              (ii) Excluding the Property, Lessee and its Subsidiaries own and hold good and marketable title to all of their respective material property, including their respective assets and property reflected in the financial statements referred to in Section 2 (e) hereof or acquired since such dates

(other than assets and property sold or disposed of in the ordinary course of business), free and clear of any Lien except those referred to in Section 2 (h) hereof.

         (h) LIENS. Excluding the Property, none of the assets of Lessee or any Subsidiary is subject to any Lien, except any Permitted Lien.

         (i) CHIEF EXECUTIVE OFFICE. The location of the principal place of business and chief executive office of Lessee is as follows: 3950 North First Street, San Jose, California 95125.

         (j) ERISA. (i) Each Plan has been maintained and operated in all material respects in accordance with all applicable laws, including ERISA and the Code, and each Plan intended to qualify under section 401(a) of the Code so qualifies. No Reportable Event has occurred in the last five years, and the present value of all benefits under all Single Employer Plans (based on those assumptions used to fund such Single Employer Plans) did not, in the aggregate, as of the last annual valuation date applicable thereto, exceed the actuarial value of the assets of such Single Employer Plans allocable to such benefits.
No material liability has been, and no circumstances exist pursuant to which any material liability could be, imposed upon the Lessee or any ERISA Affiliate (i) under sections 4971 through 4980B of the Code, sections 502(i) or 502(l) of ERISA, or under Title IV of ERISA with respect to any Single Employer Plan or Multiemployer Plan, or with respect to any plan heretofore maintained by the Lessee or any ERISA Affiliate, or any entity that heretofore was an ERISA Affiliate, (ii) for the failure to fulfill any obligation to contribute to any Multiemployer Plan, or (iii) with respect to any Plan that provides post-retirement welfare coverage (other than as required pursuant to Section 4980B of the Code). Neither the Lessee nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated.

              (ii) The execution, delivery and performance of the Lease Documents and the consummation of the transactions contemplated hereby and thereby will not involve any "prohibited transaction" within the meaning of ERISA or the Code.

         (k) INVESTMENT COMPANY ACT. Neither Lessee nor any Subsidiary is an "investment company" nor a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         (l) PUBLIC UTILITY HOLDING COMPANY ACT. Neither Lessee nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (m) REGULATIONS G, T, U AND X. Lessee is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. None of Lessee or any Affiliate of Lessee or any Person acting on their behalf has taken or will take action to cause the execution, delivery or performance of this Agreement, the other Lease Documents, the transactions contemplated hereby or the use of proceeds of the sale of the Property to the Lessor to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

         (n) LABOR CONTROVERSIES. There are no labor controversies pending or threatened against Lessee or any of its Subsidiaries which, if adversely determined, could have a Material Adverse Effect.

         (o) TAX STATUS. (i) All tax returns, reports and forms required to be filed with any domestic or foreign taxing authority in connection with any activities or assets of Lessee or any Subsidiary have been filed, except where the failure to file any such return, report or form would not have any Material Adverse Effect.

              (ii) All Taxes required to be paid with respect to the activities or assets of Lessee and its Subsidiaries have been duly paid or provisions deemed appropriate were made by Lessee and its Subsidiaries, on the books and records therefor, except such amounts (1) as are subject to a Permitted Contest or (2) the non-payment of which would not have a Material Adverse Effect.

         (p) NO DEFAULT. No event has occurred and no condition exists which, upon the execution and delivery of this Agreement or upon the consummation of the transactions to occur on any Closing Date, will constitute an Event of Default or Unmatured Event of Default.

         (q) COMPLIANCE WITH APPLICABLE LAWS. Lessee and its Subsidiaries are in compliance with the requirements of all Applicable Laws, a breach of which might result in a Material Adverse Effect.

         (r) LICENSES, ETC. Neither Lessee nor any of its Subsidiaries has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective properties or to the conduct of its respective business, which violation or failure to obtain might result in a Material Adverse Effect.

         (s) INTELLECTUAL PROPERTY. There are no patents, patent rights, trademarks, service marks, trade names, copyrights, licenses or other intellectual property rights with respect to the Property, or proprietary, patented or patentable modifications or parts used in connection with the Property, the absence of which would have a Material Adverse Effect. Lessee owns and uses the Property free from known conflicts with the rights of others.

         (t) SUBJECTION TO REGULATION. Neither the Agent nor any Lessor will, solely by reason of entering into the Lease Documents or the consummation and performance of the transactions contemplated thereby (other than upon the exercise of remedies under the Lease and without regard to any business in which the Agent or any Lessor may presently be engaged, including the banking business), (i) become subject to ongoing regulation by any Governmental Authority as a company engaged in the business of Lessee in any jurisdiction or
(ii) become subject to any other ongoing regulation of its operations by any Governmental Authority (other than any taxing authority).

         (u) IMPOSITIONS. No Tax (other than such payments contemplated by Sections 7 (a), (iii), 13, 14, 17, 19 and 29 hereof) shall result from the transfer, delivery or leasing of any Property (or any interest therein) as contemplated by the Lease Documents, except such Taxes that have been paid in full on or prior to such Closing Date.

         (v) INSURANCE. All insurance coverages required by Section 11 of this Lease are in full force and effect and there are no past due premiums in respect of any such insurance. Lessee and its Subsidiaries have at their own cost and expense obtained in commercially reasonable kind and form and with financially sound and reputable insurers, all risk of physical loss or damage insurance covering the assets of Lessee and its Subsidiaries wherever the same may be located, insuring against the risks of fire, explosion, theft and such other risks as are prudently insured against by corporations engaged in the same business and similarly situated with Lessee and its Subsidiaries (and specifically including vandalism, malicious mischief coverage, loss overboard and breakage), in an amount usually carried by corporations engaged in the same business and similarly situated with Lessee and its Subsidiaries.

         (w) BROKERS, ETC. Lessee has not engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker, agent or in any other like capacity in connection with any of the Lease Documents or the transactions contemplated thereby, except for Lund Financial Corporation, for whose commission Lessee shall be liable solely.

         (x)  SECURITY INTERESTS.

              (i) Assuming the Memorandum of Lease and the Deed of Trust are recorded in the office of the county recorder of the county in which the Land is located, the Agent, on behalf of the

Lessors, will have a first priority perfected lien in Lessee's interest in the Real Property free and clear of all Liens other than Permitted Liens.

              (ii) Assuming the UCC-1 financing statements referred to in
Section 3 (h) hereof are filed in the offices of the California Secretary of State, the Agent, on behalf of the Lessors, will have a first priority perfected security interest in the Personal Property free and clear of all Liens other than Permitted Liens.

         (y) ENVIRONMENTAL. (i) Lessee and its Subsidiaries are in compliance with all applicable Environmental Laws and Environmental Permits, and to Lessee's knowledge, no circumstances exist that would prevent or interfere with such compliance during the term of the Lease, except to the extent that any such non-compliance, individually or in the aggregate, would not have a Material Adverse Effect;

              (ii) Lessee and its Subsidiaries have obtained all Environmental Permits required for the occupancy and operation of their property, equipment, and facility, except to the extent that any such failure to obtain such Environmental Permits, individually or in the aggregate, would not have a Material Adverse Effect;

              (iii) there are no past, pending, or threatened Environmental Claims against Lessee or its Subsidiaries, and Lessee is not aware of any facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim against Lessee or its Subsidiaries, except to the extent that any such Environmental Claims if adversely decided, individually or in the aggregate, would not have a Material Adverse Effect;

              (iv) except as expressly set forth in the Environmental Audit and on Exhibit R, no Hazardous Materials are present, no Releases of Hazardous Materials have occurred at, from, in, on, under, to, or adjacent to the Property during such time as Lessee has been in possession of the Property, and to Lessee's knowledge, no Releases of Hazardous Materials have ever occurred at, from, in, on, under, to, or adjacent to the Property;

              (v) Lessee and its Subsidiaries have not transported, disposed of, or arranged for the treatment, storage, handling or disposal of any Hazardous Materials at any off-site location which is an Environmental Cleanup Site;

              (vi) No facility or property now owned, operated or leased by Lessee or its Subsidiaries is or was previously an Environmental Cleanup Site; and no facility or property previously owned, operated or leased by Lessee or its Subsidiaries was an Environmental Cleanup Site during the time of Lessee's ownership.

              (vii) There are no Liens arising under or pursuant to Environmental Law on any property, facility, or equipment currently owned, operated or leased by Lessee or its Subsidiaries, and there are no facts, circumstances or conditions that could reasonably be expected to result in the imposition of such a Lien; and

              (viii) Costs of compliance with applicable Environmental Laws and Environmental Permits in connection with the Property or Lessee's or its Subsidiaries' operations, are not expected to materially increase during the term of this Lease.

         (z) NO BURDENSOME AGREEMENTS. Neither Lessee nor any Subsidiary is a party to or bound by any agreement or instrument or subject to any corporate or other restriction, the performance or observance of which now has or, as far as Lessee or any Subsidiary can reasonably foresee, may have a Material Adverse Effect.

         (aa) LAND USE REGULATIONS. The present use and operation of the Real Property is authorized under existing Applicable Laws and other land use regulations applicable to the Real Property, and to Lessee's knowledge there is no present plan, study or effort by any Governmental Authority or any private party or entity which in any way adversely affects or would adversely affect the continued authorization of the present use and operation of the Real Property; there are no legal actions pending or to Lessee's knowledge threatened against the Property, nor, to Lessee's knowledge are there any violations of Applicable Laws, affecting or arising out of the use, operation or occupancy of the Property by Persons other than Lessee or its Affiliates; there are no legal actions pending or to Lessee's knowledge threatened against the Lessee or any of its Affiliates, nor, are there any violations of Applicable Laws, affecting or arising out of the use, operation or occupancy of the Property by Lessee or any of its Affiliates;

         (ab) DEVELOPMENT PLANS. There are no existing or, to Lessee's knowledge, proposed or contemplated plans to widen, modify or realign any street or highway, or any existing or, proposed or contemplated eminent domain proceedings that would adversely affect the Property; and, there are no intended public improvements which would result in any charge being levied or assessed against, or in the creation of any lien upon, the Property.

         (ac) UTILITIES. The Real Property is connected to and serviced by water, sewage disposal, gas and electrical facilities that are adequate for the present use of the Real Property and that are in accordance with all applicable laws, statutes, ordinances, rules, and regulations of all public or quasi-public authorities having or claiming jurisdiction over these utilities or facilities.

         (ad) MECHANICS' LIEN CLAIMS. There are no claims for labor performed for or materials furnished to or with respect to the Property that could give rise to a mechanics' or materialmen's lien on the Property or any portion thereof.

         (ae) PERMITS AND LICENSES. Lessee holds all permits, governmental approvals and licenses necessary to own, occupy and operate the Real Property. Lessee has not received any notice of revocation or non-renewal of any such permits or licenses. Lessee shall not modify or rescind any of the permits and licenses, and shall use its best efforts to obtain any renewal or extension of such permits and licenses as may be required by Applicable Law in the ordinary course of business. Lessee has taken no action, and no condition presently exists arising out of the Lessee's activities in connection with the operation of the Property, that would preclude transfer and/or issuance of any such permits or licenses.

         (af) IMPROVEMENTS. To Lessee's knowledge, the Improvements have been constructed in accordance with (A) all land use and construction permits and approvals relating to the Real Property; (B) accepted standards of good materials and workmanship; and (C) all Applicable Laws (including, without limitation, building codes, building ordinances, and the Americans With Disabilities Act of 1990), covenants, conditions, restrictions, and agreements of any kind or nature affecting the Real Property.

         (ag) DEFECTS. To Lessee's knowledge there are no defects in the Improvements and no repairs or replacements required to or of the electrical, heating, air conditioning, or other operational systems in the Improvements that, in total, would require the expenditure of more than a De Minimis Amount to repair or replace. Lessee has received no written notice from any governmental authority, any insurance company or any board of fire underwriters, or other body exercising similar functions with respect to the need for any material repairs to or replacements of any of the Improvements.

         (ah) NOTICE FROM INSURANCE CARRIERS. Lessee has not received any written notice from any insurance carrier which has issued a policy of insurance with respect to the Property of any defects or deficiencies or requesting the performance of any repairs, alterations or other work with respect to the Property.

         (ai) DISCLOSURE GENERALLY. The representations and statements made by or on behalf of Lessee in connection with this Lease, including representations and statements in each of the Lease Documents, do not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading. No written information, exhibit, report or financial statement furnished by Lessee to Agent or any Lessor in connection with this Lease, or any Lease Document, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

         (aj) SOLVENCY. Lessee is, and after giving effect to the transactions contemplated hereby, will be, Solvent. "Solvent" means that the aggregate present fair saleable value of Lessee's assets is in excess of the total amount of its probable liability on its existing debts as they become absolute and matured, Lessee has not incurred debts beyond its foreseeable ability to pay such debts as they mature, and Lessee has capital adequate to conduct the business it is presently engaged in or is about to engage in.


         SECTION 3. CONDITIONS TO CLOSING. The obligation of the Lessors to acquire the Property to be purchased and leased on the Closing Date is subject to: (I) receipt of a Closing Date Notice for the Closing Date at least five Euro-Dollar Business Days prior to the Closing Date; (II) performance by the Lessee of all of its obligations under this Lease required to be performed on and as of the Closing Date; (III) the fact that no Event of Loss has occurred with respect to any of the Property to be purchased and leased on the Closing Date; and (IV) the satisfaction of the following further conditions:

              (a) receipt by the Agent on behalf of the Lessors of the Assignment of Improved Real Property Purchase and Sale Agreement duly executed by the Lessee;

              (b) receipt by the Agent on behalf of the Lessors of the Deed, the Bill of Sale and Assignment, and the Seller Ancillary Transfer Documents duly executed (and notarized, where applicable) by the Seller;

              (c) on and as of the Closing Date no Event of Default or Unmatured Event of Default shall have occurred and be continuing;

              (d) the representations and warranties contained in this Lease and the other Lease Documents which have then been executed and delivered by the Lessee shall be true on and as of the Closing Date as though made on and as of the Closing Date, the Lessors shall have good and marketable title to the Property to be purchased and leased on the Closing Date, free and clear of any and all Liens other than Permitted Liens;

              (e) receipt by the Agent on behalf of the Lessors of certified copies of all corporate action taken by the Lessee to authorize the execution, delivery and performance of this Lease and the other Lease Documents delivered on the Closing Date, good standing certificates of the Lessee in its state of incorporation and in states where Lessee is required to qualify to do business, together with a certificate of the Secretary or Assistant Secretary of

    Lessee as to the charter, by-laws of Lessee and such other corporate documents and other papers as the Agent may reasonably request;

              (f) on the Closing Date the filing for recording of the Memorandum of Lease in the office of the county recorder of the county in which the Land is located shall have duly occurred, or the same shall have been delivered to Title Company with recording instructions satisfactory to the Agent;

              (g) on the Closing Date the filing for recording of the Deed of Trust in the office of the county recorder of the county in which the Land is located shall have duly occurred, or the same shall have been delivered to Title Company with recording instructions satisfactory to the Agent;

              (h) on the Closing Date all filings or recordings necessary or advisable, in the opinion of the Agent (including, but not limited to, filings of UCC-1 financing statements in the office of the California Secretary of State) to perfect the right, title and interest of the Agent on behalf of the Lessors in and to the Personal Property purchased and leased on the Closing Date shall have been duly made (or duly executed and appropriately completed UCC-1 financing statements shall have been delivered to a filing service satisfactory to the Agent with filing instructions satisfactory to the Agent);

              (i) receipt by the Agent on behalf of the Lessors of opinions of Messrs Morrison & Foerster LLP, special counsel for the Lessee, each dated the Closing Date, and substantially in the forms included in Exhibit F hereto (the Lessee hereby instructing such counsel so to deliver such opinions to the Agent);

              (j) receipt by the Agent on behalf of the Lessors of the evidence of insurance referred to in Section 11 (e) hereof;

              (k) receipt by the Agent on behalf of the Lessors of a certificate, dated the Closing Date, of a duly Authorized Officer of Lessee as to the incumbency, and setting forth a specimen signature, of each of the persons (i) who has signed this Lease on behalf of Lessee; (ii) who will sign the other applicable Lease Documents on behalf of Lessee; and
    (iii) who will, until replaced by other persons duly authorized for that purpose, act as the representatives of Lessee for the purpose of signing documents in connection with the Lease Documents and the transactions contemplated hereby;

              (l) receipt by the Agent on behalf of the Lessors of a certificate, dated the Closing Date, of an Authorized

    Officer of Lessee stating that the representations and warranties contained in Section 2 hereof are true and correct on and as of the Closing Date as though made on and as of the Closing Date;

              (m) receipt by the Agent on behalf of the Lessors of such other documents and information with respect to the matters contemplated hereby as the Agent or any Lessor may reasonably request;

              (n) on the Closing Date, the Lessee shall have paid to the Agent for the account of the Lessors (pro rata according to their respective Commitment Percentages) a fee equal to 0.45% of the Commitment on the Closing Date;

              (o) on the Closing Date, the Lessee shall have paid, or reimbursed the Agent, for all costs and expenses (including without limitation the fees of counsel in the amount of $50,000, and disbursements of counsel) incurred by it in connection with the negotiation, execution and delivery hereof and of the other Lease Documents on the transactions occurring on the Closing Date; provided, however, at Lessee's option (to be elected in writing prior to the Closing Date), the same may be capitalized and added to the Aggregate Lease Investment Balance;

              (p) Agent shall have received on behalf of the Lessors an Appraisal in form and substance satisfactory to Agent, as to the Fair Market Sales Value of the Property as of the Closing Date and as of the end of the Initial Term and the Renewal Term of the Property;

              (q) Agent shall have received on behalf of the Lessors an Environmental Audit of the Real Property in form and substance acceptable to Agent in its sole and absolute discretion; Agent acknowledges receipt and approval of the Environmental Audit titled Limited Site Assessment prepared by SECOR International Incorporated and dated February 13, 1996, and based thereon, Agent acknowledges that this condition 3 (q) has been satisfied;

              (r) Lessee shall have elected to cause Collateralization to become in effect by taking the actions set forth in Section 4 (g) (v); and

              (s) Agent shall have received a Signing Certificate from Lessee.

         SECTION 4.     PURCHASE AND LEASE OF PROPERTY.

         (a) PURCHASE BY LESSOR AND LEASE BY LESSEE. On the Closing Date, upon satisfaction or waiver of each of the conditions set forth in Section 3 hereof:

         (i) pursuant to the Deed, the Bill of Sale and Assignment, the Seller Ancillary Transfer Documents and the Improved Real Property Purchase and Sale Agreement, Lessee shall cause the Seller to transfer to the Agent on behalf and for the benefit of the Lessors, and the Agent shall purchase the Property on behalf and for the benefit of the Lessors;

         (ii) in consideration therefor, the Agent, on behalf and for the benefit of the Lessors, shall pay to the Seller the amount provided for in
    Section 4(d) hereof; and

         (iii) the Agent, on behalf of the Lessors, shall lease to Lessee the Property so purchased by the Agent (on behalf of the Lessors) from Seller on such Closing Date, and Lessee shall accept delivery of, and lease from the Lessors such Property pursuant to this Lease.

         (b) EACH LESSOR TO HAVE AN UNDIVIDED INTEREST. Each Lessor shall hold an undivided interest in the Property purchased from Seller and leased to Lessee such interest being equal to such Lessor's Commitment Percentage of the Aggregate Property Cost.

         (c) FUNDING TO AGENT. On the Closing Date, subject to the terms and conditions hereof, and in reliance on the representations and warranties contained herein or made pursuant hereto, each Lessor agrees severally to transfer to the Agent on such Closing Date an amount equal to the product of (i) Aggregate Property Cost specified in the Closing Date Notice with respect thereto, MULTIPLIED by (ii) such Lessor's Commitment Percentage (each such transfer being referred to herein as a "FUNDING"). Remittances pursuant to this
Section 4 shall be made in immediately available federal funds by wire transfer to the account of the Agent set forth below (or as otherwise specified by the Agent to each Lessor from time to time not less than three calendar days prior to the date of the requested Funding) and must be received by the Agent by 11:00 a.m., New York time on the Closing Date:

    Morgan Guaranty Trust Company of New York
    ABA Routing No. 021 000 238
    For credit to: The Sumitomo Bank Limited, New York Branch
    Acct. No.: 631-28-256
    Further Credit to: Sumitomo Bank Leasing and Finance, Inc.
    Acct. No.: 283 572

In no event shall any Lessor be required to provide funds under this Agreement in an aggregate amount exceeding such Lessor's

Commitment. In no event shall the Lessors be obligated to acquire Property hereunder in excess of an Aggregate Property Cost that is greater than the Total Commitment.

         (d) FUNDING BY AGENT. On the Closing Date, upon satisfaction or waiver of each of the conditions set forth in Section 3 hereof, in consideration of the acquisition of Property by the Agent on behalf of the Lessors, the Agent, on behalf and for the benefit of the Lessors, shall pay to the escrow holder under the Improved Real Property Purchase and Sale Agreement, in accordance with the instructions set forth below, an amount equal to the Aggregate Property Cost. Such payment shall be in immediately available federal funds remitted by wire transfer to the account of Lessee specified below or to such other account (at a commercial bank in the continental United States) of Lessee as may be specified by it in the Closing Date Notice with respect to the Closing Date.

    ESCROW HOLDER ACCOUNT:

              Bank:          Union Bank -- Los Angeles
                             for Office No. 715
                             1800 Harrison Street
                             Oakland, California 94612

              ABA Routing #: 1220 00 496
              Account #:     715 00 820 26
              Payee:         First American Title Guaranty Company
              Reference:     Office No. 282-05
                             Escrow No. 510514
                             Escrow Officer: Susan Melton


         (e) ACKNOWLEDGMENT BY LESSEE OF ACCEPTANCE AND SUITABILITY OF PROPERTY. On the Closing Date, execution and delivery by Lessee of the Lease Supplement shall constitute: (i) acknowledgement by Lessee that the Property has been delivered to Lessee in good condition and has been accepted for lease hereunder by Lessee as of such Closing Date and (ii) acknowledgement by Lessee that the Property is subject to all of the covenants, terms and conditions of this Lease, such Lease Supplement and any other applicable Lease Documents.

         (f) TRANSFER TO LESSEE UPON FAILURE TO FUND. If on the Closing Date Seller shall have failed to receive the Aggregate Property Cost for the Property to be paid for on the Closing Date pursuant to Section 4(d) hereof, then upon request of Lessee, the Agent, on behalf of the Lessors, shall transfer to Lessee, on an "as-is" "where-is" basis and without any representation or warranty of any kind, express or implied, whatever title to the Property it may have by quitclaim deed (except that the Agent shall make the Agent's Representations outside of the delivery of such deed) and the Agent shall execute and deliver such UCC termination statements and other documents with respect to the Property reasonably requested by Lessee to terminate the liens and security interests in the Property granted pursuant to this Lease. Concurrently with such transfer, Lessee shall refund to the Agent any amounts of Aggregate Property Cost actually paid to Lessee for the Property.

         (g)  COLLATERALIZATION.

              (i)  DEFINED.  As used in this Lease, the term
"COLLATERALIZATION" shall mean that (A) Lessee has pledged (on behalf of the Lessors) debt securities issued by the U.S. government with a maturity of three years or less (the "GOVERNMENT SECURITIES") in an amount equal to 102% of the Risk Amount, to Agent as security for Lessee's obligations under this Lease; and
(B) such pledge has been made in accordance with the terms of this Lease.

              (ii) MANDATORY COLLATERALIZATION AFTER CLOSING. Upon the occurrence of a Triggering Event, Lessor shall have the option to require the Lessee to take such steps as are necessary to cause Collateralization to become in effect not later than two Business Days after the occurrence of the Triggering Event. "TRIGGERING EVENT" shall mean that any one of the financial tests set forth on Exhibit S shall have occurred.

              (iii) OPTIONAL COLLATERALIZATION AFTER CLOSING.

                   (1)  GENERALLY.  Subject to the limitations contained in
Section 4(g)(iii)(2), Lessee shall have the option (the "COLLATERALIZATION OPTION") to cause Collateralization to become in effect by delivering written notice (the "COLLATERALIZATION NOTICE") to Agent requesting that Collateralization become in effect, and by complying with the provisions of
Section 4(g)(v). Collateralization shall become in effect on the first day of the first Rent Period (a "First Rent Period Day") commencing after the later of
(A) the date of Agent's receipt of the Collateralization Notice or (B) the date that Lessee has complied with the provisions of Section 4(g)(v) (the "Satisfaction Day"); provided, however, that if such First Rent Period Day falls within the ten (10) Business Day period after the Satisfaction Day, then Collateralization shall become in effect on the first day of the second Rent Period commencing after the Satisfaction Day.

                   (2) LIMITATIONS. Lessee may not exercise the Collateralization Option unless more than twelve (12) consecutive months shall have elapsed since the Uncollateralization Option, as defined in Section 4(g)(iv)(1), shall have last become effective pursuant to said Section.

              (iv) DISCONTINUING COLLATERALIZATION.

                   (1)  GENERALLY.  Subject to the limitations contained in
Section 4(g)(iv)(2), Lessee shall have the option (the "UNCOLLATERALIZATION OPTION") to cause Collateralization to cease to be in effect by delivering written notice (the "UNCOLLATERALIZATION NOTICE") to Agent requesting that Collateralization no longer be in effect. Collateralization shall cease to be in effect on the first day of the first Rent Period commencing after the date of Agent's receipt of the Uncollateralization Notice, except that if such day falls within the ten (10) Business Day period after Agent's receipt of the Uncollateralization Notice, then Collateralization shall cease to be in effect on the first day of the second Rent Period commencing after the date of Agent's receipt of the Uncollateralization Notice. Agent shall instruct the Custodian to cause the Government Securities together with all interest accrued thereon to be returned to Lessee (or to such other party as Lessee may direct in the Uncollateralization Notice) within twenty (20) Business Days after Collateralization ceases to be in effect.

                   (2) LIMITATIONS. Lessee may not exercise the Uncollateralization Option:

                        (A)  if a Triggering Event has ever occurred; or

                        (B)  while an Unmatured Event of Default exists; or

                        (C) if Lessee has failed to satisfy Agent that Lessee is prepared to fully and completely perform each obligation of Lessee under this Lease that is required to be performed during that time that Collateralization is not in effect (including, without limitation, the obligation of Lessee to maintain earthquake insurance pursuant to Section 11(b)); or

                        (D) unless more than twelve (12) consecutive months shall have elapsed since Collateralization shall have last become in effect; or

                        (E) unless Agent shall have first notified Lessee in writing that Agent has determined, in Agent's reasonable discretion, that Agent has entered into (or is prepared to enter into) an agreement with a third party or parties pursuant to which the right to receive some or all of the Base Rent, Additional Base Rent and Additional Rent to be paid by Lessee under this Lease shall be transferred.

              (v) EFFECTING COLLATERALIZATION. At such time as Collateralization is to become in effect pursuant to this Lease, Lessee shall
(A) to the extent it has not previously done so, execute and deliver the Security Agreement to Agent, (B) cause the Government Securities to be delivered to the Custodian in accordance with the Security Agreement, and (C) take all such other action as required by Agent to cause Collateralization to become in effect.

              (vi) ADJUSTMENT OF COLLATERALIZATION. In the event that the aggregate value (as determined by Custodian pursuant to the Security Agreement) of the Government Securities decreases below 102% of the Risk Amount, then Lessee shall, within two Business Days after notice by Custodian or Agent, deposit sufficient Government Securities with Custodian to cause the aggregate value (as determined by Custodian pursuant to the Security Agreement) of the Government Securities to equal 102% of the Risk Amount. In the event that the aggregate value (as determined by Custodian pursuant to the Security Agreement) of the Government Securities increases above 102% of the Risk Amount, Agent or Custodian shall notify Lessee of such event, and upon Lessee's written request, Agent shall, within two Business Days thereafter, instruct the Custodian to release sufficient accrued interest (first) and Government Securities (next) to Lessee to cause the aggregate value (as determined by Agent in its sole and absolute discretion) of the Government Securities to equal 102% of the Risk Amount.

    (h) RELATIONSHIP WITH CERTAIN OCCUPANTS. Lessee accepts the assignment of Lessors' interest in and to the Existing Tenancies (including, without limitation, the right to receive all rents, additional rents and security deposits thereunder, subject to the terms of this Lease) and covenants to perform each and every obligation of the named landlord thereunder. Lessee may modify, extend (not later than the end of the Term) or terminate any of the Existing Tenancies without the prior consent of Lessor, provided that no action on the part of Lessee with respect to the Existing Tenancies may decrease the Fair Market Sales Value of the Property as of the end of the Initial Term and the Renewal Term of the Property (as previously determined by the Appraisal to be delivered pursuant to Section 3(p)) as determined by Agent in its sole and absolute discretion.

         SECTION 5.     PAYMENT ABSOLUTE, NO WARRANTIES.

         (a) Each payment of Base Rent, Additional Base Rent, Additional Rent and any other amount due hereunder or under any other Lease Document made by Lessee shall be final (absent manifest error).

         (b) LESSEE HAS SELECTED OR SHALL SELECT THE PROPERTY LEASED HEREUNDER ON THE BASIS OF ITS OWN JUDGMENT. NEITHER THE AGENT NOR ANY LESSOR NOR ANY AFFILIATE OF EITHER MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, AS TO THE SAFETY, TITLE, CONDITION, QUALITY, QUANTITY, FITNESS FOR USE, MERCHANTABILITY, CONFORMITY TO SPECIFICATION, OR ANY OTHER CHARACTERISTIC, OF ANY ITEM OF THE PROPERTY, OR AS TO WHETHER THE PROPERTY OR THE OWNERSHIP, USE OR POSSESSION THEREOF COMPLIES WITH ANY LAWS, RULES, REGULATIONS OR REQUIREMENTS OF ANY KIND. AS BETWEEN THE LESSEE ON THE ONE HAND, AND THE LESSORS, THE AGENT OR ANY INDEMNIFIED PERSON ON THE OTHER HAND, LESSEE ASSUMES ALL RISKS ARISING FROM THE PROPERTY.

         (c) This Lease is a net lease and the obligations of the Lessee to pay all amounts payable (including specifically and without limitation amounts payable pursuant to this Lease under Sections 7, 8, 12 and 13 hereof) shall be absolute and unconditional under any and all circumstances of any kind or description, and such amounts shall be paid without, and Lessee hereby waives, any notice, demand, defense, set-off, deduction or counterclaim and without abatement, suspension, deferment, diminution or reduction arising from any matter whatsoever, and any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall the obligations of the Lessee hereunder be affected by reason of, including without limitation:

              (i) ANY DEFECT IN THE CONDITION, MERCHANTABILITY, DESIGN, CONSTRUCTION, QUALITY OR FITNESS FOR USE OF THE PROPERTY OR ANY PART THEREOF, OR THE FAILURE OF THE PROPERTY TO COMPLY WITH ALL REQUIREMENTS OF LAW, INCLUDING ANY INABILITY TO OCCUPY OR USE THE PROPERTY BY REASON OF SUCH NON-COMPLIANCE;

              (ii) ANY DAMAGE TO OR DESTRUCTION OF, REMOVAL, ABANDONMENT, SALVAGE, LOSS, FAILURE OR DELAY IN DELIVERY, THEFT, CESSATION OF THE USE OR POSSESSION OF ANY ITEM OF PROPERTY BY LESSEE FOR ANY REASON WHATSOEVER AND OF WHATEVER DURATION, OR ANY CONDEMNATION, CONFISCATION, REQUISITION, SEIZURE, PURCHASE, TAKING OR FORFEITURE OF ANY ITEM OF PROPERTY, IN WHOLE OR IN PART, OR ANY CONTAMINATION OF OR RELEASE FROM, THE PROPERTY OR ANY PART THEREOF;

              (iii) ANY RESTRICTION, PREVENTION OR CURTAILMENT OF OR INTERFERENCE WITH ANY USE OF THE PROPERTY OR ANY PART THEREOF INCLUDING EVICTION;

              (iv) ANY DEFECT IN TITLE TO OR RIGHTS TO THE PROPERTY OR ANY LIEN ON SUCH TITLE OR RIGHTS OR ON THE PROPERTY (OTHER THAN LESSOR LIENS);

              (v) ANY CHANGE, WAIVER, EXTENSION, INDULGENCE OR OTHER ACTION OR OMISSION OR BREACH IN RESPECT OF ANY OBLIGATION OR LIABILITY OF OR BY THE LESSOR;

              (vi) ANY BANKRUPTCY, INSOLVENCY, REORGANIZATION, COMPOSITION, ADJUSTMENT, DISSOLUTION, LIQUIDATION OR OTHER LIKE PROCEEDINGS RELATING TO THE LESSEE OR ANY OTHER PERSON, OR ANY ACTION TAKEN WITH RESPECT TO THIS LEASE BY ANY TRUSTEE OR RECEIVER OF THE LESSEE OR ANY OTHER PERSON, OR BY ANY COURT, IN ANY SUCH PROCEEDING;

              (vii) ANY CLAIM THAT THE LESSEE HAS OR MIGHT HAVE AGAINST ANY PERSON, INCLUDING WITHOUT LIMITATION THE LESSOR AND ANY VENDOR, MANUFACTURER, CONTRACTOR OR ARCHITECT OF OR FOR ANY PORTION OF THE PROPERTY;

              (viii) ANY FAILURE ON THE PART OF THE LESSOR TO PERFORM OR COMPLY WITH ANY OF THE TERMS OF THIS LEASE (OTHER THAN PERFORMANCE BY LESSOR OF ITS OBLIGATIONS SET FORTH IN SECTION 4(d) HEREOF), OF ANY OTHER LEASE DOCUMENT OR OF ANY OTHER AGREEMENT;

              (ix) ANY INVALIDITY OR UNENFORCEABILITY OR ILLEGALITY OR DISAFFIRMANCE OF THIS LEASE AGAINST OR BY THE LESSEE OR ANY PROVISION HEREOF OR ANY OF THE OTHER LEASE DOCUMENTS OR ANY PROVISION THEREOF;

              (x) THE IMPOSSIBILITY OR ILLEGALITY OF PERFORMANCE BY THE LESSEE, THE LESSOR OR BOTH, OR ANY FAILURE TO OBTAIN, OR THE EXPIRATION, SUSPENSION OR OTHER TERMINATION OF, OR INTERRUPTION TO, ANY REQUIRED LICENSES, PERMITS, CONSENTS, AUTHORIZATIONS, APPROVALS OR OTHER LEGAL REQUIREMENTS;

              (xi) ANY ACTION BY ANY COURT, ADMINISTRATIVE AGENCY OR OTHER GOVERNMENTAL AUTHORITY;

              (xii) THE INVALIDITY OR UNENFORCEABILITY OF THIS LEASE OR ANY OTHER LEASE DOCUMENT AS AGAINST THE AGENT OR ANY LESSOR OR ANY LACK OF POWER OR AUTHORITY OF LESSEE TO ENTER INTO THIS AGREEMENT OR ANY OTHER LEASE DOCUMENT;

              (xiii) THE FAILURE OF LESSOR TO DISCLOSE TO LESSEE THE PRESENCE OF HAZARDOUS MATERIALS ON, ABOUT OR UNDER THE PROPERTY, IT BEING ACKNOWLEDGED THAT LESSOR HAS NOT EVER BEEN IN POSSESSION OF THE PROPERTY AND IS RELYING ENTIRELY UPON THE REPRESENTATIONS OF LESSEE AS TO THE PRESENCE OF HAZARDOUS MATERIALS ON, ABOUT OR UNDER THE PROPERTY;

              (xiv) ANY RESTRICTION, PREVENTION OR CURTAILMENT OF OR INTERFERENCE WITH ANY CONSTRUCTION ON OR ANY USE OF THE PROPERTY OR ANY PART THEREOF; OR

              (xv) ANY OTHER CIRCUMSTANCES OR HAPPENING WHATSOEVER, WHETHER OR NOT SIMILAR TO ANY OF THE FOREGOING, WHETHER OR NOT THE LESSEE SHALL HAVE NOTICE OR KNOWLEDGE OF ANY OF THE FOREGOING.

         The parties intend that the obligations of the Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of the Lessor hereunder or under any other Lease Documents and the obligations of the Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease.

         THE LESSEE HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS WHICH IT MAY NOW HAVE OR WHICH AT ANY TIME HEREAFTER MAY BE CONFERRED UPON IT, BY STATUTE OR OTHERWISE, TO TERMINATE, CANCEL, QUIT, RESCIND OR SURRENDER THIS LEASE EXCEPT IN ACCORDANCE WITH THE EXPRESS TERMS HEREOF.

         WITHOUT LIMITING THE GENERALITY OF THE PRECEDING PARAGRAPH, LESSEE SPECIFICALLY WAIVES:

              (xvi) ANY RIGHT IT MAY HAVE TO TERMINATE THIS LEASE AS A RESULT OF ANY STATUTORY PROVISION NOW OR HEREAFTER IN EFFECT PERTAINING TO THE DAMAGE AND DESTRUCTION OF THE PROPERTY, AND LESSEE EXPRESSLY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1932(2), CALIFORNIA CIVIL CODE SECTION 1933(4), AND CALIFORNIA UNIFORM COMMERCIAL CODE SECTION 10221 WITH RESPECT TO ANY DESTRUCTION OF THE PROPERTY; AND

              (xvii) ANY RIGHT IT MAY HAVE TO MAKE REPAIRS AT LESSOR'S EXPENSE UNDER SECTIONS 1941 AND 1942 OF THE CALIFORNIA CIVIL CODE OR UNDER ANY SIMILAR LAW, STATUTE, OR ORDINANCE NOW OR HEREAFTER IN EFFECT.

         (d) Notwithstanding any other provision contained in this Lease or any other Lease Document, it is specifically understood and agreed that, except as set forth in Sections 24 and 25 of this Lease, none of the Agent, nor any Lessor nor any other Indemnified Person, nor anyone acting on behalf of any of them makes any warranties or representations or has any responsibility to disclose any relevant information or has any other responsibility or duty regarding, nor has any of the Agent, any Lessor or any other Indemnified Person, or anyone acting on behalf of any of them, made any covenants or undertakings as to, the accounting treatment to be accorded the Lessee or the U.S. Federal or any state income or any other tax consequences, if any, to the Lessee as a result of or by virtue of the transactions contemplated by this Lease and the other Lease Documents.

         (e) Without in any way limiting (or otherwise affecting) the Lessee's agreements in this Section 5, the Lessors hereby agree that payments hereunder by Lessee shall not be deemed a waiver of Lessee's right to assert (by separate suit) a claim for damages by reason of the breach by any Lessor of any of its obligations hereunder.


         SECTION 6.     TERM.

         (a) The "INITIAL TERM" shall commence on the Closing Date, and shall continue until April 10, 2001, [INSERT DATE THAT IS 5 YEARS AFTER CLOSING DATE] unless sooner terminated in accordance with the provisions of this Lease.

         (b) The Lessee shall have the right pursuant to Section 15 hereof to renew the terms of this Lease on the terms and subject to the conditions therein specified.


         SECTION 7.     RENT.

         (a) Lessee hereby agrees to pay the Agent for the account of the Lessors (pro rata in accordance with their respective Outstanding Investments) rent as follows:

              (i)  on each Rent Payment Date:

                   (x) unless the provisions of Section 7(b) or Section 7(c) hereof are applicable, for each day during such Rent Period an amount equal to the product of (A) the Aggregate Lease Investment Balance MULTIPLIED by (B) the sum of the Euro-Dollar Rate for the Rent Period PLUS the Margin, MULTIPLIED by (C) 1/360;

         PROVIDED, HOWEVER, that

                   (y) to the extent that for any portion of a Rent Period the provisions of Section 7(b) or 7(c) become applicable then (I) for each day during the Base Rate Portion of such Rent Period, rent pursuant to this Section 7(a)(i) shall be determined as an amount equal to the product of (A) the Aggregate Lease Investment Balance, MULTIPLIED by (B) the Base Rate then in effect, MULTIPLIED by (C) 1/365 (or 1/366 as applicable), and (II) for each day during the Euro-Dollar Portion of such Rent Period, rent pursuant to this Section 7(a)(i) shall be determined as an amount equal to the product of (A) the Aggregate Lease Investment Balance, MULTIPLIED by (B) the sum of the Euro-Dollar Rate for such Euro-Dollar Portion plus the Margin, MULTIPLIED by (C) 1/360; and

                   (z)  as to each Rent Period, the amount payable under this
              Section 7(a)(i) shall in each case be reduced by any amount of Base Rent previously paid in respect of such Rent Period pursuant to
              Section 14, 17 or 29 hereof.

              (ii) on each Rent Payment Date set forth on Schedule 3 to the Lease Supplement, the amounts of Additional Base Rent set forth opposite such date; and

              (iii) on each Rent Payment Date an amount equal to the amount of lease or use Taxes payable by the Agent in respect of the Rent Period ending on such Rent Payment Date.

         (b)  If, with respect to any Rent Period, any Lessor determines that:
(i) deposits in Dollars (in the applicable amount) are not being offered to such Lessor in the relevant market for such Rent Period; or (ii) the Euro-Dollar Rate will not adequately and fairly reflect the cost to such Lessor of maintaining or funding its Outstanding Investment for such Rent Period; or (iii) by reason of circumstances affecting the London interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the applicable Euro-Dollar Rate; then such Lessor shall forthwith give notice thereof to the Agent, and Agent shall forthwith give notice thereof to Lessee, whereupon Base Rent of Lessee payable to Agent on behalf of such Lessor shall be determined pursuant to
Section 7(a)(i)(y) hereof, until such Lessor notifies the Agent (who shall notify Lessee) that the circumstances giving rise to such previous notification have ceased.

         (c) If, after the date of this Agreement, the adoption of any Applicable Law, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lessor with any request or directive (whether or not having the force of law) of any such Governmental Authority shall (i) make it unlawful or impossible for any Lessor to make, maintain or fund its Outstanding Investment in the euro-dollar market or (ii) make the continued ownership and leasing of the Property by such Lessor otherwise impracticable and, in either case, such Lessor shall so notify the Lessee (with a copy to the Agent), whereupon Base Rent of Lessee payable to Agent on behalf of such Lessor shall be determined pursuant to Section 7(a)(i)(y) hereof, until Lessor notifies Lessee (with a copy to the Agent) that the circumstances giving rise to such previous notification have ceased.

         (d) If (i) Lessee makes, or the Agent or any Lessor otherwise receives, any payment (as purchase price, insurance proceeds, sales proceeds or in any other manner whatsoever) of or with respect to Aggregate Lease Investment Balance or the provisions of Section 7(b) or Section 7(c) hereof become applicable on any day other than the last day of a Rent Period or (ii) the Closing Date fails for any reason to occur on the date notified by the Lessee to the Agent, the Lessee shall reimburse each Lessor (other than, in the case of clause (ii) only, any defaulting Lessor) on demand for any resulting loss or expense incurred by it including (without limitation) any net loss (or expense) incurred in obtaining, liquidating or employing deposits or swaps or comparable instruments from third parties.

         (e) Base Rent shall accrue from and including the first day of each Rent Period to, but excluding the last day of such Rent Period.

         (f) The Agent shall determine the Base Rent payable from time to time under Sections 7(a), 7(b) and 7(c) hereof, and the affected Lessor(s) shall determine amounts payable under Section 7(d) hereof, each of which determinations shall be conclusive and binding in the absence of manifest error. Agent shall supply Lessee with such bank account information as Lessee shall require to enable payment of Base Rent and Additional Rent by wire transfer of Federal funds to the account described in Section 4(c). Payment of Base Rent and Additional Rent shall be payable monthly in arrears on the fifteenth (15th) day of each calendar month (the "INVOICE DUE DATE"), except that the last installment of Base Rent and Additional Rent hereunder shall be due and payable on the last day of the Term. No sooner that ten (10) days prior to the due date for any installment of Base Rent or Additional Rent under this Lease, Agent shall deliver to Lessee a written notice containing the exact dollar amount of the Base Rent and the Additional Base Rent that is due on such Invoice Due Date (the "Invoice"). If Agent fails to send the Invoice, Lessee shall pay the amount shown on the previous month's Invoice, and any shortfall or overpayment shall be charged or credited to Lessee on the following month's Invoice.


         SECTION 8.     OTHER PAYMENTS.

         (a) If, as a result of changes in Regulation D occurring after the Closing Date, Regulation D shall require reserves actually to be maintained in connection with any Outstanding Investment or any Eurocurrency Liabilities with respect thereto of any Lessor, such Lessor may require Lessee to pay (and Lessee hereby agrees to pay) to the Agent for the account of such Lessor an amount in addition to Base Rent with respect to such Outstanding Investment equal to the amount by which the maintenance of such reserves reduces the return which would otherwise be realized by such Lessor on its Outstanding Investment in respect of the current Rent Period. Any Lessor wishing to require such payment with respect to its Outstanding Investment or any Eurocurrency Liabilities with respect thereto shall give notice thereof to Lessee (with a copy to the Agent) at least three (3) Business Days prior to the last day of the Rent Period in respect of which such payment is sought and the Lessee shall pay the additional amount as so notified on the last day of such Rent Period. Once given, each such notice by a Lessor shall be deemed automatically to continue in effect and apply to the full amount of such Lessor's Outstanding Investment until such Lessor revokes such notice. At such time, if any, as such Lessor shall not be required so to maintain reserves, such Lessor agrees so to notify Lessee (with a copy to the Agent).

         (b) If after the date hereof, the adoption of any Applicable Law, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance by any Lessor or its Funding Office with any request or directive, whether or not having the force of law, of any such Governmental Authority:

         (1) shall subject such Lessor to any Tax with respect to its Outstanding Investment, or shall change the basis of taxation of payments to such Lessor in respect of any portion of its Outstanding Investment or in respect of any other amounts due under this Lease (except for changes in the rate of Tax on the overall net income of such Lessor imposed by the jurisdiction in which such Lessor's principal executive office or its Funding Office is located); or

         (2) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Reserve Percentage), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Lessor or such Lessor's Funding Office or shall impose on such Lessor or its Funding Office or on the London interbank market any other condition affecting its Outstanding Investment;

and the result of any of the foregoing is to increase the cost to such Lessor of making or maintaining Outstanding Investment, or to reduce the amount of any sum received or receivable by such Lessor under this Lease, then, within 15 days after written demand (which demand shall be accompanied by a statement setting forth the basis for such demand) delivered to the Lessee by such Lessor (with a copy to the Agent), the Lessee agrees to pay to the Agent for the account of such Lessor, on an After-Tax Basis, such additional amount or amounts as will compensate such Lessor for such increased cost or reduction.

         (c) If, after the date hereof, any Lessor shall have reasonably determined that the adoption after the date hereof of any Applicable Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy, whether or not having the force of law, of any such Governmental Authority, has or would have the effect of reducing the rate of return on the capital of such Lessor (or its parent) as a consequence of its obligations hereunder to a level below that which such Lessor (or its parent) could have achieved but for such adoption, change or compliance (taking into consideration such Lessor's (or its parent's) policies with respect to capital adequacy), then from time to time, within 15 days after written demand (which demand shall be accompanied by a statement setting forth the basis for such demand) delivered to the Lessee by such Lessor (with a copy to the Agent) by such Lessor (with a copy to the Agent), the Lessee will pay to the Agent for the account of such Lessor such additional amount or amounts as will compensate such Lessor (or its parent) for such reduction.

         (d) Each Lessor promptly shall notify Lessee of any event of which it has actual knowledge, occurring after the date of this Agreement which will entitle such Lessor to compensation pursuant to Section 8(a), 8(b) or 8(c) and will designate a different Funding Office if such designation will avoid the need for, or reduce the amount of such compensation and will not, in such Lessor's sole judgment, be otherwise disadvantageous to such Lessor; provided, however, that each Lessor shall be barred from claiming compensation under Sections 8(a), 8(b) or 8(c) for such matters arising as a result of actions or omissions of such Lessor occurring prior to the forty-five (45) day period preceding the date of the notice if such Lessor failed to previously claim such compensation when such Lessor had actual written notice of the action or omission entitling it to compensation, the amount of the compensation was computed and undisputed, and the Lessor nevertheless failed to previously claim it. A certificate of any Lessor claiming compensation under Section 8(a), 8(b) or 8(c) hereof and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lessor may use any averaging and attribution methods deemed reasonable by such Lessor.

         (e) Unless an amount equal to the Total Commitment is disbursed on the Closing Date, the Lessee shall pay to the Agent:

              (i)  While Collateralization IS in effect:

                   (A) on behalf of the Debt Lessors a fee (the "Debt
              Commitment Fee") on the last day of each calendar month equal to the product of (x) 0.15% multiplied by (y) 1/360 multiplied by
              (z) for each day since the prior date on which a Debt Commitment Fee was paid or, before any such Debt Commitment Fee has been paid, since the date this Agreement was executed and delivered, the Aggregate Debt Lessor Commitment less the Debt Portion Property Cost outstanding on such day.

                   (B) on behalf of the Equity Lessors a fee (the "Equity
              Commitment Fee") on the last day of each calendar month equal to the product of (x) 0.25% multiplied by (y) 1/360 multiplied by
              (z) for each day since the prior date on which a Equity Commitment Fee was paid or, before any such Equity Commitment Fee has been paid, since the date this Agreement was executed and delivered, the Aggregate Equity Lessor Commitment less the Equity Portion Property Cost outstanding on such day.

              (ii) While Collateralization is NOT in effect:

                   (A) on behalf of the Debt Lessors a fee (the "Debt
              Commitment Fee") on the last day of each calendar month equal to the product of (x) 0.25% multiplied by (y) 1/360 multiplied by
              (z) for each day since the prior date on which a Debt Commitment Fee was paid or, before any such Debt Commitment Fee has been paid, since the date this Agreement was executed and delivered, the Aggregate Debt Lessor Commitment less the Debt Portion Property Cost outstanding on such day.

                   (B) on behalf of the Equity Lessors a fee (the "Equity
              Commitment Fee") on the last day of each calendar month equal to the product of (x) 0.375% multiplied by (y) 1/360 multiplied by
              (z) for each day since the prior date on which a Equity Commitment Fee was paid or, before any such Equity Commitment Fee has been paid, since the date this Agreement was executed and delivered, the Aggregate Equity Lessor Commitment less the Equity Portion Property Cost outstanding on such day.

         (f) Without prejudice to the full exercise by the Agent and the Lessors of rights under Sections 20 and 21 hereof and other remedies of the Agent and the Lessors, the Lessee shall pay to the Agent for the account of the Lessors (pro rata in accordance with their respective Outstanding Investments or, in the case of amounts payable for the account of a particular Lessor, for the account of such Lessor) from time to time, on demand, an amount equal to (i) any amount not paid by the Lessee to the Agent or the Lessors as provided in the Lease Documents on or before the date such payments are due, MULTIPLIED by (ii) the Overdue Rate, and by (iii) a fraction having a numerator equal to the number of days in the period from and including such due date to but excluding the date of payment thereof and a denominator of 365. The Lessee shall also pay to the Agent and the Lessors an amount equal to any costs or expenses incurred by any and all of them in collecting such unpaid sums or any other amounts due and unpaid under the Lease Documents; such payment shall be made on demand after written notice by the Agent or the applicable Lessor to the Lessee of such costs or expenses.

         (g) Base Rent, Additional Base Rent, Additional Rent and any other amount payable by the Lessee to the Agent or the Lessors shall be paid in immediately available funds by 1:00 p.m. New York time, on the date due, to the Agent to the account specified in Section 4(c) hereof or to such other account as may be specified in writing by the Agent. For all purposes of this Agreement any payment received by the Agent after 1:00 p.m. New York time on a Business Day shall be deemed received on the next Business Day.

         (h) The Lessee's obligations under Sections 8, 12 and 13 hereof are independent, but are not intended to result in duplicative payments being made by the Lessee.

         SECTION 9.     RESTRICTED USE; COMPLIANCE WITH LAWS.

         (a) So long as no Event of Default shall have occurred and be continuing, Lessee may use the Property in any manner which is in compliance with Applicable Law and is consistent with the purpose for which it was designed. Agent acknowledges that the tenancies of LTX Corporation and Sony Electronics Inc. are uses of the Property that are consistent with the purposes for which it was designed. Lessee shall comply and shall cause all Persons operating or using Property to comply with all Insurance Requirements and Applicable Law regarding the Property. Lessee will not do or permit any act or thing which is contrary to any Applicable Law or Insurance Requirement or which is reasonably likely to materially impair the value, residual value, utility or condition of the Property; provided, however that the foregoing clause shall not be construed to limit Lessee's right to maintain a Permitted Contest. Lessee shall cause to be obtained and maintained all licenses, consents, approvals and authorizations of, and filings and registrations with, any Governmental Authority or other Person necessary for the performance by the Lessee of its obligations under the Lease Documents or any agreement or instrument required thereunder. During the Initial Term or the Renewal Term, if any, and so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, the Lessors each covenant and agree that the Lessee shall have the right to peaceful, quiet and uninterrupted use and enjoyment of the Property subject to the other terms and conditions provided in the Lease Documents without any interference, hindrance, ejection or molestation by or from the Agent or the Lessors.

         (b) Lessee shall, at its own sole cost and expense, promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations, and take such further actions as the Agent or any Lessor shall from time to time reasonably request in order to establish, perfect and maintain the Agent's title to and interest in this Lease and in the Property (on the behalf of the Lessors) as against Lessee or any third party in any applicable jurisdiction. Lessee shall not, without the prior written consent of the Agent, which shall not be unreasonably withheld, remove any item of Personal Property or any Fixture from the Real Property; provided, that Lessee shall have the right to remove any property which (i) ceases to be Personal Property or Fixtures leased hereunder pursuant to the provisions of Section 14, 15, 17 or 29 hereof or (ii) has been removed temporarily so that Lessee may perform its obligations under Section 10 hereof. Notwithstanding the foregoing, Lessee may not: (I) change its name or the location of its principal place of business or chief executive office (as specified in Section 2(g)(i), 2(i) hereof) or (II) change the location of any item of Personal Property or Fixtures (as so specified), in the case of clause (I) or (II), without first taking appropriate measures to maintain the perfection and priority of the security interest therein granted pursuant to Section 29 hereof.

         (c) Lessee shall use reasonable precautions to prevent loss or damage to the Property and to prevent injury to third Persons (and, in any event, at least (i) in accordance with manufacturers' recommendations and industry standards; and (ii) in a manner consistent with the stricter of Insurance Requirements or Applicable Laws). Lessee shall cooperate fully with the reasonable requests of the Agent and the Lessors and all insurance companies providing insurance pursuant to Section 11 hereof in the investigation and defense of any claims or suits arising from the use, occupancy, construction, installation, repair, maintenance or replacement of Property, PROVIDED that nothing contained in this Section 9(c) shall be construed as imposing on the Agent or any Lessor any duty to investigate or defend any such claims or suits or as a waiver of any of the Lessee's rights with respect thereto.

         (d) Lessee shall keep according to its customary practice accurate and current records of the ownership and operation of the Property. The Agent and the Lessors or any of their authorized representatives, upon reasonable advance written notice to the Lessee, may inspect the Property and Lessee's records applicable thereto during reasonable business hours from time to time, any such inspection to be at the expense of the Lessee if it is conducted at a time when an Event of Default has occurred and is continuing.

         (e) The Lessee shall not without prior written consent of the Agent permit, or suffer to exist, any Lien on the Property other than Permitted Liens.

         (f) The Lessee shall not suffer to exist any judgment, decree or order of any court or other Governmental Authority (including, without limitation, any Federal, state or local Tax Lien, other than a Permitted Lien),
(i) on any Property or (ii) which is reasonably likely to interfere with the due and timely payment by Lessee of any sum payable or the exercise of any of its rights or the performance of any of its duties or responsibilities (including without limitation under Section 17 hereof) under this Lease or the other Lease Documents unless such judgment, decree or order (I) is not reasonably likely to result in a Material Adverse Effect or (II) is the subject of a Permitted Contest. The Lessee shall, on receipt of notice from the Agent or any Lessor to the effect that any such judgment, decree or order exists, promptly take such action as may be reasonably necessary to prevent or terminate such judgment, decree or order.


         SECTION 10.    MAINTENANCE, IMPROVEMENT AND REPAIR OF THE PROPERTY.

         (a) The Lessee shall pay all costs, expenses, fees and charges incurred in connection with the use, occupancy, construction, installation, repair, maintenance or replacement of Property during the Initial Term and the Renewal Term, if any, thereof. The Lessee, at its sole cost and expense, shall maintain the Property in good condition (ordinary wear and tear excepted) and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by Applicable Law and Insurance Requirements and on a basis consistent with the operation and maintenance of properties comparable in type and location to the Property and in no event less than the standards applied by the Lessee in the operation and maintenance of other comparable properties owned or leased by the Lessee or its Affiliates.

         (b) The Lessor shall under no circumstances be required to build any improvements on the Land, make any repairs, replacements, alterations or renewals of any nature or description to the Property, make any expenditure whatsoever in connection with this Lease or maintain the Property in any way. The Lessor shall not be required to maintain, repair or rebuild all or any part of the Property, and the Lessee waives any right to (i) require the Lessor to maintain, repair, or rebuild all or any part of the Property, or (ii) make repairs at the expense of the Lessor pursuant to any Applicable Law, Insurance Requirement, contract, agreement, or covenant, condition or restriction in effect at any time during the Lease Term.

         (c) The Lessee shall, upon the expiration or earlier termination of this Lease, vacate and surrender such Property, to the Lessor in the condition in which Lessee is required to maintain the Property pursuant to this Lease, unless the Lessee has purchased the Property from the Lessor as provided herein.

         (d) The Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to the Property or any part thereof and substitutions and replacements therefor (collectively, "MODIFICATIONS"); PROVIDED, HOWEVER, that: (i) except for any Modification required to be made pursuant to Applicable Law (a "REQUIRED MODIFICATION"), no Modification shall impair the value or residual value (other than to a De Minimis Amount), utility, or useful life of the Property or any part thereof from that which existed immediately prior to such Modification;
(ii) the Modification shall be completed expeditiously and in a good and workmanlike manner; (iii) the Lessee shall comply with all

Applicable Laws (including all Environmental Laws) and Insurance Requirements applicable to the Modification, including the obtaining of all permits and certificates of occupancy, and the structural integrity of the Property shall not be adversely affected; (iv) subject to Permitted Contests, the Lessee shall pay all costs and expenses and shall discharge (or cause to be insured or bonded over) within sixty (60) days after the same shall be filed (or otherwise become effective) any Liens arising with respect to the Modification; (v) such Modifications shall comply with Sections 9(a) and 10(a); and (vi) the Lessee shall be required to obtain the prior written approval of the Agent, which approval shall not be unreasonably withheld, with respect to any alterations (other than Required Modifications) that shall (A) Materially affect any structural element of the Improvements or major building system therein, or (B) cost in excess of $250,000 or (C) materially change the nature of the Improvements or the amount of usable area therein or the utility or residual value thereof as of the date hereof. All Modifications shall remain part of the Real Property and shall be subject to this Lease and title thereto shall immediately vest in the Lessor; PROVIDED, HOWEVER, that Modifications that meet each of the following conditions shall not be subject to this Lease: (x) such Modifications are not Required Modifications, (y) such Modifications were not financed by the Lessors and (z) such Modifications are readily removable without impairing the value, or residual value (other than to a De Minimis Amount) or remaining useful life of the Property. So long as no Unmatured Event of Default has occurred and is continuing, the Lessee may place upon the Property any trade fixtures, machinery, equipment or other property belonging to the Lessee or third parties and may remove the same at any time during the Term, subject, however, to the terms of Section 10(a), provided that the removal of such trade fixtures, machinery, equipment or other property does not damage or materially impair the value or residual value (other than to a De Minimis Amount), utility, or remaining useful life of the Property. Any Modification not complying with the foregoing clauses (x), (y) or (z) shall (i) be free and clear of all Liens (other than Permitted Liens) and, without necessity of further act, shall be owned by Agent (on behalf of the Lessors) and become Property for all purposes of this Lease, and (ii) be reported to Agent upon the completion thereof by the delivery of a Lease Supplement to Agent.


         SECTION 11.    INSURANCE.

         (a) LIABILITY INSURANCE. The Lessee shall, at its own cost and expense, procure or cause to be procured and maintain or cause to be maintained comprehensive general liability insurance with respect to the Property covering both bodily injury (as to all Persons, including employees of the Lessee, the Agent or the Lessors) and damage to property. Policies covering bodily injury and property damage shall provide for coverage in scope and amount consistent with both industry standards applicable to similarly situated companies and the insurance Lessee carries for similar property owned by Lessee or any of its Affiliates. If liability insurance is carried on a claims-made basis at any time during the last three years before the termination of this Lease, Lessee shall deliver to Lessor a "tail" insurance policy covering claims made or to be made within a period of not less than three years after the termination of this Lease; this covenant shall survive the termination of this Lease. The Lessee shall cause the Agent, the Lessors and their respective affiliates, officers, directors, employees and agents (the "ADDITIONAL INSUREDS") to be named as Additional Insureds in all insurance policies described in this Section 11(a) with respect to the Property.

         (b)  PROPERTY INSURANCE.

              (i) GENERALLY. The Lessee shall, at its own cost and expense, procure or cause to be procured and maintain or cause to be maintained all-risk physical damage insurance on the Property (including flood and earthquake coverage); PROVIDED, that, the amount of such insurance at any time shall be no less than the greater of (i) the then Aggregate Lease Investment Balance plus the amount of one Base Rent Payment and (ii) 100% of the replacement cost of the Property. The policy shall contain an agreed value endorsement in an amount acceptable to Agent in its sole and absolute discretion. The Agent (on behalf of the Lessors) shall be named as an additional insured, as its interests may appear, and shall be the sole loss payee in all insurance policies covering physical damage carried with respect to the Property.

              (ii) LIMITATIONS. Notwithstanding anything to the contrary contained in Section 11(b)(i):

                   (1) While Collateralization is not in effect, Lessee shall maintain earthquake insurance in an amount equal to not less than fifty percent (50%) of the Aggregate Lease Investment Balance;

                   (2) Lessee shall not be required to maintain earthquake insurance while Collateralization is in effect; provided, however, that Lessee shall maintain the earthquake coverage required under this
         Section 11(b) for a period of ninety (90) days after Collateralization ceases to be in effect for any reason.

         (c) APPROVED POLICIES. All insurance required by Sections 11(a) and 11(b) hereof shall either be approved by Agent or shall be with companies as to which A.M. Best Company (or any nationally recognized successor thereto) has a current general policyholder rating of at least "A" and a financial rating of at least XIII. All such policies (A) shall provide for at least 30 days' prior written notice to the Agent of any cancellation, lapse for non-payment of premium, non-renewal or material adverse alteration of such policies, (B) shall provide that in respect of the respective interests of the Additional Insureds in such policies the insurance shall not be invalidated by any action or inaction of the Lessee, any Person having possession with permission of the Lessee or any other Additional Insured (other than the Additional Insured claiming coverage) and shall insure the Additional Insured's interests, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Lessee, any such Person having possession or any other Additional Insured (other than the Additional Insured claiming coverage), (C) shall provide that there shall be no recourse against any Additional Insured for the payment of premiums, commissions, assessments or advances, (D) shall be primary without right of contribution from any other insurance that is carried by any Additional Insured or any other Person, (E) shall, in the case of liability policies, expressly provide that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured and Additional Insured, (F) shall waive any right of the insurers to any setoff, counterclaim or other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured to the extent of any moneys due such Person and (G) shall waive any rights of the insurers to subrogation against any Additional Insured.

         (d) USE OF INSURANCE PROCEEDS. As between the Agent and the Lessee, all insurance payments under Section 11(b) shall be paid to, or retained by, the Agent, as security for the Lessee's obligations hereunder and shall be applied as follows: so much of such payments remaining after reimbursement of the Agent for costs and expenses incurred in connection with the damage or loss of the Property shall be applied against the amounts required to be paid by the Lessee pursuant to Section 17 hereof (plus any other amounts then due and payable under the Lease Documents), if not already paid by the Lessee, or, if already paid by the Lessee, shall be applied to reimburse the Lessee for its payment of such amounts and the balance, if any, of such payment remaining thereafter shall be paid over to, or retained by, the Lessee. Any amount referred to in the preceding sentence that is payable to the Lessee shall not be paid to the Lessee if at the time of such payment an Unmatured Event of Default or an Event of Default shall have occurred and be continuing, but shall be held by the Agent as security for the obligations of the Lessee under this Lease and, at such time as there shall not be continuing any Unmatured Event of Default or any Event of Default, such amount shall, to the extent not applied to satisfy the obligations of the Lessee, be paid to the Lessee.

         The insurance required by this Section 11 may be subject to such reasonable deductible amounts, and the Lessee may self-insure such portions of the required coverage, as is customary for companies similarly situated so to self-insure provided that the aggregate self-insurance and deductibles for the insurance required by Section 11(a) or 11(b) shall be not greater than [ten percent (10%)] of the face amount of the respective policy.

         (e) The Lessee shall furnish to the Agent ACORD evidences of insurance (and not certificates of insurance) evidencing compliance by the Lessee with the provisions of Sections 11(a)-(c) hereof as of the Closing Date and, thereafter, annually prior to each anniversary of the Closing Date, but the Agent shall be under no duty to examine such certificates or to advise Lessee in the event its insurance is not in compliance herewith.

         (f) The Lessee covenants that it will not use, occupy or permit others to use or occupy the Property at any time when the insurance required by this Section 11 is not in force with respect to the Property.

         (g) If Lessee shall fail to acquire and maintain any insurance required hereby or if any required insurance shall for any cause become void, the Agent may (but without any obligation so to do and without prejudice to the Agent's or the Lessors' other rights and remedies hereunder) acquire and maintain such insurance at the cost of Lessee and Lessee will forthwith upon demand repay to the Agent all premiums and other reasonable moneys from time to time paid or payable by the Agent and the Lessors in respect of such insurance (which amount shall be certified in writing by the Agent), together with interest thereon accrued daily at the Overdue Rate.

         (h) Pro forma copies of the insurance policies, as amended and endorsed, required under this Section 11 with respect to the insurance required under this Section 11 shall be made available to Agent for inspection, upon reasonable prior notice to the Lessee.


         SECTION 12.    GENERAL INDEMNITY.

         (a) The Lessee shall indemnify, defend, protect and hold harmless, on an After Tax Basis, each Indemnified Person (whether or not such Indemnified Person is a party to any legal proceeding) from and against all liabilities, losses, obligations, claims, damages, penalties, causes of action, suits or other legal proceedings (actual or threatened, judicial, administrative or arbitral), reasonable costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) or judgments (including, without limitation, strict liability in tort) (collectively "LOSSES") of any nature, directly or indirectly, arising out of, or relating to:

         (i) this Lease or any of the other Lease Documents; or any of the transactions contemplated hereby or thereby;

         (ii) the use, occupancy, construction, installation, repair, maintenance, replacement, sale or other disposition of Property or any interest therein;

         (iii) the invalidation of any of Lessee's insurance policies required to be maintained under this Lease;

         (iv) any accident, injury or death of any person or loss of or damage to any property related to the Property;

         (v) the assertion of any claim or demand based upon any infringement or alleged infringement of any patent, trademark, license or other right, by or in respect of any item of Property;

         (vi) the inaccuracy, or alleged inaccuracy, as at any time made or in any of the Lease Documents deemed made, of any representation or warranty of Lessee contained herein; or any violation, or alleged violation, of any provision of this Lease or any other Lease Document by Lessee or of any contract or agreement to which Lessee is bound or of any Applicable Laws of any Governmental Authority or of any Insurance Requirements;

         (vii) any breach of environmental representations and warranties set forth herein, any Environmental Claim relating to the Property, or any existing or future Release of Hazardous Materials at, on, in, under, about, to or from the Property or any off-site location to which Hazardous Materials generated by Lessee or its Subsidiaries were sent for handling, treatment, storage, or disposal; or

         (viii) any breach of the covenants of Lessee with respect to the Existing Tenancies as set forth in Section 4(h), and all obligations under the Existing Service Contract Obligations.

         (b) Notwithstanding any provisions of this Section 12 to the contrary, the Lessee shall not indemnify and hold harmless any Indemnified Person under this Section 12 against any Loss: (i) to the extent arising from the Active Negligence, gross negligence or willful misconduct of such Indemnified Person; (ii) for any Tax whatsoever whether or not covered by the indemnity in Section 13 hereof (which Section 13 shall exclusively govern the availability of any indemnification for Taxes), except to the extent necessary to make payments on an After-Tax Basis; or (iii) for Losses arising from acts or conditions arising after the end of the term of this Lease except while an Event of Default is continuing, or (iv) for Losses arising in connection with any Lessor Liens. Except as set forth in the immediately preceding sentence, the indemnification provided in this Section 12 shall apply to Losses whenever arising, including without limitation, Losses arising from events or conditions occurring prior to the date hereof.

         (c) Any Indemnified Person shall notify the Lessee, promptly after such Indemnified Person's receipt of notice, or such Indemnified Person otherwise becoming aware, of any third party claim with respect to which indemnification may be sought under this Section 12 but the failure to so notify shall not, except to the extent such failure prejudices the ability of the Lessee to defend such third party claim, relieve the Lessee from any of its obligations under this Section 12 or otherwise. The Indemnified Person shall proceed to resist and dispose of such claim as it deems appropriate; PROVIDED, that, so long as no Event of Default is continuing, the Lessee may, by sending written notice to the Indemnified Person acknowledging the Lessee's indemnification obligations hereunder with respect to such claim in full, have the right to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person. If the Lessee so elects to assume the defense of such claim, any one or more of the Indemnified Persons shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person or Indemnified Persons, unless (i) the employment of such counsel has been specifically authorized in writing by the Lessee or (ii) the representation of both the Lessee and such Indemnified Person or Indemnified Persons by the same counsel would be inappropriate due to actual or potential differing interests between them. Unless an Event of Default is continuing, the Lessee shall not be liable for any settlement of any such action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff in any such action with or without consent, the Lessee agrees to indemnify and hold harmless the Indemnified Persons from and against any loss or liability by reason of such settlement or final judgment. If the Lessee elects not to participate in a third party claim, all legal and other expenses incurred by the Indemnified Person with respect to such third party claim shall be for the account of the Lessee.

         (d) The parties hereto agree that the provisions of this Section shall not be applied to indemnify any Indemnified Person for any Loss which the Lessee proves arose solely, immediately and directly from the application (in strict compliance with the provisions therefor) of the Risk Amount limitations contained in clause (y) or (z) of Section 14(b)(iii) hereof in connection with the exercise by the Lessee of the Termination Option, which exercise is permitted by, and has been consummated in strict conformity with, all limitations specified in Section 14 hereof or elsewhere herein or in any other Lease Document.


         SECTION 13.    TAXES.

         (a) The Lessee agrees promptly to pay when due, and to indemnify, defend, protect and hold each Indemnified Person, harmless from, all license and registration fees and all income, gross receipts, rental, franchise, excise, occupational, capital, value added, sales, use, ad valorem (real and personal), property (real and personal) and excise taxes, fees, levies, imposts, charges or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax and interest thereon (individually, a "TAX," and collectively called "TAXES"), howsoever imposed (whether imposed upon any Indemnified Person, all or any part of the Property or otherwise), by any federal, state or local government or taxing authority in the United States or by any foreign government, foreign governmental subdivision or other foreign or international taxing authority, upon or with respect to, based upon or measured by:

         (i) the Property or any item thereof or the receipts, earnings, gains or revenues arising therefrom or from any application or disposition thereof or any item thereof or interest therein;

         (ii) the construction, acquisition, purchase, financing, mortgaging, ownership, acceptance, rejection, delivery, leasing, subleasing, insuring, inspection, registration, possession, use, operation, presence, repair, transfer of title, modification, rebuilding, imposition of any Lien, sale or other disposition of the Property or any item thereof or interest therein;

         (iii) the payment of Base Rent, Additional Base Rent, Additional Rent, Aggregate Lease Investment Balance and other sums payable under the Lease Documents, the rentals, receipts or earnings arising from the purchase, financing, ownership, delivery, leasing, possession, use, operation, return, storage, transfer of title, sale or other disposition of the Property or any item thereof or any other interest therein;

         (iv) the Lease Documents, and any other documents or agreements executed and delivered in connection with the purchase, leasing, sale or other disposition of the Property or any item thereof or interest therein; or

         (v) otherwise in connection with any transaction contemplated by the Lease Documents.

Notwithstanding anything to the contrary contained in this Section 13(a), the application of the indemnity set forth in this Section 13(a) with respect to Taxes imposed by a state shall apply only if the state imposing the Taxes asserts jurisdiction to impose such Taxes solely by reason of the parties' having entered into this Lease. Notwithstanding the provisions of Section 12 or 13, the Lessee shall not be required to indemnify any Indemnified Person in respect of any Excluded Taxes.

         (b) The indemnity amounts payable under Subsection (a) above shall be computed on an After-Tax Basis.

         (c) Each Lessor which is a non-United States person for U.S. federal tax purposes (a "NON-UNITED STATES PERSON") agrees (to the extent it is permitted to do so under the laws and any applicable double taxation treaty of the jurisdiction of its incorporation and the jurisdiction in which its Funding Office is located) to execute and deliver to the Agent for delivery to the Lessee, before the first scheduled payment date hereunder in each calendar year, either (i) two United States Internal Revenue Service Forms 1001 or (ii) two United States Internal Revenue Service Forms 4224 together with two United States Internal Revenue Service Forms W-9, or any successor forms, or certificates or identifications, as appropriate, properly completed and claiming complete or partial, as the case may be, exemption from withholding and deduction of United States Federal Taxes. Each Lessor which is a Non-United States Person represents and warrants to the Lessee that, at the date it first became a Lessor hereunder, (x) its Funding Office is entitled to receive payments of interest hereunder without deduction or withholding for or on account of any Taxes imposed by the United States or any political subdivision thereof and (y) it is permitted to take the actions described in the preceding sentence under the laws and any applicable double taxation treaties of the jurisdictions specified in the preceding sentence.

         (d) With respect to all Taxes with respect to which indemnification may be sought above, where legally permissible, the Lessee shall prepare and timely file all reports and returns under each relevant taxing authority (and to send a copy thereof to the Agent). In all other cases, the Lessee shall notify the Agent at least 60 days prior to the due date for such reports or returns and shall prepare them on behalf of, and in a manner satisfactory to, the Agent.
The Lessee shall pay all such Taxes reflected as being due on such reports or returns directly to the relevant taxing authority. The provisions of this
Section 13(d) shall not limit the Lessee's obligations under Section 13(a).

         (e)  Each Lessor promptly shall notify Lessee, in accordance with
Section 13(h) hereof, of any event of which it has knowledge, occurring after the date of this Agreement which will entitle such Lessor to compensation pursuant to this Section 13 and will designate a different Funding Office if such designation will avoid the need for, or reduce the amount of such compensation and will not, in such Lessor's sole judgment, be otherwise disadvantageous to such Lessor.

         (f) Lessee shall not be obligated under this Agreement to make any greater payment to any Lessor which changes any Funding Office than such Lessor would have been entitled to receive if such Funding Office had not been changed, unless such Funding Office was changed (i) with Lessee's prior written consent,
(ii) at Lessee's request, (iii) to mitigate or avoid the suspension of such Lessor's obligations or the requirement of payment of increased costs in the circumstances contemplated by Section 8(a), 8(b), 8(c) or 13 hereof, but in such event only to the extent of such increase, and in no event in an amount greater than if the Funding Office had not been changed, or (iv) at a time when the circumstances giving rise to such greater payment did not exist.

         (g) The Agent agrees that it will from time to time file with the appropriate authorities all tax returns required to be filed in connection with the lease to or use by the Lessee of the Property hereunder, it being understood, however, that the Agent may from time to time demand in writing that the Lessee pay to the Agent such amounts as the Agent shall require to indemnify the Agent and the Lessors from any Taxes payable by the Agent or the Lessors in connection with such returns. In no event shall Lessee be responsible for the payment of any interest or penalties (other than Additional Rent pursuant to Section 8(f) hereof or any such payment of interest or penalty primarily due to the direct fault of Lessee) with respect to any amounts payable under any such tax returns required to be filed by the Agent. Agent will consult with Lessee prior to filing any business property return required to be filed by the tax assessor in which the Property is located.

         (h) Any demand by the Agent or the Lessors for indemnification pursuant to this Section 13 shall be accompanied by a statement setting forth the basis of such demand and a calculation of the amounts payable by the Lessee in connection with such demand, and no such amount shall be payable by the Lessee until 30 days after receipt by the Lessee of the demand for such amount. Each of the Agent and each Lessor agrees that within 30 days of first obtaining knowledge by it of any amounts owing by the Lessee under this Section 13 it will notify the Lessee thereof and of the amount so owed. If any amount paid by either Lessee to the Agent pursuant to this Section 13 exceeds the amount actually owed by Lessee under this Section 13, then upon learning of such excess the Agent shall promptly advise such Lessee thereof and remit such amount to Lessee upon demand by such Lessee.


         SECTION 14.    RIGHTS TO PURCHASE, SELL AND SUBDIVIDE.

         (a) PURCHASE OPTIONS OF LESSEE. During the term of this Lease, the Lessee may, on a Rent Payment Date and upon 30 days' prior written notice substantially in the form included in Exhibit H hereto appropriately completed (a "LESSEE PURCHASE NOTICE") to the Agent by an Authorized Officer of Lessee, elect to purchase all or some of the Property leased hereunder. Any such purchase shall be effected pursuant to the provisions of Section 14(d) hereof; PROVIDED that the Lessee Purchase Notice may be delivered as little as one day in advance if the purchase is to take place on the last day of the Term and the Lessee had previously elected the Termination Option. Any election by the Lessee made pursuant to this Section 14(a) shall be irrevocable; except that Lessee shall have a one-time right to extend the closing date for the purchase of the Property, provided that (i) Lessee so notifies Agent in writing not fewer than ten (10) days prior to the date completed by Lessee in paragraph of Exhibit "H" and (ii) the extended date is a specific date not later than one (1) Business Day prior to the expiration of the Term. The option of the Lessee provided in this Section 14(a) may be assigned without the prior consent of Lessor; provided that no assignment shall be binding upon Lessor unless Lessee shall have notified Lessor in writing of the name, address and telephone number of the assignee, and the effective date of the assignment.

         (b) TERMINATION OPTION OF LESSEE. (i)The Lessee shall have the right, upon 180 days' prior written notice in substantially the form of Exhibit J hereto appropriately completed and executed by an Authorized Officer of Lessee (the "SALE NOTICE") to the Agent, to terminate the Lease at the end of the Initial Term or at the end of the Renewal Term, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, by electing (and thereafter Lessee shall be obligated to consummate) an all-cash sale to one or more Persons not Affiliates of Lessee of all but not less than all of the remaining Property (the "TERMINATION OPTION") as provided in Section 14(b)(ii) hereof; PROVIDED that Lessee shall not be obligated to consummate such sale if it elects and consummates a purchase of all the Property pursuant to Section 14(a) hereof. Upon receipt by the Agent on behalf of the Lessors of all Proceeds to be paid to it in connection with the Termination Option and the Base Rent and Additional Base Rent due on such date and all other amounts then due and owing under the Lease Documents (including, without limitation, (A) any indemnity payments and (B) any Taxes (other than Excluded Taxes) resulting from the exercise of the Termination Option, provided that the Agent shall have furnished to the Lessee the information necessary to compute the Taxes resulting from the exercise of the Termination Option and the Lessee shall have not furnished the Agent (for the benefit of the Lessors) a certificate evidencing an exemption available to the Agent from such Taxes), the Agent on behalf of the Lessors shall transfer to such Person or Persons on an as-is, where-is basis, without any representation or warranty of any kind, express or implied, whatever title to the Property it may have (except that the Agent shall warrant the Agent Representations); and the Agent (on behalf of the Lessors) shall at Lessee's expense execute and deliver such quitclaim deeds, requests for full reconveyance and UCC termination statements and other documents reasonably requested by the Lessee to terminate the lien and security interests granted pursuant to this Lease.

              (ii) In the event the Lessee elects the Termination Option, Lessee shall use its best efforts to obtain the highest all cash purchase price for the Property. Neither the Agent nor any Lessor shall have any responsibility for procuring any purchaser. If, nevertheless, the Agent or a Lessor undertakes any sales efforts, the Lessee shall promptly reimburse the Agent or such Lessor for any charges, costs and expenses incurred in such effort, including any allocated time charges, reasonable costs and expenses of internal counsel or other reasonable attorneys' fees and expenses. The Lessee must accept the highest such offer received by it (which may be composed of a combination of offers from several buyers of different items of Property) if such offer is in excess of the Aggregate Lease

Investment Balance at the end of the Term. The Agent shall determine whether to accept the highest all cash offer for the Property if not in excess of the Aggregate Lease Investment Balance and in the case of such an all cash offer which was obtained, and is otherwise, in strict compliance with the provisions of this Section 14, if the offer is rejected by the Agent, the Lessee shall (subject to Lessee's rights under Section 14(a), and assuming no Event of Default or Unmatured Event of Default has occurred) surrender the Property (in strict compliance with Section 18 hereof) and pay the Agent the sum of (I) the Aggregate Guaranteed Residual Value plus (II) all then accrued and unpaid Base Rent and Additional Base Rent PLUS (III) all other amounts then due under the Lease Documents.

              (iii) In the event Lessee elects the Termination Option and Agent accepts such offer:

                        (x) if the net proceeds of sale received by Agent (which shall mean the gross proceeds received by Agent less all costs paid to non-Affiliates of Lessee and related to such sale and delivery (which Agent hereby agrees to pay, but only out of such proceeds), including, without limitation (to the extent not previously paid pursuant to Section 14(b)(ii), the cost of brokerage commissions, advertising costs, appraisal fees, preparation of the Property for marketing, delivery of documents and Property, certification and testing of the Property in any location chosen by the buyer or prospective buyer, legal costs, costs of notices, or other information and any repairs or modifications desired by a buyer or prospective buyer, without regard to whether such costs were initially incurred by the Agent, the Lessors, the Lessee or any potentially qualified buyer (the "PROCEEDS")) are greater than the Gross Aggregate Lease Investment Balance, the Agent, for the account of the Lessors, shall pay to the Lessee the amount by which such Proceeds exceed the Gross Aggregate Lease Investment Balance;

                        (y) if the Proceeds are less than the Gross Aggregate Lease Investment Balance, the Lessee shall pay to the Agent for the account of the Lessors an amount equal to the sum of (A) the lesser of
         (I) Aggregate Lease Investment Balance less the Proceeds and (II) the Aggregate Guaranteed Residual Value, plus (B) all then accrued and unpaid Base Rent and Additional Base Rent and all other amounts then due under the Lease Documents; and

                        (z) if the Proceeds are less than the excess of (I) the Gross Aggregate Lease Investment Balance over (II) the Aggregate Guaranteed Residual Value on such date, the Lessee shall pay to the Agent for the account of the Lessors, in addition to the amounts required to be paid by the Lessee pursuant to clause (y) above, an amount (which, together with the other amounts referred to in this clause (z), shall not exceed the Gross Aggregate Lease Investment Balance) equal to the amount (as determined if requested in the sole discretion of the Agent, at the sole expense of the Lessee, by an Appraiser) by which the residual value of the Property has been reduced by waste, extraordinary use, failure to maintain or replace, failure to use, improper workmanship or any other cause or condition within the power of Lessee to control or affect.

All payments referred to in this clause (iii) shall be made on the date the Proceeds are due and payable to the Agent. The Agent shall have no obligation to make any payment required of it under Section 14(b)(iii)(x) hereof until the Agent on behalf of the Lessors shall have received the Proceeds, Base Rent, Additional Base Rent and all other amounts then due and owing under the Lease Documents (including, without limitation, any indemnity payments).

         (c) FAILURE OF SALE. If the Termination Option is elected and a sale of all of the remaining Property is not effected prior to the end of the Initial Term or the Renewal Term, as the case may be, other than as a result of Agent's failure to accept an offer as provided in Section 14(b)(ii), the Lessee shall
(x) pay on the last day of the Term the amounts described in the last sentence of Section 14(b)(ii), and (y) immediately quit possession of the Property and tender the same to Agent in compliance with Lessee's obligations under this Lease.

         (d) PROCEDURES FOR PURCHASES. The following procedures shall apply to any purchase by Lessee of the Property subject to this Lease pursuant to any provision of Section 14, 17, 21 or 29 hereof:

              (i) PARTIAL PURCHASE. If, under any provision of this Lease, Lessee shall purchase one or more, but less than all of the Apportioned Property then subject to this Lease, such purchase shall be effected as follows:

                   (v) the Lessee shall pay to the Agent for the account of the Lessors by wire transfer of immediately available funds an amount equal to (I) the Lease Investment Balance of the Apportioned Property, PLUS (II) any Base Rent and Additional Base Rent accrued with respect thereto and unpaid and (III) any other amounts then due under the Lease Documents (including, without limitation, any Taxes resulting from such purchase), MINUS (IV) if, at the time any insurance proceeds are being held by the Agent with respect to any Property pursuant to
         Section 17 hereof, the amount of such insurance proceeds then held by the Agent

         (including the net earnings thereon), which insurance proceeds (and net earnings) (A) shall (but not in excess of the total of the amounts referred to in clause (I) of this paragraph) no longer be subject to the provisions of Section 17 hereof and shall be deemed to be part of the purchase price paid by the Lessee, and (B) to the extent any such insurance proceeds remain in the possession of Agent after being applied to part of the purchase price as described in the preceding clause (A), the excess shall be forthwith delivered to Lessee; and MINUS (V) any Taxes that Lessee has paid to the Agent in respect of the Apportioned Property that Agent has not duly delivered to the Governmental Authority entitled thereto in accordance with Section 13(g),

                   (w) the following conditions must be satisfied: (A) the Apportioned Property must be a legal parcel on a recorded final map pursuant to the Subdivision Map Act, and Lessee, at its sole expense, shall have fully complied with all applicable federal, state, and local laws, ordinances, and rules, including, without limitation, the California Subdivision Map Act (Cal. Gov. Code Sections 66410 et seq.) and all local ordinances pertaining thereto in connection with any Apportioned Property to be purchased and the remaining portion of the Property; (B) all remaining Property shall have adequate ingress and egress and direct access to open, dedicated public streets and to operating, connected utilities for which all connection fees and construction costs have been fully paid; (C) Title Company shall be irrevocably committed to issue to Lessor a CLTA Form 111 endorsement to the Title Policy (in form and substance acceptable to Agent), together with such other endorsements as Lessor may require; (D) Lessee shall have paid or otherwise provided for to Agent's satisfaction, all costs incurred by Lessee and Agent connection with the transfer of the Apportioned Property, including without limitation, the fees and costs of Agent's counsel,

                   (x) rights that are appurtenant to the Apportioned Property will be transferred to Lessee with the transfer of the Apportioned Property, provided, however, that such appurtenant rights will only be transferred with respect to the Apportioned Property and Agent will retain (on behalf of the Lessors) such easement rights to all Property, if any, remaining subject to this Lease;

                   (y) the Agent, on behalf of the Lessors, shall transfer to Lessee, on an as-is, where-is, basis, without any representation or warranty of any kind, express or implied, whatever title to the Apportioned

         Property to be acquired by Lessee it may have (except that the Agent shall warrant the Agent's Representations) and

                   (z) Lessee shall be subrogated to the Agent's and the Lessors' rights in connection with or related to such Apportioned Property and the Agent (on behalf of the Lessors) shall execute and deliver (I) such assignments and instruments of further assurance as may be reasonably necessary to enable Lessee to collect any unpaid insurance proceeds relating to such Apportioned Property and otherwise to receive the benefits of such rights and (II) such quitclaim deeds, requests for full reconveyance, UCC termination statements and other documents reasonably requested by the Lessee to terminate the lien and security interests granted pursuant to this Lease. Upon such transfer, the lease of the Property under this Agreement shall terminate.

              (ii) FULL PURCHASE. If, under any provision of this Section 14, the Lessee shall purchase all, but not less than all, of the Property then subject to this Lease, such purchase shall be effected as follows:

                   (x) the Lessee shall pay to the Agent for the account of the Lessors by wire transfer of immediately available funds an amount equal to (I) the Aggregate Lease Investment Balance and all other amounts then due under the Lease Documents (including, without limitation, any Taxes resulting from such purchase, provided that the Lessee shall have not first furnished the Agent (for the benefit of the Lessors) a certificate evidencing an exemption available to the Agent from such Taxes), plus (II) any Base Rent and Additional Base Rent accrued and unpaid, plus (III) any other amounts due under the Lease Documents, MINUS (IV) if, at such time any insurance proceeds are being held by the Agent with respect to any Property pursuant to
         Section 17 hereof, the amount of such insurance proceeds then held by the Agent (including the net earnings thereon), which insurance proceeds (and net earnings) (A) shall (but not in excess of the total of the amounts referred to in clauses (I) and (II) of this paragraph) no longer be subject to the provisions of Section 17 hereof and shall be deemed to be part of the purchase price paid by the Lessee, and (B) to the extent any such insurance proceeds remain in the possession of Agent after being applied to part of the purchase price as described in the preceding clause (A), the excess shall be forthwith delivered to Lessee; and MINUS (V) any Taxes that Lessee has paid to the Agent that Agent has not duly delivered to the Governmental Authority entitled thereto in accordance with Section 13(g),

                   (y) the Agent, on behalf of the Lessors, shall transfer to Lessee, on an as-is, where-is basis, without any representation or warranty of any kind, express or implied, whatever title to the Property it may have (except that the Agent shall warrant the Agent's Representations) and

                   (z) Lessee shall be subrogated to the Agent's and the Lessors' rights with respect to the Property and the Agent (on behalf of the Lessors) shall, at Lessee's expense, execute and deliver (I) such assignments and instruments of further assurance as may be reasonably necessary to enable Lessee to collect any unpaid insurance proceeds relating to the Property and otherwise to receive the benefits of such rights and (II) such quitclaim deeds, requests for full reconveyance, UCC termination statements and other documents reasonably requested by the Lessee to terminate the lien and security interests granted pursuant to this Lease. Upon such transfer, the lease of the Property under this Agreement shall terminate.

         (e) SUBDIVISION OF THE LAND. So long as no Event of Default shall have occurred and be continuing, Agent (on behalf of the Lessors) shall execute, acknowledge and deliver such applications, maps and other documentation as Lessee may reasonably request, at Lessee's sole cost and liability, in connection with the lawful subdivision of the Property into not more than five
(5) parcels containing the gross land areas apportioned thereto in accordance with Part IV of Schedule 1 of the Lease Supplement. Agent shall be under no obligation to take any action under this Section 14(e) unless: (i) Agent (on behalf of the Lessors) shall have approved the final subdivision map in its reasonable discretion, (ii) Title Company shall have irrevocably committed to assure Agent (on behalf of the Lessors) that, upon the filing for recordation of a final subdivision map in the county in which the Land is located, (A) the Deed of Trust shall continue to encumber the Property with the same enforceability and priority as then insured by Title Company, (B) the subdivision of the Land constitutes a lawful subdivision under Applicable Law, (C) the legal description of the Land contained in the Title Policy describes the same land as described in the final subdivision map, and (D) the interest of Lessor in the Land that is to remain subject to this Lease is subject to no exceptions to title other than those set forth in the final subdivision map and in the Title Policy and any Liens created after the Closing Date that are Permitted Liens; (iii) Lessee shall have paid or otherwise provided for to Agent's satisfaction, all costs incurred by Lessee and Agent in connection with the transfer of the Apportioned Property, including without limitation, the fees and costs of Agent's counsel;
(iv) the Agent, on behalf of the Lessors, shall not be required to assume or incur any liability or obligation to any Person; and (v) the subdivision of the Property shall not decrease the Fair Market Sales Value of the Property as of the end of the Initial Term and the Renewal Term of the Property (as previously determined by the Appraisal to be delivered pursuant to Section 3(p)) as determined by Agent in its sole and absolute discretion.

         (f) RIGHT TO PURCHASE OR SELL AFTER EVENT OF DEFAULT. If an Event of Default has occurred but Agent (on behalf of the Lessors) has not previously terminated the Lease, Lessee may exercise the Purchase Option or the Termination Option, and the 30 days advance notice requirement in Section 14(a), and the 180 days advance notice requirement in Section 14(b), shall be reduced to five days in each case; provided that nothing in this Section 14(f) shall limit or impair any right or remedy of Agent (on behalf of the Lessors) under this Lease, except that Agent (on behalf of the Lessors) shall not exercise its right to terminate the Lease during the five day period beginning on the date that Lessee delivers the written notice required by the first sentences, respectively, of Sections 14(a) and 14(b).


         SECTION 15.    END OF TERM OPTIONS.

         (a) In connection with the expiration of the Initial Term or the Renewal Term, as applicable, the Lessee shall be obligated to (i) renew the Lease (upon the terms and subject to the conditions specified in Subsection (b) below); (ii) exercise the Termination Option or (iii) purchase the Property subject to this Lease pursuant to Section 14(a) hereof (the "PURCHASE OPTION"). In the event that by the 74th day prior to the expiration of the Initial Term or the Renewal Term, as applicable, the Lessee has not elected any of the options in clauses (i), (ii) or (iii), the Lessee shall be required to exercise the Purchase Option at the end of the Lease Term, except that the notice described in the first sentence of Section 14(a) need not be given, and Lessee shall not have the right to extend the closing date for the purchase of the Property as described in Section 14(a).

         (b) If (i) no Event of Default or Unmatured Event of Default shall have occurred and be continuing, (ii) this Lease shall not have been earlier terminated, (iii) Agent (on behalf of the Lessors), in its sole and absolute discretion, shall have first notified Lessee that it has consented to the exercise by Lessee of the rights set forth in this Section 15(b), then Lessee shall have the right (which right shall be exercised by the delivery of an appropriately completed Renewal Notice (the "RENEWAL NOTICE") sent to the Agent at least 75 days prior to the end of the Lease Term substantially in the form of
Exhibit I hereto) to extend this Lease as to all of the Property then subject to this Lease, for a period ("RENEWAL TERM") of five (5) years. The Renewal Term shall commence, if at all, on the last day of the Initial Lease Term. In no event may the Renewal Term extend beyond the last day of the Rent Period ending in April 10, 2006 [INSERT DATE THAT IS 5 YEARS AFTER END OF INITIAL

TERM]. During such Renewal Term all the same terms of this Lease shall apply, except for the provisions of this Section 15(b).


         SECTION 16.    AMENDMENTS.

         (i) This Lease and each of the other Lease Documents shall be changed, waived, discharged or terminated with respect to Lessee, the Agent and each Lessor upon the ratification in writing of such change, waiver, discharge or termination by Lessee, the Agent and the Required Lessors, in which case such change, waiver, discharge or termination shall be effective as to each Lessor, Lessee and the Agent; PROVIDED, that no such change, waiver, discharge, or termination shall, without the written ratification of each Lessor:

              (A) modify, amend, waive or supplement any of the provisions of this Section 16 or Section 3 hereof, change the definitions of "LEASE INVESTMENT BALANCE", "AGGREGATE LEASE INVESTMENT BALANCE", "CLOSING FEE", "COMMITMENT", "COMMITMENT PERCENTAGE", "EXCLUDED TAXES" "INDEMNIFIED PERSON", "OUTSTANDING INVESTMENT", "PROPERTY COST", "AGGREGATE PROPERTY COST", "REQUIRED LESSORS", "GUARANTEED RESIDUAL VALUE", or "TAXES", or release any Collateral (except as otherwise specifically provided in any Lease Document);

              (B)  modify, amend, waive or supplement any of the provisions of
Section 4, 12 or 13 hereof (except as otherwise expressly provided in this Section 16); PROVIDED that the Required Lessors may waive an Event of Default other than an Event of Default under Section 20(a) hereof;

              (C) reduce, modify, amend or waive any indemnities in favor of the Agent or any Lessor pursuant to Section 12 or 13 hereof (except that any Person may consent to any reduction, modification, amendment or waiver of any indemnity payable to it);

              (D) modify, postpone, reduce or forgive, in whole or in part, any payment of Base Rent or Additional Base Rent (other than pursuant to the terms of any Lease Document) or any other amount payable under this Lease or any other Lease Document, or modify the definition or method of calculation of any payment of Base Rent or Additional Base Rent (other than pursuant to the terms of any Lease Document) or any other amount payable hereunder or thereunder;

              (E) consent to any assignment of this Lease releasing Lessee from its obligations in respect of the payments due pursuant to the Lease Documents or changing the absolute and unconditional character of such obligations; or

              (F) except as contemplated in the Lease Documents, permit the creation of any Lien on the Collateral or any part thereof or deprive the Agent or any Lessor of the benefit of the security interest in the Collateral granted by Lessee.

         (ii) Without the prior written consent of the Agent, no amendment of, supplement to, or waiver or modification of, any Lease Document shall adversely affect Agent's rights or immunities or modify or increase the duties or obligations of Agent with respect to any Lease Document.


         SECTION 17.    LOSS OF OR DAMAGE TO PROPERTY.

         (a) RISK OF LOSS. The Lessee hereby assumes all risk of loss of or damage to the Property, however caused. No loss of or damage to the Property or any item thereof shall impair any obligation of the Lessee under this Lease, which shall continue in full force and effect with respect to any lost or damaged Property.

         (b) REPAIR OF DAMAGE; USE OF PROCEEDS. In the event of damage of any kind whatsoever (other than ordinary wear and tear as contemplated by Section 10 hereof) to any item or items of Property (unless such Property is, as a consequence thereof, subject to an Event of Loss) the Lessee, at its own cost and expense, shall (i) if the Lease Investment Balance of such item or items plus all other items previously so damaged since the previous notice pursuant to this clause (i) shall exceed $50,000, immediately notify the Agent in writing of the damage to such item or items and the Lease Investment Balance thereof and of any material facts with respect thereto and (ii) take all necessary action to place the same in good operating order, repair, condition and appearance. If the insurance proceeds, if any, received by the Agent on behalf of the Lessors for damage to such Property upon the occurrence of a single event or series of related events of damage are not greater than $250,000, the Agent shall pay said insurance proceeds to Lessee promptly upon receipt. Upon the completion of the repairs, Lessee shall deliver a certificate to Agent certifying that the Property has been repaired to the standards required under this Lease. If the insurance proceeds, if any, received by the Agent on behalf of the Lessors for damage to the Property upon the occurrence of a single event or series of related events of damage are greater than $250,000, the Agent shall deposit said proceeds in a separate interest bearing account in the name of the Agent on behalf of the Lessors (and Lessee shall reimburse the Agent upon demand for any bank charges and other expenses incurred by the Agent with respect to such account). Upon the receipt of a certificate from an Authorized Officer of Lessee (i) requesting and authorizing payment to a contractor for the repair of such damaged Property, (ii) stating the payment is due under the repair contract with such contractor, (iii) attaching a copy of an invoice or other evidence showing that payment is due under such repair contract and (iv) certifying the then estimated total cost to repair such damaged Property and if such estimated cost is greater than said insurance proceeds, certifying that Lessee has paid from its own funds an amount of such repair costs at least equal to such excess, the Agent shall pay to Lessee from such separate account (to the extent of funds therein, including net earnings thereon) an amount equal to such requested payment. The balance of such account, if any, shall be paid to Lessors (PRO RATA in accordance with their respective Outstanding Investments), by the Agent to reduce the Aggregate Lease Investment Balance.

         (c) EVENT OF LOSS; PROPERTY NOT REPAIRED. If an Event of Loss occurs as to any item or items of Property and such Property is not repaired or replaced pursuant to paragraph (d) below, then in any such event, (i) Lessee shall promptly notify the Agent in writing of such event, (ii) Lessee shall pay to the Agent (for the account of the Lessors PRO RATA in accordance with their respective Outstanding Investments) within 10 calendar days an amount equal to
(x) the Lease Investment Balance of such Property, PLUS (y) any Base Rent accrued and unpaid on such Property to and including the date of such payment, PLUS (z) any other amounts owing under the Lease Documents (including, without limitation, any Taxes resulting from such transfer and any amounts due under
Section 7(d) hereof) MINUS any insurance proceeds received and retained by Agent on behalf of the Lessors, (iii) the Agent, on behalf of the Lessors, shall transfer title to such Property to Lessee, on an as-is, where-is, basis, without any warranty of any kind by, or any recourse of any kind to, the Agent or any Lessor (except that the Agent shall make the Agent's Representations), (iv) Lessee shall be subrogated to the Lessors' rights in the affected transaction and (v) the Agent (on behalf of the Lessors) shall at Lessee's expense execute and deliver (I) such assignments and instruments of further assurance as may be reasonably necessary to enable Lessee to collect any unpaid insurance proceeds and (II) such quitclaim deeds, requests for full reconveyance, UCC termination statements and other documents reasonably requested by the Lessee to terminate the security interest in such Property created hereunder. Upon such transfer, the lease of such Property under this Agreement shall terminate and such Property shall cease to be Property hereunder.

         (d) EVENT OF LOSS; PROPERTY REPAIRED. If an Event of Loss shall have occurred with respect to one or more items of Property, the Lessee may elect not more than 30 days after such event to replace such Property by reconstructing it in accordance with the Plans and Specifications or to repair the Property with labor and materials (in either case, the "RECONSTRUCTED PROPERTY") that restore the Property to the condition required to be maintained under this Lease such that the value, utility, Guaranteed Residual Value or remaining useful life of the Reconstructed Property has not been impaired (compared to the Property immediately before the Event of Loss) other than to a De Minimis Amount, to have such Reconstructed Property constitute "Property" for the purposes of this Lease and to have this Lease continue in full force and effect by delivery to the Agent of a certificate of an Authorized Officer stating (i) that Lessee will replace such item or items with Reconstructed Property, (ii) specifying and describing in reasonable detail such Reconstructed Property and
(iii) stating that Lessee will comply with the provisions of the second and third sentences of this paragraph (d). Any such Reconstructed Property that is Personal Property or a Fixture shall (i) have a fair market value (as determined by an Appraiser if such Reconstructed Property is not new and has a claimed value in excess of $100,000 or as determined by the invoice for such Reconstructed Property if such Reconstructed Property is new) not less than the Lease Investment Balance allocable by Agent to the item of Personal Property replaced, (ii) have a useful life, utility and residual value at least as great as the Personal Property or Fixture being replaced and (iii) be free of all Liens (except Permitted Liens) as provided in Section 9 hereof. All other Reconstructed Property shall (i) consist of new, first class quality materials of like kind, quality and style as those damaged, shall cause the item of Property so restored to have a useful life and residual value not less than the Lease Investment Balance (as determined by and allocable by Agent to the item of Property restored in Agent's sole and absolute discretion), (ii) be free of all Liens (except Permitted Liens), and shall result in the Property so restored to be free of Liens (except Permitted Liens), as provided in Section 9 hereof, and
(iii) be constructed using first class workmanship. Lessee shall as soon as practicable transfer title to the Reconstructed Property to the Agent on behalf of the Lessors and execute all instruments reasonably requested by the Agent to so transfer title to the Agent (and to subject the Reconstructed Property to this Lease and to the security interest of the Agent on behalf of the Lessors), including, without limitation, a Bill of Sale, a Lease Supplement and appropriate UCC financing statements, if any, with respect thereto. If the insurance proceeds, if any, received by the Agent for Property to be replaced upon the occurrence of a single Event of Loss are not greater than US $250,000, the Agent shall pay to such Lessee said insurance proceeds promptly upon receipt. If the insurance proceeds received by the Agent for Property to be replaced upon the occurrence of a single Event of Loss are greater than $250,000, the Agent shall deposit said proceeds in a separate interest bearing account in the name of the Agent on behalf of the Lessors (Lessee shall reimburse the Agent for bank charges and other expenses incurred by the Agent with respect to such account). Upon receipt of a certificate of an Authorized Officer of Lessee (i) requesting and authorizing payment to the vendor of an item of Reconstructed Property, (ii) stating the payment is due under the purchase order or contract for such item, (iii) attaching a copy of an invoice or other evidence showing that payment is due under such purchase order or contract and (iv) certifying the then estimated total cost of the Reconstructed Property and if such estimated cost is greater than said insurance proceeds, certifying that Lessee has paid from its own funds to vendors of Reconstructed Property an amount at least equal to such excess, the Agent shall pay to Lessee from such separate account (to the extent of funds therein including net earnings thereon) an amount equal to such requested payment. The balance of such account, if any, shall be paid to Lessors (PRO

RATA in accordance with their respective Outstanding Investments, by the Agent to reduce the Aggregate Lease Investment Balance.

         (e) For the purposes of this Agreement, all fees and expenses of any Appraiser retained pursuant to the provisions hereof shall be paid by Lessee.

         (f) In the event that, with respect to any event or series of related events referred to above in this Section 17, the Lessee shall, in advance of receipt of insurance proceeds, pay (or apply) its own funds in the amounts and otherwise in the same manner as such insurance proceeds are required to be paid and/or applied as provided above, then the Agent shall, to the extent it subsequently receives such insurance proceeds, pay the same to the Lessee.


         SECTION 18.    SURRENDER OF PROPERTY.

         (a)  SURRENDER UPON TERMINATION.  Subject to the provisions of
Sections 13, 14, 15 and 19 hereof, upon termination of the Lease, the Lessee shall, at its sole cost and expense, and subject further to the provisions of this Section 18, quit and surrender possession of the Property to Agent (on behalf of Lessors) in as good order and condition as when Lessee took possession and as thereafter improved by Agent (on behalf of Lessors) and/or Lessee, reasonable wear and tear excepted. Upon such surrender Lessee shall deliver to the Agent (on behalf of the Lessors) all keys to areas within and outside of the Property, and all combinations to vaults, secure areas and security systems. Lessee shall also deliver to Agent all records and manuals pertaining to the operation, maintenance, repair, use and occupancy of the Property.

         (b) NO VOLUNTARY SURRENDER. No act or thing done by Agent or any agent or employee of Agent during the Lease Term shall be deemed to constitute an acceptance by Agent of a surrender of the Property unless such intent is specifically acknowledged in a writing signed by Agent. The delivery of keys to the Property to Agent shall not constitute a surrender of the Property or effect a termination of this Lease, whether or not the keys are thereafter retained by Agent, and notwithstanding such delivery Lessee shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Lessee, whether accepted by Agent or not, or a mutual termination hereof, shall not work a merger, and at the option of Agent shall operate as an assignment to Agent of all subleases or subtenancies affecting the Property.

         (c) REMOVAL OF LESSEE PROPERTY BY LESSEE. Upon the expiration or termination of the Lease, Lessee shall remove or cause to be removed, at its sole expense, from the Property all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Lessee or installed or placed by Lessee at its expense in the Property, and such similar articles of any other persons claiming under Lessee, as Agent may, in its sole discretion, require to be removed, and Lessee shall repair at its own expense all damage to the Property resulting from such removal.

         (d) REMOVAL OF LESSEE'S PROPERTY BY AGENT. Whenever Agent shall re-enter the Property as provided in this Lease, any personal property of Lessee not leased under this Lease and not removed by Lessee upon the expiration of the Lease Term, or within forty-eight (48) hours after a termination by reason of Lessee's default as provided in this Lease, shall be deemed abandoned by Lessee and may be disposed of by Agent in accordance with Sections 1980 through 1991 of the California Civil Code and Section 1174 of the California Code of Civil Procedure, or in accordance with any laws or judicial decisions which may supplement or supplant those provisions from time to time.

         (e) AGENT'S PROPERTY. All fixtures, alterations, additions, repairs, improvements and/or appurtenances attached to or built into, on, or about the Real Property prior to or during the Lease Term, whether by Agent at its expense or whether at the expense of Lessee, or by Lessee at its expense, or by previous occupants of the Property, shall be and remain part of the Property and shall not be removed by Lessee at the end of the Lease Term unless otherwise expressly provided for in this Lease. Such fixtures, alterations, additions, repairs, improvements and/or appurtenances shall include, without limitation, floor coverings, drapes, paneling, molding, doors, kitchen and dishwashing fixtures and equipment, plumbing systems, electrical systems, lighting systems, security systems, communication systems, computer network cabling and appurtenances, all fixtures and outlets for the systems mentioned above and for all telephone, television, radio, telegraph, facsimile, electronic data, satellite transmission and reception, cellular and microcellular telephony, and television purposes, and any special flooring or ceiling installations.

         (f) AGENT'S ACTIONS ON PROPERTY. Lessee hereby waives all claims for damages or other liability in connection with Agent's reentering and taking possession of the Property or removing, retaining, storing or selling the property of Lessee not leased under this Lease, as herein provided, and Lessee shall indemnify, defend, protect and hold Agent harmless from any such claims, damages or other liability, and no such re-entry shall be considered or construed to be a forcible entry, nor shall Agent be guilty of forcible entry or forcible detainer.

         (g) NO DUTY IF LIABILITIES PAID. Notwithstanding the foregoing, the provisions of this Section 18 shall not apply if at the time of surrender each Lessor has recovered the full amount of its Outstanding Investment and all of the Liabilities have been paid.

         SECTION 19.    CERTAIN COVENANTS.

         From the date hereof until the later of (I) the Termination Date and
(II) the payment in full of all amounts due or to become due under the Lease
Documents:

         (a) REPORTS, CERTIFICATES AND OTHER INFORMATION. Lessee shall furnish or cause to be furnished to the Agent and each Lessor:

              (i) AUDIT REPORT. Within 90 days after each Fiscal Year, a copy of an annual audit report of Lessee and its respective Subsidiaries prepared on a consolidated basis and in conformity with GAAP duly certified by independent certified public accountants of recognized standing selected by Lessee, together with a letter from such accountants stating that, based on the results of their audit report, no Event of Default has occurred under this Lease as of the date of the audit report.

              (ii) INTERIM REPORTS. Within 45 days after each Fiscal Quarter (except the last Fiscal Quarter in a Fiscal Year), a copy of the unaudited consolidated financial statements of Lessee and its respective Subsidiaries prepared in accordance with GAAP (subject to normal recurring accruals and adjustments) consisting of at least a balance sheet as at the close of such Fiscal Quarter, statements of earnings for such Fiscal Quarter and for the period from the beginning of such Fiscal Year to the close of such Fiscal Quarter, and a statement of changes in cash flow from the beginning of such Fiscal Year to the close of such Fiscal Quarter.

              (iii) OFFICER'S CERTIFICATE. Contemporaneously with the furnishing of a copy of each annual audit report and of each set of quarterly statements provided for in this Section 19(a), a certificate in the form of Exhibit E hereto duly completed, dated the date of such annual report or such quarterly statements and signed by an Authorized Officer on behalf of Lessee and containing the computations and other information provided for therein.

              (iv) REPORTS TO SEC AND TO SHAREHOLDERS. Within 15 days of the filing or making thereof, copies of each filing and report made by the Lessee or its respective Subsidiaries with or to the SEC or any other securities exchange, and, if Lessee shall have registered under the Securities Exchange Act of 1934, as amended, as to any of Lessee's equity securities, copies of each communication from Lessee to shareholders generally.

              (v) NOTICE OF DEFAULT. Forthwith upon learning of the occurrence of an Event of Default or Unmatured Event of Default, written notice thereof describing the same and the steps (if any) being taken by Lessee and its Subsidiaries with respect thereto.

              (vi) NOTICE OF CERTAIN LITIGATION. Written notice of the institution of any Litigation or the occurrence of any development with respect to any Litigation, together with a description thereof and the steps being taken by Lessee and its Subsidiaries with respect thereto, all to such extent and at such time as Lessee would be required to make such disclosure if Lessee were a public reporting company under the Securities Exchange Act of 1934, as amended (it being understood that to the extent such disclosures are contained in the reports filed by Lessee with the SEC, then the disclosure hereunder required to be made by Lessee to the Lessor may be made by furnishing to the Lessor a copy of such reports as filed with the
         SEC).

              (vii) ENVIRONMENTAL. Promptly upon becoming aware of any of the following conditions or occurrences, Lessee shall provide Agent with written notice thereof, including the details surrounding the occurrence or condition and any action taken or proposed to be taken by the Lessee in connection therewith: (a) any actual, pending or threatened Environmental Claim against Lessee or its Subsidiaries and
         (b) any Environmental Condition at the property where the Property is located.

              (viii) OTHER INFORMATION. From time to time such other information concerning Lessee and its Subsidiaries as the Agent or any Lessor may reasonably request.

         (b) MERGERS, CONSOLIDATIONS, SALES. Lessee will not permit any consolidation of Lessee with or merger of Lessee into any other corporation or corporations or successive consolidations in which Lessee or its successor or successors shall be a party or parties or any sale or conveyance of the property of Lessee as an entirety or substantially as an entirety, to any other Person authorized to acquire and operate the same (any such consolidation, merger, sale or conveyance is referred to herein as a "CORPORATE TRANSACTION") unless each of the following conditions is met:

              (i) upon the occurrence of any such Corporate Transaction all the obligations of Lessee under this Agreement shall be expressly assumed in writing by the corporation formed by such consolidation, or into which Lessee shall have been merged, or by the corporation which shall have acquired such property (in each such case, the "SURVIVING ENTITY"), such assumption to be accompanied by an opinion of counsel for the surviving entity to the effect that such assumption has been duly authorized, executed and delivered by, and is the legal, valid and binding obligation of, the surviving entity;

              (ii) immediately after giving effect to such Corporate Transaction and to the retirement of any Debt to be retired substantially concurrently therewith, no Event of Default or Unmatured Event of Default shall have occurred and be continuing, and Lessee shall deliver a certificate signed by an Authorized Officer of Lessee to such effect;

              (iii) the surviving entity shall be domiciled in the United States; and

              (iv) Lessee shall have given at least 30 days' prior written notice of such Corporate Transaction to the Agent.

Upon consummation of the Corporate Transaction with respect to Lessee and the assumption of Lessee's obligations under this Agreement and the other Lease Documents by the surviving entity, such surviving entity shall succeed to and be substituted for Lessee, with the same effect as if it were an original party to this Agreement and the other Lease Documents and, in the event of any such sale or conveyance, Lessee shall be released from its obligations under this Agreement and the other Lease Documents. Except for the merger of any Subsidiary into Lessee or another Subsidiary, Lessee shall not permit any Subsidiary to be a party to any Corporate Transaction if before or after giving effect thereto an Event of Default or Unmatured Event of Default shall exist.

         (c) COMPLIANCE WITH APPLICABLE LAWS. The Lessee will not, and will not permit any of its Subsidiaries to, knowingly violate in any material respect any of the requirements of Applicable Laws.

         (d) ERISA. (i) The Lessee will give notice to Agent promptly after it learns (other than by notice from all of such holders) that (A) any Reportable Event has occurred; (B) any "accumulated funding deficiency" (within the meaning of Section 412(a) of the Code) has been incurred with respect to any Plan or that an application may be or has been made to the Secretary of the Treasury of a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code, in each case with respect to any Plan; (C) any Single Employer Plan or Multiemployer Plan has been terminated, reorganized, petitioned or declared insolvent under Title IV of ERISA; (D) any Single Employer Plan has a under current liability giving rise to a Lien under ERISA or the Code; (E) any proceeding has been instituted pursuant to Section 515 of ERISA to collect a

REAL PROPERTY in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Pcl. 1 as shown on that certain Parcel Map filed in the office of the Recorder of the County of Santa Clara, State of California on August 18, 1983 in Book 516 of Maps, page(s) 34 and 35, Santa Clara County Records.

PARCEL TWO:

A non-exclusive easement for ingress and egress over PCL. 2, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, and being more particularly described as follows:

                               Strip 1

A strip of land 26.00 feet wide extending entirely across said PCL. 2 and lying 13.00 feet on each side of a line described as follows:

Beginning at the most Easterly corner of said PCL. 2, said corner being on the Southwesterly line of Rose Orchard Way; thence along said Southwesterly line N. 59 DEG. 57 MIN. 13 SEC. W., 38.00 feet to the true point of beginning of said strip of land; thence S. 30 DEG. 02 MIN. 47 SEC. W., 28.14 feet; thence S. 37 DEG. 32 MIN. 59 SEC. W., 423.45 feet to the Southwesterly line of said PCL. 2.

                               Strip 2

A strip of land 26.00 feet wide extending entirely across said PCL. 2 and lying 13.00 feet on each side of a line described as follows:

Beginning at the most Northerly corner of said PCL. 2, said corner being on the Southwesterly line of Rose Orchard Way; thence along said Southwesterly line S. 59 DEG. 57 MIN. 13 SEC. E., 388.93 feet to the true point of beginning of said strip of land; thence S. 30 DEG. 02 MIN. 47 SEC. W., 33.86 feet; thence S. 37 DEG. 32 MIN. 48 SEC. W., 335.99 feet to the Southwesterly line of said PCL. 2.

                               Strip 3

A strip of land 26.00 feet wide extending Southwesterly from the Southwesterly line of said Rose Orchard Way to the Northwesterly line of the above described and designated Strip 2 and lying 13.00 feet on each side of a line described as follows:

Beginning at the most Northerly corner of said PCL. 2, said corner being on the Southwesterly line of Rose Orchard Way; thence along said Southwesterly line S. 59 DEG. 57 MIN. 13 SEC. E., 30.78 feet to the true point of beginning of said strip of land; thence S. 30 DEG. 02 MIN. 47 SEC. W., 26.86 feet; thence S. 37 DEG. 32 MIN. 48 SEC. W., 262.18 feet; thence S. 52 DEG. 27 MIN. 12 SEC. E. 343.00 feet to the Northwesterly line of the above described and designated Strip 2.

(LEGAL DESCRIPTION CONTINUED NEXT PAGE)

PARCEL THREE:

A non-exclusive easement for Landscaping, Lighting and Irrigation Facilities over PCL. 2, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, and being more particularly described as follows:

A strip of land 10.00 feet wiDe extending Southeasterly from the Northwesterly line of said PCL. 1 and PCL. 2 and lying 5.00 feet on each side of a line that begins at the most Northerly corner of said PCL. 1 and runs thence along the Northeasterly line of said PCL. 1, S. 52 DEG. 27 MIN. 12 SEC. E. 375.00 feet.

Excepting Therefrom that portion lying within the bounds of Parcel One mentioned hereinabove.

PARCEL FOUR:

PCL. 2 as shown on that certain Parcel Map filed in the office of the Recorder of the County of Santa Clara, State of California on August 18, 1983 in Book 516 of Maps, page(s) 34 and 35, Santa Clara County Records.

PARCEL FIVE:

A non-exclusive easement for ingress and egress over PCL. 1, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, and being more particularly described as follows:

                                Strip 1

A strip of land 26.00 feet wide extending entirely across said PCL. 1 and lying 13.00 feet on each side of a line as follows:

Beginning at the Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line N. 52 DEG. 27 MIN. 12 SEC. W., 34.00 feet to the true point of beginning of said strip of land; thence N. 37 DEG. 32 MIN. 59 SEC. E., 540.00 feet to the Northeasterly line of said PCL. 1.

                                Strip 2

A strip of land 40.00 feet wide extending entirely across said PCL. 1 and lying contiguous to and Southeasterly of a line described as follows:

Beginning at the most Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line N. 52 DEG. 27 MIN. 12 SEC. W., 429.25 feet to the true point of beginning of said strip of land; thence N. 37 DEG. 32 MIN. 48 SEC. E., 600.00 feet to the Northeasterly line of said PCL. 1; the Northerly terminus of said 40 foot wide strip of land being the Northeasterly line of said PCL. 1.

(LEGAL DESCRIPTION CONTINUED NEXT PAGE)

                               Strip 3

A strip of land 26.00 feet wide, extending Northeasterly from the Southwesterly line of said PCL. 1 to the Northwesterly line of the above described and designated Strip 2 and lying 13.00 feet on each side of a line described as follows:

Beginning at the Westerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line S. 52 DEG. 27 MIN. 12 SEC. E., 34.00 feet to the true point of beginning of said strip of land; thence N. 37 DEG. 32 MIN. 48 SEC. E. 566.00 feet; thence S. 52 DEG. 27 MIN. 12 SEC. E., 355.25 feet to said Northwesterly line of said Strip 2.

                               Strip 4

A strip of land 13.00 feet wide lying contiguous to and Northwesterly of the Northwesterly line of the above described and designated Strip 2 and extending Southwesterly from the Northeasterly line of said PCL. 1 approximately 21.00 feet to the Northeasterly line of the above described and designated Strip 3.

PARCEL SIX:

The right from time to time to construct, install, maintain, replace, remove, and use storm drain sewers, together with a right of way therefor, over a portion of PCL. 1 as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, being more particularly described as follows:

                               Strip 1

A strip of land 10.00 feet wide extending entirely across said PCL. 1 and lying 5.00 feet on each side of a line described as follows:

Beginning at the most Westerly corner of said PCL. 1 said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line S. 52 DEG. 27 MIN. 12 SEC. E., 402.75 feet to the true point of beginning of said strip of land; thence along the centerline of a existing storm drain line the following courses: thence N. 37 DEG. 32 MIN. 48 SEC. E.,
28.00 feet to a point herein designated Point A; thence N. 52 DEG. 27 MIN. 12 SEC. W., 278.00 feet; thence N. 00 DEG. 51 MIN. 00 SEC. E., 198.30 feet; thence N. 37 DEG. 32 MIN. 33 SEC. E., 279.75 feet; thence S. 51 DEG. 19 MIN. 51 SEC. E., 89.02 feet; thence N. 50 DEG. 06 MIN. 47 SEC. E., 133.18 feet;
thence N. 37 DEG. 32 MIN. 48 SEC. E., 5.00 feet to the Northeasterly line of said PCL. 1.

                              Strip 2

A strip of land 10 feet wide extending Northeasterly from the Northeasterly line of the above described and designated Strip 1 and lying 5.00 feet on each side of a line which begins at said Point A; thence along the centerline of an existing storm drain line the following courses: thence N. 26 DEG. 55 MIN. 37 SEC. E., 154.65 feet; thence N. 32 DEG. 55 MIN. 53 SEC. E., 96.31 feet; thence N. 43 DEG. 21 MIN. 28 SEC. E., 113.58 feet; thence N. 54 DEG. 44 MIN.
21 SEC. E., 105.72 feet to a point herein designated as Point B; thence S. 41 DEG. 57 MIN. 14 SEC. E., 65.85 feet; thence N. 37 DEG. 32 MIN. 48 SEC. E.,
62.00 feet to the Northeasterly line of said PCL. 2.

(LEGAL DESCRIPTION CONTINUED NEXT PAGE)

                              Strip 3

A strip of land 5.00 feet wide lying contiguous to and Southwesterly of the Northeasterly line of said PCL. 1 and extending Southeasterly from the Southeasterly line of the above described and designated Strip 2 approximately 225 feet.

                              Strip 4

A strip of land 10.00 feet wide extending Northeasterly from the Northeasterly line of the above described and designated Strip 2 to the Northeasterly line of said PCL. 1 and lying 5.00 feet on each side of a line that begins at said Point B; thence along the centerline of an existing storm drain line N. 37 DEG. 32 MIN. 48 SEC. E., 50.00 feet to the Northeasterly line of said PCL. 1.

PARCEL SEVEN:

The right from time to time to construct, install, inspect, maintain, replace, remove and use any and all Public Service Facilities necessary or useful, together with a right of way therefor, over a portion of PCL. 1 as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, being more particularly described as follows:

                              Strip 5

A strip of land 15.00 feet wide extending entirely across said PCL. 1 and lying 7.50 feet on each side of a line described as follows:

Beginning at the most Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line N. 52 DEG. 27 MIN. 12 SEC. W., 60.50 feet to the true point of beginning of said strip of land; thence N. 37 DEG. 32 MIN. 59 SEC. E. 394.80 feet to a point herein designated Point C; thence N. 37 DEG. 32 MIN. 59 SEC. E., 105.20 feet; thence N. 7 DEG. 27 MIN. 01 SEC. W., 56.57 feet to the Northeasterly line of said PCL. 1.

                              Strip 6

A strip of land 15.00 feet wide extending Northerly from the Northerly line of the above described and designated Strip 5 to the Northeasterly line of said PCL. 1 and lying 7.5 feet on each side of a line that begins at said Point C; thence N. 30 DEG. 01 MIN. 00 SEC. E., 59.5 feet; thence N. 8 DEG. 41 MIN. 00 SEC. E., 98.44 feet to the Northeasterly line of said PCL. 1.

                              Strip 7

A strip of land 15.00 feet wide extending entirely across said PCL. 1 and lying 7.5 feet and each side of a line described as follows:

(LEGAL DESCRIPTION CONTINUED NEXT PAGE)

Beginning at the most Westerly corner of said PCL. 1 said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line S. 52 DEG. 27 MIN. 12 SEC. E., 30.00 feet to the true point of beginning of said strip of land; thence N. 37 DEG. 32 MIN. 33 SEC. E., 600.00 feet to the Northeasterly line of said PCL. 1.

                             Strip 8

That area located within those portions of PCL. 1, of the Parcel Map mentioned hereinabove, lying within the easements designated as "P.S.E.", as shown on said Parcel Map.

PARCEL EIGHT:

A non-exclusive easement for Landscaping, Lighting and Irrigation Facilities over PCL. 1, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, and being more particularly described as follows:

A strip of land 10.00 feet wide extending Southeasterly from the Northwesterly line of said PCL. 1 and PCL. 2 and lying 5.00 feet on each side of a line that begins at the most Northerly corner of said PCL. 1 and runs thence along the Northeasterly line of said PCL. 1, S. 52 DEG. 27 MIN. 12 SEC.
E. 375.00 feet.

Excepting Therefrom that portion lying within the bounds of Parcel Four mentioned hereinabove.

                                                                    EXHIBIT A
                                                                        TO
                                                                 LEASE AGREEMENT


                              [FORM OF LEASE SUPPLEMENT]


         LEASE SUPPLEMENT, dated as of ______ ____ 199_, to PURCHASE AND MASTER LEASE AGREEMENT dated as of __________ __, 199_ (the "Lease Agreement"), among the lessors referred to therein (the "Lessors") and Novellus Systems, Inc., a California corporation ("Lessee"), and Sumitomo Bank Leasing and Finance, Inc., as agent for the Lessors (in its capacity as such, the "Agent").

         In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Lease Agreement.

         2. The date of this Lease Supplement is _______________ ____, ______ (the "Closing Date") and the Lessors hereby lease to Lessee under the Lease Agreement, and the Lessee hereby leases from the Lessors under the Lease Agreement, the Property described in Part I of Schedule 1 to this Lease Supplement and said items of Property are subject to all of the covenants, terms and conditions of the Lease Agreement and this Lease Supplement.

         3. The Initial Term for the Property described in Part I of Schedule 1 to this Lease Supplement commences as of the date hereof and continues to and including _______________ ____, ______, unless extended or earlier terminated as provided in the Lease Agreement.

         4. Lessee hereby acknowledges and confirms that it has inspected and approved the Property set forth on Part I of Schedule 1 hereto for all purposes of the Lease Agreement and the other Lease Documents and, as between the Lessors and the Lessee, such Property is complies with the Plans and Specifications for such Property, is in first class repair, condition and appearance, and without defect therein with respect to design, construction, condition, operation and fitness for use or in any other respect, and all systems and other Personal Property located therein is in good working order, whether or not any of the foregoing is discoverable by Lessee as of the date hereof and are accepted for lease under the Lease Agreement as of the date specified above.

         5. Lessee hereby represents and warrants that no event which would constitute an Event of Loss under the Lease Agreement has occurred with respect to the Property set forth on Part I of Schedule 1 hereto as of the date hereof. Lessee hereby reaffirms each of the representations and warranties set forth in
Section 2 of the Lease Agreement as if made on the date hereof, including that the Property set forth on Schedule 1 hereto is free and clear of all Liens other than Permitted Liens.

         6. The Aggregate Property Cost for the Property described in Part I of Schedule 1 to this Lease Supplement is $________.

         7. The respective percentages of the Aggregate Property Cost for the Property described in Part I of Schedule 1 to this Lease Supplement are correctly indicated Part II of Schedule 1 of this Lease Supplement.

         8. The Aggregate Guaranteed Residual Value for the Property described in Part I of Schedule 1 to this Lease Supplement is $_________.

         9. The location(s) (address, county and state) for the Property described in Schedule 1 to this Supplement is set forth on Schedule 1 to this Lease Supplement.

         10. Initially, and until changed pursuant to the Lease Agreement, Base Rent will be based on the Euro-Dollar Rate.

         11. The Memorandum of Lease and the Deed of Trust have been recorded in the office of the county recorder, and the UCC-1 Filings have been made in the office of the California Secretary of State, as shown on Schedule 2 to this Supplement and Additional Base Rent for the Property described herein is as set forth in Schedule 3 to this Supplement.

         12. Any and all notices, requests, certificates and other instruments executed and delivered concurrently with or after the execution and delivery of the Lease Supplement may refer to the "Purchase and Master Lease Agreement, dated as of __________ __, 199_", or may identify the Lease Agreement in any other respect without making specific reference to this Lease Supplement, but nevertheless all such references shall be deemed to include this Lease Supplement, unless the context shall otherwise require.

         13. This Lease Supplement may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument. This Lease Supplement shall be construed in connection with and as part of the Lease Agreement, and all terms, conditions and covenants contained in the Lease Agreement, as supplemented by this Lease Supplement, shall be and remain in full force and effect and shall govern the Property described on Part I of Schedule 1 hereto.

         14. This Lease Supplement has been delivered in the State of California and shall in all respects be governed by, and construed in accordance with, the laws of the State of California, including all matters of construction, validity and performance.

         IN WITNESS WHEREOF, Agent, on behalf of the Lessors, and the Lessee have caused this Lease Supplement to be executed and delivered by their duly authorized officers as of the day and year first above written.


AGENT (ON BEHALF OF
      THE LESSORS):          SUMITOMO BANK LEASING AND FINANCE, INC.


                             By:
                                ------------------------------
                             Title:
                                   ---------------------------


LESSEE:                      NOVELLUS SYSTEMS, INC.,
                             a California corporation


                             By:
                                --------------------------------
                             Title:


         Receipt of this original counterpart of this Lease Supplement is hereby acknowledged this __________ day of ______, 199_:


                             SUMITOMO BANK LEASING
                             AND FINANCE, INC., as Agent


                             By:
                                --------------------------------
                             Title:
                                   -----------------------------

                                      SCHEDULE 1
                                          TO
                                   LEASE SUPPLEMENT


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PART I                       PART II                  PART III
Apportioned Property         Property Cost            Apportioned Land
                             Percentage               Area (Square Feet)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
3930 N. First St.,                     20.8427%                 70,848
San Jose, California
--------------------------------------------------------------------------------
3940/3942 N. First                     17.6232%                 59,904
St., San Jose,
California
--------------------------------------------------------------------------------
3950 N. First St.,                     38.3978%                 42,624
San Jose, California
--------------------------------------------------------------------------------
3960 N. First St.,                      9.9977%                 33,984
San Jose, California
--------------------------------------------------------------------------------
3970 N. First St.,                     13.1386%                 42,048
San Jose, California
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
              TOTALS:                 100.0000%         249,408 sq. ft.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      SCHEDULE 2
                                          TO
                                   LEASE SUPPLEMENT

                                    Recording and
                                UCC-1 Filing Schedule
                                     (California)



                                 MEMORANDUM OF LEASE

Recording Date                    County                   Instrument No.
---------------                   ------                   -------------

                                  Santa Clara



                                    DEED OF TRUST

Recording Date                    County                   Instrument No.
--------------                    ------                   -------------

                                  Santa Clara



                                    UCC-1 FILINGS

Filing Date                                                File No.
-----------                                                -------

                                      SCHEDULE 3
                                          TO
                                   LEASE SUPPLEMENT

                                 Additional Base Rent


         Rent Payment Date                       Additional Base Rent
         -----------------                       --------------------
           Not Applicable                                None

                                                                    EXHIBIT B
                                                                       TO
                                                                 LEASE AGREEMENT


                          [FORM OF BILL OF SALE FOR LESSEE]

                                     BILL OF SALE


         For good and valuable consideration the receipt of which is hereby acknowledged, CALIFORNIA SECOND, LTD., a Florida limited partnership ("Seller"), does hereby sell, transfer, and convey to SUMITOMO BANK LEASING AND FINANCE, INC., for the benefit of and as agent for the Lessors (as such term is defined in that certain Purchase and Master Lease Agreement dated as of _______________, 1996, between Novellus Systems, Inc. ("Novellus") and Buyer (the "Lease Agreement")), all personal property owned by Seller and located on or in or used exclusively in connection with the Real Property and Improvements (as such terms are defined in that certain Purchase Agreement dated as of January 19, 1996), including, without limitation, those items described in SCHEDULE A attached hereto.

         Seller does hereby represent to Buyer that Seller is the lawful owner of such personal property, that such personal property is free and clear of all encumbrances, and that Seller has good right to sell the same as aforesaid and will warrant and defend the title thereto unto Buyer, its successors and assigns, against the claims and demands of all persons whomsoever.

         DATED as of this ______ day of _________________, 1996.

         Seller: CALIFORNIA SECOND, LTD., a Florida limited partnership

                             By: McCandless Partnership, a California general partnership, as its General Partner


                                  By:
                                     -------------------------------------
                                       Birk S. McCandless, as Trustee under the
                                       Birk S. McCandless and Mary McCandless
                                       Inter Vivos Trust Agreement dated
                                       February 7, 1982, as a General Partner

                                    Schedule A to

                                     BILL OF SALE

                                                                    EXHIBIT C
                                                                        TO
                                                                 LEASE AGREEMENT


                            [FORM OF CLOSING DATE NOTICE]

                                 CLOSING DATE NOTICE


DATE:


TO: Sumitomo Bank Leasing and Finance, Inc., not individually, but solely as Agent (the "Agent"), under that certain Purchase and Master Lease Agreement, dated as of ________________, 199_, (the "Lease Agreement") among Novellus Systems, Inc., a California corporation ("Lessee"), the Agent, and the Lessors identified therein (all capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Lease Agreement, unless the context otherwise requires).

FROM:         The Lessee

REGARDING:    Closing Date


         1. The Closing Date under the Lease Agreement is scheduled for 10:00 a.m. local time on ____________, _______, at the offices of __________________
_________ located at ____________________________________________.

         2. The Property Information Package is complete, and there have been no changes thereto [except as follows: ______________________________, true and complete copies of which are attached hereto.]

         3.   The Aggregate Property Cost of the Closing Date is $          to
be funded by each Lessor ratably in accordance with its Commitment Percentage.

         4. The Aggregate Property Cost as of the Closing Date shall be sent by wire transfer of immediately available funds to Lessee at the following account:

         Bank:          Union Bank -- Los Angeles
                        for Office No. 715
                        1800 Harrison Street
                        Oakland, California 94612

         ABA Routing #: 1220 00 496
         Account #:     715 00 820 26

         Payee:         First American Title Guaranty Company
         Reference:     Office No. 282-05
                        Escrow No. 510514
                        Escrow Officer: Susan Melton


         IN WITNESS WHEREOF, the Lessee has caused this Closing Date Notice to be executed and delivered by its duly authorized officer as of the day and year first above written.


                        NOVELLUS SYSTEMS, INC.,
                        a California corporation


                        By:
                           --------------------------------
                        Title:

                                                                    EXHIBIT D
                                                                        TO
                                                                 LEASE AGREEMENT


                            [FORM OF ASSIGNMENT AGREEMENT]

                                 ASSIGNMENT AGREEMENT


    Reference is made to the Purchase and Master Lease Agreement described in
Item 2 of Annex I annexed hereto (the "Lease Agreement"). Terms defined in the Lease Agreement are used herein with the meanings assigned thereto in the Lease Agreement.


    _________________ (the "Assignor") and ________________ (the "Assignee")
hereby agree as follows:

    1. The Assignor hereby sells and assigns and delegates to the Assignee, without recourse, representation or warranty except as specifically set forth in paragraph 2 below, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights, benefits and obligations under the Lease Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I of all outstanding Lessors' rights and obligations under the Lease Agreement, including, without limitation, such interest in the Assignor's Commitment (if applicable) and the Base Rent, Additional Base Rent and Guaranteed Residual Value owing to the Assignor relating to such Commitment. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth in Item 4 of Annex I.

    2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien or adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Lease Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Lease Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Lessee or the performance or observance by the Lessee of any of its obligations under the Lease Agreement or any other instrument or document furnished pursuant thereto.

    3. The Assignee (i) confirms that it has received a copy of the Lease Agreement, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement;
(ii) agrees that it will, independently and without reliance on

Assignor, as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Lease Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Lease Agreement as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Lease Agreement are required to be performed by it as a Lessor, [and (v) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Lease Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by the applicable tax treaty].(1)

    4. Following the execution of this Assignment Agreement by the Assignor and Assignee, it will be delivered to the Agent for registration by the Agent. The effective date of this Assignment Agreement shall be the date of execution hereof by the Assignor and the Assignee, unless otherwise specified on Item 6 of Annex I hereto (the "Settlement Date").

    5. Upon such acceptance and registration by the Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Lease Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lessor thereunder and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Lease Agreement.

    6. Upon such acceptance and registration by the Agent, from and after the Settlement Date, the Agent shall make all payments under the Lease Agreement in respect of the interest assigned hereby (including, without limitation, all payments of Base Rent, Additional Base Rent and fees (if applicable) with respect thereto) to the Assignee. [Upon the Settlement Date, the Assignee shall pay to the Assignor outstanding Additional Base Rent under the Lease Agreement](2) The Assignor and Assignee shall make all appropriate adjustments in payments under the Lease Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

    7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.


--------------------

(1) If the Assignee is organized under the laws of a jurisdiction outside the United States.

(2) To be adjusted as is appropriate.

    IN WITNESS WHEREOF, the parties hereto have caused this Assignment
Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                             [NAME OF ASSIGNOR]
                             as Assignor


                             By:
                                -------------------------------
                             Title:
                                   ----------------------------


                             [NAME OF ASSIGNEE]
                             as Assignee


                             By:
                                -------------------------------
                             Title:
                                   ----------------------------



Accepted this ____ day
of___________, 19__


SUMITOMO BANK LEASING AND FINANCE, INC.
as Agent


By:
   --------------------------
Title:

     -----------------------

                                       ANNEX I


1.  Lessee: Novellus Systems, Inc.

2. Name and Date of Lease Agreement: Purchase and Master Lease Agreement dated as of ________________, 1996 by and among the Lessors named therein (the "Lessors"), Novellus Systems, Inc., a California corporation ("Lessee"), and Sumitomo Bank Leasing and Finance, Inc., as agent for the Lessors (in its capacity as such, the "Agent") (as such Lease Agreement may from time to time be amended, supplemented or otherwise modified).

3.  Date of Assignment Agreement: _________________, 19__.

4.  Amounts (as of Date of Item #3 above):

--------------------------------------------------
--------------------------------------------------
 a. Total Lease
    Agreement
    /Commitment              $
                              ----------------
--------------------------------------------------
b.  Assigned
    Commitment                               %
                             ----------------
--------------------------------------------------
c.  Amount of Assigned
    Commitment               $
                              ----------------
--------------------------------------------------
--------------------------------------------------

5.  Assignee's Funded
    Commitment:                   $
                                   ------------------

6.  Settlement Date(1):

7.  Notice and Payment
    Instructions:             PAYMENT

    ASSIGNEE:
                         ------------------
                         ------------------
                         ------------------
                         Attention:
                         Reference:
                         Telecopier:
                         Reference:


--------------------
    (1) This date should be no earlier than the date of acceptance by the Agent.

                         NOTICE

                         ---------------
                         ---------------
                         ---------------
                         Attention:
                         Reference:


8.   Assignee's Funding
     Office:
                         ---------------

                                                                     EXHIBIT E
                                                                         TO
                                                                 LEASE AGREEMENT


                           [FORM OF OFFICER'S CERTIFICATE]



                                OFFICER'S CERTIFICATE

                        (Pursuant to Section 19(a)(iii) of the

                          Lease Agreement referred to below)


          This Certificate is furnished pursuant to SECTION 19(A)(III) of the Purchase and Master Lease Agreement, dated as of ________, 199_ (the "Lease Agreement") among the lessors named therein (the "Lessors"), Novellus Systems, Inc., a California corporation ("Lessee"), and Sumitomo Bank Leasing and Finance, Inc., as agent for the Lessors (in its capacity as such, the "Agent"). Capitalized terms used herein but not otherwise defined herein shall have the same meanings as those assigned to them in the Lease Agreement.

          The Lessee hereby certifies to Agent as follows:

          1. Since _____________________, 19__, the undersigned has been the duly qualified and acting ______________ of Lessee, and is familiar with the financial statements and financial affairs of Lessee. The undersigned is authorized to execute this Certificate on behalf of Lessee.

          2. A true and correct copy of the [annual audit report] [quarterly unaudited consolidated financial statement] of Lessee and its Subsidiaries for the [Fiscal Year] [Fiscal Quarter] ended on _____________, 19__, is attached hereto as ANNEX A.

          3. As of the date of this Certificate, no Event of Default or Unmatured Event of Default has occurred and is continuing (except as follows:
[include description of any such event and the steps being taken, if any, with respect thereto]].

          4. Attached hereto as Annex B is a true and correct computation as of the dates referred to therein of the financial ratios and/or financial restrictions contained in Section 19 of the Lease Agreement.

          5. Attached hereto as Annex C is a complete description (to the extent such disclosure would be required to be made by Lessee if Lessee were a public reporting company under the Securities Exchange Act of 1934, as amended) as of the date of this Certificate of any Material Litigation which has been instituted or which has occurred since the date of the most recent Officer's Certificate of Lessee [or, in the case of the first Officer's Certificate, since the date of the Lease Agreement.]

          IN WITNESS WHEREOF, the Lessee has caused its duly authorized officer(s) to set his hand this ___day of ________________, 19__.(1)


                              NOVELLUS SYSTEMS, INC.,
                              a California corporation(2)


                              By:
                                    -------------------------
                              Name:
                                    -------------------------
                              Title:


--------------------
     (1) Such date shall be the date of the annual report or the quarterly statement that is attached as ANNEX A.

     (2)  To be executed by an Authorized Officer.

                                                                      ANNEX A TO
                                                                       EXHIBIT E

TO OFFICER'S CERTIFICATE DATED AS OF                 , 19
--------------------------------------------------------------

     [Attach copy of annual audit report or quarterly unaudited consolidated financial statement, as appropriate]

                                                                      ANNEX B TO
                                                                       EXHIBIT E

TO OFFICER'S CERTIFICATE DATED AS OF                  , 19
-------------------------------------------------------------
[Computation of financial ratios and/or financial restrictions]

                                                                      ANNEX C TO
                                                                       EXHIBIT E


TO OFFICER'S CERTIFICATE DATED AS OF               ,19
-----------------------------------------------------------

          [Description of any Material Litigation to the extent such disclosure would be required to be made by Lessee if Lessee were a reporting company under the Securities Exchange Act of 1934.]

                                                                       EXHIBIT F
                                                                          TO
                                                                 LEASE AGREEMENT
                         [FORM OF OPINION OF LESSEE COUNSEL]

                                 [Follows this page]

                               [MORRISON & FOERSTER LLP LETTERHEAD]


                                    April 10, 1996



Sumitomo Bank Leasing and Finance, Inc.,
  as Agent and as a Lessor
277 Park Avenue
New York, New York 10172

               Re:  NOVELLUS SYSTEMS, INC.

Ladies and Gentlemen:

     We have acted as special counsel to Novellus Systems, Inc. (the "Lessee"), in connection with the negotiation, execution and delivery by the Lessee of the following documents, all dated as of April 10, 1996, unless otherwise indicated (the "Operative Documents"):

     (i) that certain Purchase and Master Lease Agreement (the "Lease Agreement") by and among the Lessee, the lessors named therein (the "Lessors") and Sumitomo Bank Leasing and Finance, Inc., as agent for the Lessors (the "Agent");

     (ii) that certain Security Agreement (the "Security Agreement") between Lessee and Agent as the Secured Party;

     (iii) that certain Deed of Trust and Assignment of Rents (the "Deed of Trust") by and among Lessee as Trustor, Agent as the Beneficiary and First American Title Insurance Company as Trustee;


pa-75346

Sumitomo Bank Leasing
  and Finance, Inc.    [MORRISON & FOERSTER LLP LETTERHEAD]
April 10, 1996
Page Two


     (iv) that certain letter agreement re: Account No. H 10-6438369 by and among Hambrecht & Quist LLC as Custodian, Agent as Secured Party and Lessee (the "Custodian Agreement"); and

     (v) that certain Assignment of Improved Real Property Purchase and Sale Agreement among Lessee as Assignor, Agent as Assignee, and California Second, Inc. as Seller.

     This opinion is furnished to you pursuant to Section 3(i) of the Lease Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings provided in the Operative Documents.

     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, as being true copies of the Operative Documents, those certain credit agreements listed on Exhibit "A" attached hereto (the "Credit Agreements"), corporate documents and records, and other certificates, opinions and instruments as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, without independent investigation, relied upon all of the foregoing and upon a certificate of an officer of the Lessee as set forth in Annex I attached hereto. Our opinion in paragraph (1) below as to the good standing of Lessee is based solely upon a certificate of public officials in the state named in that paragraph. We have made no independent investigation as to whether those certificates are accurate or complete; provided, however, that in the course of our representation of the Company in connection with the transactions contemplated in the Operative Documents, nothing to the contrary has come to our attention.

     Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring solely to the actual knowledge of the particular attorneys of the undersigned who have represented Lessee in connection with the Operative Documents. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has pa-75346

Sumitomo Bank Leasing
  and Finance, Inc.    [MORRISON & FOERSTER LLP LETTERHEAD]
April 10, 1996
Page Three

been undertaken by us; provided, however, that in the course of our representation of the Company in connection with the transactions contemplated in the Operative Documents, nothing to the contrary has come to our attention.

     We express no opinion herein as to the proper characterization of the legal relationship between the Lessee and any one or more of the Lessors or Agents (individually, "Other Party" and collectively "Other Parties") created by the Operative Documents, or as to the proper characterization of the Operative Documents; we note in this respect that it is possible that this relationship could be characterized not only as that of lessee and lessor or buyer and seller, but also as that of borrower and lender in a loan transaction in which Agent is considered to hold legal title as security for such loan and in which any one or more of the Other Parties may be deemed to have an equitable mortgage or actual deed of trust or mortgage lien. In addition, we express no opinion herein as to the proper characterization of the legal relationship between or among any of the Other Parties, INTER SE, arising under any of the Operative Documents, or as to the enforceability of any of the obligations of the Other Parties, INTER SE, arising under any of the Operative Documents or as to any assignment of rights under the Operative Documents by one of the Other Parties to another of the Other Parties.

     For the purposes of this opinion, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of the Operative Documents, we have assumed that each party to one or more of the Operative Documents other than the Lessee has the power and capacity to enter into and perform its obligations thereunder, has duly authorized, executed and delivered such Operative Documents, and that such Operative Documents constitute the legal, valid and binding obligations of each such party and are enforceable against each such party in accordance with their terms.

     Based upon and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:


pa-75346

Sumitomo Bank Leasing
  and Finance, Inc.    [MORRISON & FOERSTER LLP LETTERHEAD]
April 10, 1996
Page Four


     1. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

     2. The execution, delivery and performance by Lessee of the Operative Documents (a) are within Lessee's corporate powers, (b) have been duly authorized, (c) do not require any approval, consent, filing, registration, notice or other action with or by any Governmental Authority which has not been previously obtained (and each that has been previously obtained remains effective), (d) do not conflict with any provision of the Lessee's charter or by-laws, and (e) except with respect to the Credit Agreements, to our knowledge, will not violate or result in a breach of, or cause any Lien (except for the Lien in favor of the Agent under the Operative Documents) to arise under, any provision of any agreement binding upon the Lessee, any Subsidiary of the Lessee or any of their respective properties, provided, however, we exclude from the scope of the opinion set forth in this subparagraph (e) any potential violation of any covenant relating to the financial condition of the Lessee contained in such agreements.

     3. The execution, delivery and performance by Lessee of the Operative Documents do not violate or result in a breach of, or cause any Lien (except for the Lien in favor of the Agent under the Operative Documents) to arise under any provision of the Credit Agreements, provided, however, we exclude from the scope of the opinion set forth in this paragraph (3), any potential violation of (i) Sections 6.3, 6.4, 6.5, and 6.6 of the Sumitomo Credit Agreement, as that term is defined on Exhibit "A" hereto, (ii) Section 5.11 of the Sanwa Credit Agreement, as that term is defined on Exhibit "A" hereto, and (iii) Sections 4.5, 4.6, 4.7, and 4.8 of the Bank of America Credit Agreement, as that term is defined on Exhibit "A" hereto.

     4. The Operative Documents have been duly executed and delivered and are, in each case, the valid and binding obligations of Lessee enforceable against Lessee in accordance with their respective terms subject to the following:

            (a) if the Lease Agreement is recharacterized by a court of competent jurisdiction as a loan from Lessors to Lessee (whether secured by an pa-75346

Sumitomo Bank Leasing
  and Finance, Inc.    [MORRISON & FOERSTER LLP LETTERHEAD]
April 10, 1996
Page Five




                 equitable mortgage or actual deed of trust or mortgage lien), Lessee's obligations to make payments characterized as "Base Rent" and "Additional Base Rent" under the Lease are enforceable, insofar as a breach of the Lease Agreement will entitle the Agent (on behalf of the Lessors) to pursue its rights and remedies under the Lease Agreement against the collateral encumbered thereby; however, we express no opinion as to the nature or characterization of such payments as "Base Rent" or "Additional Base Rent"; and

            (b) if the Lease Agreement is characterized by a court of competent jurisdiction as a lease between Lessors, as landlord, and Lessee, as tenant, then (i) the obligations of Lessee to make payments characterized as "Base Rent" and "Additional Base Rent" under the Lease are enforceable and (ii) Agent (on behalf of Lessors) would be entitled to exercise the rights of the Agent (on behalf of the Lessors) under the Lease; however, we express no opinion as to the nature or characterization of Lessee's obligations to make payments characterized as "Base Rent" and "Additional Base Rent".

     5. Neither Lessee nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     6. To our knowledge, except as set forth in Annex 1, no Material Litigation is pending or threatened against Lessee and its Subsidiaries.

     7. Neither Lessee nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate", of a "holding company" or of a "subsidiary pa-75346

Sumitomo Bank Leasing
  and Finance, Inc.    [MORRISON & FOERSTER LLP LETTERHEAD]
April 10, 1996
Page Six


company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     8. The Security Agreement and the Custody Agreement create a valid security interest in favor of Agent on behalf of Lessors in the Eligible U.S. Government Obligations held by the Custodian pursuant to the Security Agreement and the Pledge Agreement (the "Securities"), and such security interest is perfected.

     The opinions set forth above are subject to the following additional qualifications:

     With respect to the opinion expressed in paragraph (2) above, we have assumed that neither Agent nor any of the Lessors has any present intention of distributing its interests in the Operative Documents other than in compliance with the requirements, if any, of all applicable state and federal securities laws.

     With respect to the opinions expressed in paragraphs (4) and (8) above, we have assumed that at all times material to our opinions (i) the granting of a security interest in property, other than the Securities, consisting of a governmental permit, license or other authorization is not prohibited or restricted by law; (ii) the granting of a security interest in property, other than the Securities, consisting of rights under a contract is not restricted by the terms of such contract or by law; (iii) the Lessee has "rights" in the Property and the Collateral (as defined in the Lease Agreement and the Security Agreement, respectively) within the meaning of
Section 9203(1)(c) of the California Uniform Commercial Code (the "CUCC") and
Section 9-203(1)(c) of the New York Uniform Commercial Code ("NYUCC") ; (iv) each Other Party is exempt from the usury laws of the State of California;
(v) either Division 8 of the CUCC or Article 8 of the NYUCC governs the creation and perfection of security interests in the Securities ; (vi) the Securities have been transferred and delivered to the Custodian as contemplated by the Security Agreement and the Custody Agreement and are held by the Custodian in accordance with, and the Custodian has complied with, the terms of the Security Agreement and the Custody Agreements; and (vii) the Custodian is a "financial intermediary" (as defined in Section 8-313(4) of the NYUCC and Division 8313(4)of the CUCC) on


pa-75346

Sumitomo Bank Leasing
  and Finance, Inc.    [MORRISON & FOERSTER LLP LETTERHEAD]
April 10, 1996
Page Seven

the books of which the interest of Agent in the Securities appears. In addition, we have assumed that Agent purchased the personal property, other than the Securities, "for value" and "good faith" within the meaning of CUCC
Section 10308(c) and California Civil Code Section 3440.1(k).

     We express no opinion as to (i) the due recordation or filing of any of the Operative Documents or of any UCC Financing Statement filed in connection with the Operative Documents; (ii) except as expressly set forth herein, the creation, perfection or priority of any liens or any interests in the Property or the Collateral arising under the Operative Documents; (iii) the effect of the absence of such creation, perfection or priority; (iv) the state of title to the Property or the Collateral; (v) the accuracy or legal sufficiency of any description of the Property or the Collateral; (vi) the effect of any regulation, law, covenant or agreement relating to zoning, building codes, subdivision or similar requirements as applied to the Property; or (vii) compliance by the Property (or by any person with respect to the Property) with any laws relating to environmental control or relating to the use or occupancy of the Property. We bring to your attention that in the case of any issuance, division, transfer or distribution in respect of the Securities or the distribution of identifiable cash proceeds, dividends or interest with respect thereto, the security interest of the Agent will be perfected only if actual possession of the Securities or the distribution of identifiable cash proceeds, dividends or interest with respect thereto is obtained in accordance with the Custodian Agreement and the Security Agreement. We further bring to your attention that in the case of non-identifiable proceeds, dividends or interest, continuation of the perfection of such security interest is limited to the extent set forth in
Section 9-306 of the NYUCC and 9306 of the CUCC.

     We express no opinion herein as to the proper tax or accounting treatment of the transactions contemplated by the Operative Documents. In addition, we express no opinion as to the enforceability of any rights or remedies set forth in the Operative Documents for a breach or default by the Lessee thereunder to the extent such rights or remedies are inconsistent with the rights and remedies provided for the same breach or default in other provisions of the Operative Documents.


pa-75346

Sumitomo Bank Leasing
  and Finance, Inc.    [MORRISON & FOERSTER LLP LETTERHEAD]
April 10, 1996
Page Eight

     The opinions hereinabove expressed are subject to the following further qualifications and exceptions, which qualifications and exceptions apply regardless of whether the relationship of the Lessee, on the one hand, and the Other Parties on the other hand, is viewed as that of a lessor and lessee or that of a borrower and lender:

     (1) The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of landlords and creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences, equitable subordination and the rejection of leases and other executory contracts.

     (2) Limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Operative Documents; and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default under the Operative Documents is not material;

     (3) The effect of statutes or judicial decisions rendering ineffective or limiting certain provisions contained in the Operative Documents.
However, in our opinion, the Security Agreement contains adequate provisions for the practical realization of the benefits afforded thereby, and subject to all other qualifications herein, such statutes and decisions do not invalidate the Operative Documents in their entirety and will not prevent the Other Parties from enforcing the Lessee's obligation to pay any accrued Base Rent, Additional Base Rent or the Guaranteed Residual Value pursuant to the Operative Documents upon a material breach by the Lessee of a material covenant contained in the Operative Documents, provided the rules and restrictions set forth in those statutes and judicial decisions are observed, and provided that such enforcement (to the extent it includes a judicial or non-judicial foreclosure) is consistent with and subject to the provisions of California Civil Code Section 2924c.

     The statutes referred to in paragraph (3) include, without limitation, Sections 726, 580a, 580b and 580d of the California Code of Civil Procedure (sometimes referred to as the "one-form-


pa-75346

Sumitomo Bank Leasing
  and Finance, Inc.    [MORRISON & FOERSTER LLP LETTERHEAD]
April 10, 1996
Page Nine


of-action" and "anti-deficiency" rules), which provide procedural and substantive rules with respect to foreclosure on real, and in some circumstances, personal property, application of foreclosure proceeds, and deficiency judgments against a borrower. In general, under those statutes
(i) a borrower may require its lender to foreclose on all of its security before a personal judgment against the borrower may be obtained for a deficiency, (ii) the exercise by the lender of any other remedies prior to foreclosure on its security may impair the subsequent ability to realize on such security or to obtain a deficiency judgment, (iii) no deficiency judgment may be rendered on certain purchase money obligations, (iv) no deficiency judgment may be rendered after exercise of the power of sale, and
(v) the amount of any deficiency judgment will be limited. In addition, under Section 726.5 and 736 of the California Code of Civil Procedure, an attempt by Lender to recover costs beyond those allowable under Section 736 or other than in the manner described in Section 726.5 could have the consequences described above under the form-of-action and anti-deficiency rules. In addition, under Section 2924c of the California Civil Code, the borrower is permitted to cure its default and reinstate its obligations after maturity of those obligations is accelerated. Section 9504 of the CUCC and
Section 9-504 of the NYUCC provides procedural and substantive rules applicable in some circumstances with respect to foreclosure on personal property security. Failure to comply with those rules may result in a loss of the right to a deficiency judgment.

     The provisions referred to in paragraph (3) which may be so limited or rendered ineffective include, without limitation: (i) those which purport to waive statutory or common law rights to the extent such waiver is against public policy; (ii) those which permit a party to increase the rate of interest or to collect a late charge, a prepayment charge or liquidated damages in the event of default, or any charge or fee which is deemed to constitute a penalty or forfeiture or to be unreasonable under the circumstances; (iii) those which provide for indemnification to the extent such indemnification is against public policy; (iv) those which provide for the exercise of set-off or similar rights, to the extent inconsistent with statutory provisions or case law; and (v) those which purport to establish a particular court as the forum for the adjudication of any controversy relating to such Operative Documents may not be enforceable.


pa-75346

Sumitomo Bank Leasing
  and Finance, Inc.    [MORRISON & FOERSTER LLP LETTERHEAD]
April 10, 1996
Page Ten


     (4) Agent's rights and remedies as landlord under the Lease Agreement can only be enforced in compliance with, and are subject to, the requirements of Sections 1950.7, 1951.2 through 1951.8, Sections 1995.010 through 1995.340, and Sections 1997.010 through 1997.270 of California Civil Code.

     (5) We express no opinion as to the effect on the opinions expressed herein of (1) the compliance or non-compliance of any Other Party with any laws or regulations applicable to it, or (2) the legal or regulatory status of any Other Party.

     We express no opinion as to matters governed by any laws other than the substantive laws of the State of California (without reference to its conflicts of laws rules), federal laws of the United States, and, with respect to the opinion expressed in paragraph (viii) only, the substantive laws of the State of New York (without reference to its choice of law rules), all as in effect on the date hereof. We express no opinion with respect to any choice of law provision contained in the Operative Documents.

     This opinion is solely for the benefit of Agent and the Lessors and their successors and assigns and may not be relied upon by, nor may copies be delivered to, any other person or entity or for any other purpose without our prior written consent. Notwithstanding the foregoing grant of permission to a successor or an assignee to rely on this opinion, we express no opinion with respect to the effect of the successor's or assignee's failure to comply with any legal requirement in order for it to enforce the Operative Documents. We express no opinion as to the enforceability of the Operative Documents by a participant.

                                       Very truly yours,


                                       /s/ Morrison & Foerster LLP
                                       ---------------------------
                                           Morrison & Foerster LLP

                                                                       EXHIBIT G
                                                                        TO LEASE
                                                                         FORM OF
                                                                     MEMORANDUM
                                                                        OF LEASE
Recording requested by:

When recorded, mail to:

MORGAN, LEWIS & BOCKIUS LLP
801 South Grand Avenue
Twenty-Second Floor
Los Angeles, California 90017
Attn: John M. DeMarco, Esq.


DOCUMENTARY TRANSFER TAX:

The undersigned declares that the
Documentary Transfer Tax is $-0-,
and that the term of the Lease, including any and all unexercised extension options is less than 35 years.




                                 MEMORANDUM OF LEASE


    By this Memorandum of Lease, made ______________, 1996, concurrently with that certain PURCHASE AND MASTER LEASE AGREEMENT (the "Lease") dated as of _________________, 1996, between the same parties covering the same property (the "Lease"), Sumitomo Bank Leasing and Finance, Inc., as agent for the Lessors named in the Lease ("Lessor") and Novellus Systems, Inc., a California corporation ("Lessee") agree as follows:

    Lessor leases the property described in Exhibit "A" attached hereto and incorporated herein by this reference (the "Property") to Lessee upon the terms and conditions set forth in the Lease.

AGENT FOR LESSORS:      SUMITOMO BANK LEASING AND FINANCE, INC.


                        By:______________________________
                        Title:___________________________

LESSEE:                 NOVELLUS SYSTEMS, INC.,
                        a California corporation


                        By:______________________________
                        Title:

                          Exhibit "A" to Memorandum of Lease

                                  LEGAL DESCRIPTION

STATE OF ______________ )
                        )  ss.
COUNTY OF _____________ )


         On ________________, 19__, before me, a notary public, personally appeared _______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that ___he executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.               (seal)



_________________________________
Notary public



STATE OF ______________ )
                        )  ss.
COUNTY OF _____________ )


         On ________________, 19__, before me, a notary public, personally appeared _______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that ___he executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.               (seal)



_________________________________
Notary public

                                                                       EXHIBIT H
                                                                        TO LEASE


                             [FORM OF NOTICE OF PURCHASE]




                                  ________________, 19_______ (1)



Sumitomo Bank Leasing and Finance, Inc.
277 Park Avenue
New York, New York 10172
Attn:  Chief Financial Officer


         1. Reference is made to that certain Purchase and Master Lease Agreement dated as of ________, 199_ (the "LEASE AGREEMENT"), among the lessors referred to therein (the "LESSORS"), Novellus Systems, Inc., a California corporation ("LESSEE"), and Sumitomo Bank Leasing and Finance, Inc., as Agent for the Lessors ("AGENT"). Capitalized terms used herein but not otherwise defined herein shall have the same meanings as those assigned to them in the Lease Agreement.

         2. Pursuant to Section 14(a) of the Lease Agreement, notice is hereby given that Lessee elects to purchase [all] [certain] of the Property currently leased pursuant to the terms of the Lease Agreement. Such purchase shall be effected pursuant to the provisions of Section 14(d) of the Lease Agreement.

         3. [IF LESS THAN ALL OF THE PROPERTY:] The Apportioned Property to be purchased is described as follows: [DESCRIBED APPORTIONED PROPERTY TO BE PURCHASED].

         4.   The date on which the Property will be purchased is
_________________.


___________________
    (1)  30 days' prior written notice

         IN WITNESS WHEREOF, Lessee has executed this Notice of Purchase on the date set forth above.


                             NOVELLUS SYSTEMS, INC.,
                             a California corporation


                             By __________________________________
                                Name:
                                Title: Authorized Officer

                                                                       EXHIBIT I
                                                                        TO LEASE


                               [FORM OF RENEWAL NOTICE]


                                       _____________, 19_____ (1)


Sumitomo Bank Leasing and Finance, Inc.
277 Park Avenue
New York, New York 10172
Attn:  Chief Financial Officer


         Pursuant to Section 15(b) of the Purchase and Master Lease Agreement dated as of ________, 199_ (the "LEASE AGREEMENT"; capitalized terms used herein but not otherwise defined herein shall have the same meanings as those assigned to them in the Lease Agreement) among the lessors referred to therein (the "LESSORS"), Novellus Systems, Inc., a California corporation ("LESSEE"), and Sumitomo Bank Leasing and Finance, Inc., as Agent for the Lessors ("AGENT") Lessee hereby request Lessors to extend the Lease Term for an additional five year period (the "RENEWAL TERM").

         Except as specifically amended hereby, all terms, covenants and conditions of the Lease Agreement shall remain in full force and effect.

                             Very truly yours,

                             NOVELLUS SYSTEMS, INC.,
                             a California corporation


                             By:__________________________________
                                Name:
                                Title:

_________________
    (1)  At least 75 days prior to the end of the Lease Term.

                                                                       EXHIBIT J
                                                                        TO LEASE


                                [FORM OF SALE NOTICE]


                                       _____________, 19_____ (1)


Sumitomo Bank Leasing and Finance, Inc.
277 Park Avenue
New York, New York 10172
Attn:  Chief Financial Officer


         1. Reference is made to that certain Purchase and Master Lease Agreement dated as of ________, 199_ (the "LEASE AGREEMENT"), among the lessors referred to therein (the "LESSORS"), Novellus Systems, Inc., a California corporation ("LESSEE"), and Sumitomo Bank Leasing and Finance, Inc., as Agent for the Lessors ("AGENT"). Capitalized terms used herein but not otherwise defined herein shall have the same meanings as those assigned to them in the Lease Agreement.

         2. Pursuant to Section 14(b)(i) of the Lease Agreement, notice is hereby given that Lessee shall terminate the lease of all of the Property at the end of the [Initial Term/Renewal Term] by electing and thereafter consummating a sale to third parties of all but not less than all of the Property as provided in Section 14(b) of the Lease Agreement.

         IN WITNESS WHEREOF, Lessee has executed this Sale Notice on the date set forth above.

                             NOVELLUS SYSTEMS, INC.,
                             a California corporation


                             By:___________________________________
                                Name:
                                Title: Authorized Officer

_________________
    (1)  At least 180 days prior to the end of the Lease Term

                                                                       EXHIBIT K
                                                                        TO LEASE


                                      [Reserved]

                                                                       EXHIBIT M
                                                                        TO LEASE


                            [Form of Signing Certificate]

                                 SIGNING CERTIFICATE

    Novellus Systems, Inc., a California corporation ("Lessee"), does hereby certify to Sumitomo Bank Leasing and Finance, Inc., as Agent (the "Agent") for certain Lessors under the Purchase and Master Lease Agreement (the "Lease"), dated as of __________ , 199____ that the following persons are authorized to execute and deliver to the Agent Closing Date Notices referenced in the Lease and that any such Notices shall bind Lessee to the contents thereof and the Agent may rely thereon without further inquiry of the Lessee as to the authorization or capacity of such persons. Also set forth below is a sample of the signatures of such persons.

           Name                 Title                 Signature

_____________               _____________      __________________

         IN WITNESS WHEREOF the Lessee has caused this Certificate to have been duly executed by its duly authorized officer as of this ___ day of _____________, 199___.


                             NOVELLUS SYSTEMS, INC.,
                             a California corporation


                             By:_______________________
                             Title: Authorized Officer

                                                                       EXHIBIT N
                                                                        TO LEASE

                       CONTENTS OF PROPERTY INFORMATION PACKAGE


              (1)  TITLE MATTERS
                   (A)  Legal description of the Land.
                   (B)  Preliminary title report regarding the Land.
                   (C) Legible and reproducible copies of all recorded documents relating to the Land.
                   (D) "As-built" survey of the Real Property prepared in compliance ALTA/ASTM Specification _______________, and dated not earlier than six (6) months prior to the date of this Agreement.
                   (E) Certified search of UCC records at California Secretary of State's office and certified copies of all filed financing statements, amendment and releases relating to Lessee, dated not earlier than one month prior to the date of this Agreement.

              (2)  PROPERTY USE AND CONSTRUCTION ANALYSIS
                   (A)  Evidence of
                        (i)compliance of the Improvements with all applicable general and specific plans, zoning laws, conditional use permits, variances, subdivision map or parcel map conditions, building permit conditions, building code requirements, the Americans With Disabilities Act;
                        (ii)compliance of the Land with the California Subdivision Map Act;
                        (iii)whether the Real Property is located within a special flood zone area as indicated on any Flood Hazard Boundary Maps published by the Federal Emergency Management Agency; and
                        (iv)whether the Real Property is located in an earthquake fault zone (as defined in the California Alquist-Priolo Earthquake Fault Zone Act), or in a seismic hazard zone (as defined in California Public Resources Code Section 2694).
                   (B) Copy of any Environmental Impact Report or Negative Declaration pertaining to the Land.
                   (C) Evidence that all necessary approvals, licenses and permits relating to the use and occupancy of the Real Property are in full force and effect and copies thereof.
                   (D)  Site plan and soils report.
                   (E)  Copy of Plans and Specifications for the Improvements.
                   (F) Structural engineer's report with respect to Plans and Specifications.
                   (G) A report of the physical condition of the Land and the Improvements.
                   (H)  The Environmental Audit.
                   (I) If any portion of the Property is leased or rented to third parties or Affiliates: a rent roll, copies of all existing leases and an estoppel certificate from each tenant thereunder in form satisfactory to Lessor
                   (J)  Copy of any management agreements for the Real
                        Property.

                                                                       EXHIBIT O
                                                                        TO LEASE
                                                                    FORM OF DEED
RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:
MORGAN, LEWIS & BOCKIUS LLP
801 South Grand Avenue
Twenty-Second Floor
Los Angeles, California 90017
Attention: John M. DeMarco, Esq.

MAIL TAX STATEMENTS TO:
Novellus Systems, Inc.
3950 North First Street
San Jose, California 95125
Attention: ___________________

Documentary Transfer Tax is not of public record and is shown on a separate sheet attached to this deed.
--------------------------------------------------------------------------------

                                      GRANT DEED

         FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, CALIFORNIA SECOND, LTD., a Florida limited partnership, hereby grants to SUMITOMO BANK LEASING AND FINANCE, INC., as agent, the real property located in the City of San Jose, County of Santa Clara, State of California, described on EXHIBIT A attached hereto and made a part hereof.

         This Deed is made and subject to the matters listed on EXHIBIT B attached hereto and made a part hereof.

         Executed as of this ______ day of ______________, 1996.

                        CALIFORNIA SECOND, LTD., a Florida limited partnership

                        By: McCandless Partnership, a California general partnership, as its General Partner


                             By:________________________________
                                  Birk S. McCandless, as Trustee under the Birk
                                  S. McCandless and Mary McCandless Inter Vivos Trust Agreement dated February 7, 1982, as a General Partner

                        MAIL TAX STATEMENTS AS DIRECTED ABOVE

                               EXHIBIT A TO GRANT DEED

                                  Legal Description

                               EXHIBIT B TO GRANT DEED

State of California

County of ___________________


On ___________________, 1996, before me, _______________________, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


Signature: ___________________________  (Seal)
                  Notary Public

____________________  1996



Santa Clara County Recorder
County Government Center
70 West Hedding Street, East Wing
San Jose, California 95110


         Re:  Request That Statement of
              Documentary Transfer Tax Not be
              Recorded
              -------------------------------

Dear Sir or Madam:

         Request is hereby made in accordance with Section 11932 of the Revenue and Taxation Code that this statement of tax due not be recorded with the attached deed but be affixed to the deed after recordation and before return as directed in the deed.

         The attached deed names CALIFORNIA SECOND, LTD., a Florida limited partnership, as grantor, and SUMITOMO BANK LEASING AND FINANCE, INC., as agent, as grantee.

         The Property being transferred and described in the attached deed is located in the City of San Jose, County of Santa Clara, State of California.

         The amount of Documentary Transfer Tax due on the attached deed is $____________ computed on full value of the property conveyed.

                        CALIFORNIA SECOND, LTD., a Florida limited partnership

                        By: McCandless Partnership, a California general partnership, as its General Partner


                             By:________________________________
                                  Birk S. McCandless, as Trustee under the Birk
                                  S. McCandless and Mary McCandless Inter Vivos Trust Agreement dated February 7, 1982, as a General Partner

                                                                       EXHIBIT P
                                                                        TO LEASE
                                                           FORM OF DEED OF TRUST

Recording requested by:

When recorded, mail to:

MORGAN, LEWIS & BOCKIUS LLP
801 South Grand Avenue
Twenty-Second Floor
Los Angeles, California 90017
Attn: John M. DeMarco, Esq.


                        DEED OF TRUST AND ASSIGNMENT OF RENTS


    THIS DEED OF TRUST AND ASSIGNMENT OF RENTS, dated as of _________________, 199__ (this "Deed of Trust"), between SUMITOMO BANK LEASING AND FINANCE, INC., as the beneficiary (the "Beneficiary") as agent for the "Lessors" as defined below, having address at 277 Park Avenue, New York, New York 10172 and NOVELLUS SYSTEMS, INC., a California corporation, as the trustor (the "Trustor"), having an address at 3950 First Street, San Jose, California 95125, and First American Title Insurance Company, a California corporation, as trustee ("Trustee"), is made, executed and delivered with reference to the following recitals of fact:

    WHEREAS, the Beneficiary is the owner in fee simple of the land described on Exhibit "A" hereto (the "Land") and the improvements, buildings and other structures now or hereafter located thereon (collective, the "Improvements"; the Land and the Improvements being collectively called the "Property");

    WHEREAS, the Beneficiary has leased the Property to the Trustor pursuant to that certain Purchase and Master Lease Agreement dated as of __________________, 1996 between Beneficiary as Agent for certain lessors named therein, and as the same may change from time to time (the "Lessors") and Trustor as "Lessee" (the "Lease"); and

    WHEREAS, the Trustor desires to encumber the Property, and all of Trustor's right, title and interest therein, to Beneficiary, to secure, among other things, Trustor's obligations to Beneficiary under the Lease.

    NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    SECTION 1. DEFINITIONS; INTERPRETATION. For purposes of this Deed of Trust, capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to in the Lease (as the same may be amended, restated, supplemented or otherwise modified from time to time), and the rules of interpretation set forth in the Lease shall apply to this Deed of Trust.

    SECTION 2. THE PROPERTY. Attached hereto as Exhibit "A" is description of the Land.

    SECTION 3. OWNERSHIP OF THE PROPERTY; CONVEYANCE OF DEED OF TRUST LIEN AND GRANT OF SECURITY AGREEMENT; REMEDIES. (a) It is intent of the parties hereto that for financial accounting uses the Lease constitutes an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, and that for purposes of commercial, real estate, bankruptcy and federal, state and local income tax law, the transaction contemplated by the Lease and hereby is a financing arrangement and preserves ownership of the Property in the Trustor.

    (b) It is the intent of the parties hereto that (i) the obligations of the Trustor under the Lease to pay Base Rent, Additional Rent, and the Aggregate Lease Investment Balance in connection with the purchase of the Property pursuant to the Lease shall be treated as payments of interest on and principal of, respectively, loans from the Beneficiary to the Trustor, and (ii) the Lease grants to the Beneficiary a security interest in and lien upon, and hereby grants to the Trustee, in trust, with power of sale, the portions of the Property which constitute interests in real property, and a security interest and lien on the portions of the Property which do not constitute interests in real property, in each case to secure the Trustor's performance hereunder, and under and payment of all amounts under the Lease and the other Lease Documents.

    (c) Specifically, without limiting the generality of SUBSECTION (b), the Beneficiary and the Trustor intend and agree that with respect to the nature of the transactions evidenced by the Lease in the context of the exercise of remedies under the Lease Documents, including, without limitation, in the case of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting the Trustor and the Beneficiary, or any enforcement or collection actions, the transactions evidenced by the Lease are loans made by the Beneficiary as unrelated third party lender to the Trustor secured by the Property (it being understood that the Trustor hereby mortgages, grants, bargains, sells, releases, confirms, conveys, assigns, transfers and sets over to the Beneficiary, and grants a security interest in, the Property which is not real property, and Trustor hereby grants to Trustee, in trust with power of sale, all right title and interest of the Trustor in and to the Property that constitutes real property (consisting of a fee deed of trust with respect to all right, title and interest of the Trustor in and to the fee title to, and reversionary interest in, the Land and Improvements) and a leasehold deed of trust on the Trustor's leasehold estate under the Lease, all to secure such loans, effective on the date hereof, to have and to hold such interests in the Property unto the Beneficiary and its successors and assigns, forever.

    (d) As additional security for the Base Rent, Additional Rent and the Aggregate Lease Investment Balance and all other sums owed to the Beneficiary by the Trustor under the Lease, the Trustor does hereby grant, bargain, sell, transfer and convey unto Trustee, in trust with power of sale, all of the Trustor's right, title interest in and to the Property and the Fixtures, including, without limitation, all buildings, structures and other improvements, and all fixtures and other property now or hereafter attached to or affixed to any such buildings, structures or other improvements, and any additions and alterations thereto or replacements thereof, now or hereafter built, constructed or located upon the Property, and immediately, irrevocably and absolutely, all rents, additional rents, issues, income, revenues, distributions, royalties and profits now or in the future payable in respect of the Property, together with all of the right, power and authority of the Trustor to alter, modify or change the terms, conditions and provisions of the Lease and any other lease pertaining to the Property, to consent to any request made by a tenant or landlord pursuant thereto, or to surrender, cancel or terminate the same or to accept any surrender, cancellation or termination of the same, together with all of the options, rights, powers and privileges of the Trustor under any lease or sublease pertaining to the Property, whether heretofore or hereafter existing, including, without limitation, the rights and options to purchase the Property contained in the Lease, and all present and future right, title and interest of the Trustor in and to (i) all refunds, tax abatement agreements, rebates, reserves, deferred payments, deposits, cost savings, awards and payments of any kind due from or payable by (a) any Governmental Authority, or (b) any insurance or utility company, in each case under clause (a) or (b) above in respect of the Property, and (ii) all refunds, rebates and payments of any kind due from or payable by any Governmental Authority for any taxes, assessments, or governmental or quasi-governmental charges or levies imposed upon the Trustor in respect of the Property, and all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Property or any construction on the Property, all proceeds (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including without limitations the proceeds of insurance and condemnation awards in respect of the Property or any portion thereof, all additional estates, rights and interests hereafter acquired by the Trustor in the Property, or any portion thereof, together with all proceeds of the conversion, whether voluntary or involuntary, of any of the Property into cash or other liquid claims, including without limitation, all awards, payments or proceeds, including interest thereof, and the right to receive the same, which may be made as a result of any casualty, any exercise of the right of eminent domain or deed in lieu thereof, any injury to the Property and any defect in title in the Property or other matter insured under any policy of title insurance, together with attorney's fees, costs and disbursements incurred by the Beneficiary in connection with the collection of such awards, payments and proceeds, and the Trustor further grants to the Beneficiary, pursuant to the California Uniform Commercial Code (the "UCC"), a security interest in all present and future right, title and interest of the Trustor in and to any portion of the foregoing property for which a security interest may be created under the UCC.

    (d) Specifically, but without limiting the generality of SUBSECTION (b), the Beneficiary and the Trustor further intend and agree that, with respect to that portion of the Property constituting personal property, for the purpose of securing the Trustor's obligations for the repayment of the above-described obligations from the Trustor to the Beneficiary, (i) the Lease shall also be deemed to be a security agreement and financing statement within the meaning of
Article 9 of the UCC; (ii) the conveyance provided for hereby shall be deemed to be a grant by the Trustor to the Beneficiary of a lien and security interest in all of the Trustor's present and future right, title and interest in and to such portion of the Property, including but not limited to the Trustor's leasehold estate therein and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property to secure such obligations, effective on the date hereof, to have and to hold such interests in the Property unto the Beneficiary and its successors and assigns, forever, provided always that these presents are upon the express condition that, if all amounts due under the Lease shall have been paid and satisfied in full, then, as to such personal property, this instrument and the estate hereby granted shall cease; (iii) the possession by the Beneficiary of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the UCC; and (iv) notifications to Persons holding such personal property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of the Trustor shall be deemed to have been given for the purpose of perfecting such security interest under Applicable Law. The Beneficiary and the Trustor shall, to the extent consistent with this Deed of Trust, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that, if the Lease were deemed to create a security interest in the Property, such security interest would be deemed to be a perfected security interest with priority over all Liens other than Permitted Liens, under Applicable Law and will be maintained as such throughout the Lease Term.

    TO HAVE AND TO HOLD the same whether now owned or held or hereafter acquired unto the Trustee, forever, in trust, however, to secure to the Beneficiary the payment of the Base Rent, Additional Rent, the Aggregate Lease Investment Balance and all other sums owing to the Beneficiary under the Lease and the performance and observance of the terms, covenants, warranties, conditions, agreements and obligations under the Lease. If the Trustor shall pay all sums due under the Lease when due according to the terms thereof and shall otherwise fully and properly perform and comply with all of the obligations, agreements, terms and conditions of the Lease, then Beneficiary shall instruct the Trustee to reconvey this Deed of Trust to the party entitled thereto, without representation or warranty.

    Upon the occurrence of any Event of Default, the Beneficiary may, in addition to any other remedies set forth in the Lease or the other Lease Documents, exercise any one or more of the following rights and remedies as it, in its sole discretion, may deem necessary or appropriate:

              (1) collect the Aggregate Lease Investment Balance, together with all unpaid Base Rent, Additional Base Rent and Additional Rent, all at the Overdue Rate;

              (2) either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, and without regard to the adequacy of security, enter upon and take possession of the Property, or any part thereof, in its own name or in the name of Trustor, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Property, or any part thereof or interest therein, to increase the income therefrom or to protect the security hereof and, with or without taking possession of the Property, to sue for or otherwise to collect the rents, issues and profits thereof, including, without limitation, those past due and unpaid, and to apply the same, less costs and expenses of operation and collection, including, without limitation, attorneys' fees, upon any obligations secured hereby, all in such order as the Beneficiary may determine. The entering upon and taking possession of the Property, and the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any Event of Default or notice of default hereunder or invalidate any act done in response to such Event of Default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Beneficiary or the collection, receipt and application of rents, issues or profits by the Beneficiary, Trustee or the Beneficiary shall be entitled to exercise every right provided for in any of the Lease Documents or by law upon occurrence of any Event of Default, including, without limitation, the right to exercise the power of sale;

              (3) should the Event of Default include the failure of Trustor to perform any of Trustor's obligations under the Lease Documents, including, without limitation, the obligation to pay any amount due to any person, corporation, partnership or other entity or any governmental agency when required, either the Beneficiary or Trustee may, but shall not be obligated to, perform the same without notice to or demand upon Trustor, without regard to the adequacy of its security and without prejudice to its right to declare a default hereunder. Any amounts so paid and all costs and expenses incurred by the Beneficiary or Trustee in connection with such payment or performance, including, without limitation, attorneys' fees, and any other amounts for which Trustor is specifically obligated to reimburse the Beneficiary or Trustee, or which Trustee or the Beneficiary is authorized to advance, pursuant to provisions hereof, shall be payable by Trustor to the Beneficiary or Trustee on demand with interest at the Overdue Rate from the date paid by the Beneficiary or Trustee, and shall be secured by this Lease. The payment by the Beneficiary or Trustee of any tax, assessment or governmental charge for which no receipt is provided by Trustor as required hereunder, or any lien or encumbrance which the Beneficiary believes has not been paid, shall be conclusive between the parties as to the legality and amount of the payment. The Beneficiary or Trustee, as the case may be, shall be subrogated to all rights, equities and liens discharged by any such expenditure;

              (4)  exercise the power of sale described above;

              (5) in lieu of sale pursuant to the power of sale conferred hereby, foreclose upon the lien created herein and hereby in the manner provided by law for the foreclosure of mortgages on real property, except that nothing herein shall preclude the commencement of such an action prior to the consummation of the Trustee's sale of the Property under said power of sale;

              (6) declare immediately due and payable without notice or demand, all monies advanced under the Lease Documents which are then unpaid, with all interest and sums accrued, and all other obligations of Trustor to Beneficiary, and accelerate payment thereof notwithstanding contrary terms of payment stated therein, and exercise all rights and remedies available under any Lease Document, at law, in equity or otherwise;

              (7) as a matter of right, and without notice to Trustor or anyone claiming under Trustor and without regard to the adequacy of its security or the then value of the Property or the interest of Trustor therein, apply to any court having jurisdiction to appoint a receiver or receivers of the Property and Trustor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers of the Beneficiary provided for hereinabove, and shall continue as a receiver and exercise all such powers until the date of confirmation of sale of the Property unless such receivership is sooner terminated by the Beneficiary in its sole discretion.

         Trustee and the Beneficiary shall be entitled to enforce payment and performance of any obligations secured hereby and to exercise all rights and powers under any Lease Document or any laws now or hereafter in force, notwithstanding that some or all of said obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Lease nor the enforcement of any remedy hereunder, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Trustee's or the Beneficiary's right to realize upon or enforce any other security interests now or hereafter held by Trustee or the Beneficiary, it being agreed that Trustee and the Beneficiary, and each of them, shall be entitled to enforce this Lease and any other security interests now or hereafter held by the Beneficiary or Trustee in such order and manner as they or either of them may in their absolute discretion determine. No remedy conferred upon or reserved to Trustee or the Beneficiary by this Lease or any other Lease Document is intended to be exclusive of any other remedy, but each shall be cumulative and shall be in addition to every other remedy given by this Lease or any other Lease Document or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Lease Documents to Trustee or the Beneficiary or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or the Beneficiary, and either or both of them may pursue inconsistent remedies.

    SECTION 4. GOVERNING LAW. THIS DEED OF TRUST SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

    SECTION 5. COUNTERPART EXECUTION. This Deed of Trust may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument.

    SECTION 6. FUTURE ADVANCES; REVOLVING CREDIT. In the event a court of competent jurisdiction rules that the Lease constitutes a mortgage, deed of trust or other secured financing, then this instrument will be deemed given to secure not only existing financing, but also future advances made pursuant to or as provided in the Lease, whether such advances are obligatory or to be made at the option of the Beneficiary, or otherwise, to the same extent as if such future advances were made on the date of execution of this instrument, although there may be no advance made at the time of execution hereof, and although there may be no financing outstanding at the time any advance is made. To the fullest extent permitted by law, the lien of this instrument shall be valid as to all such amounts, including all future advances, from the time this instrument is recorded. Notwithstanding anything in this instrument to the contrary, although the amount of the financing secured by this instrument may increase or decrease from time to time, the maximum principal amount of the financing secured by this instrument at any one time shall not exceed Thirty-Three Million Dollars ($33,000,000), which amount shall be payable as set forth in the Lease, plus all costs of enforcement and collection of this instrument, the Lease and the other Lease Documents, plus the total amount of any advances made pursuant thereto to protect the collateral and the security interest and lien created hereby, together with interest and other sums accruing on all of the foregoing as provided in the Lease Documents.

    IN WITNESS WHEREOF, the undersigned Trustor has caused this Deed of Trust to be duly executed by an officer thereunto duly authorized as of the date and year first above written.


                                  NOVELLUS SYSTEMS, INC.,
                                  a California corporation
                                  as the Trustor



                                  By:__________________________
                                     Name:
                                     Title:

                             Exhibit "A" to Deed of Trust

                                  LEGAL DESCRIPTION

STATE OF ______________ )
                        )  ss.
COUNTY OF _____________ )


         On ________________, 19__, before me, a notary public, personally appeared _______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that ___he executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.               (seal)



_________________________________
Notary public

                                                                       EXHIBIT Q
                                                                        TO LEASE
                                                              FORM OF ASSIGNMENT
                                                       OF IMPROVED REAL PROPERTY
                                                     PURCHASE AND SALE AGREEMENT


                                     ASSIGNMENT
                                          OF
                              OF IMPROVED REAL PROPERTY
                             PURCHASE AND SALE AGREEMENT


         THIS ASSIGNMENT is made as of _________________, 1996, by and between NOVELLUS SYSTEMS, INC., a California corporation ("Assignor"), and SUMITOMO BANK LEASING AND FINANCE, INC., as agent for the Lessors ("Assignee").

    A. Assignor (as lessee) and Assignee (as lessor) have concurrently herewith entered into the Purchase and Master Lease Agreement (the "Lease").

    B. Assignor has agreed to assign Assignor's rights under the Purchase Agreement to Assignee, and Assignee has agreed to accept the assignment of Assignee's entire interest in the Purchase Agreement.

    C. The undersigned Seller has consented to the assignment of the Purchase Agreement to Assignee, and acknowledges that Assignee shall have all of the rights of Assignor under the Purchase Agreement.

         IN CONSIDERATION OF the mutual covenants and conditions set forth hereinbelow, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee (together, the "Parties" and each sometimes a "Party") do hereby act and agree as follows:

         1. ASSIGNMENT OF PURCHASE AGREEMENT. Assignor hereby sells, assigns, sets over and transfers to Assignee, all of Assignor's right, title and interest as the Purchaser under, in and to the Real Property Purchase Agreement dated January 19, 1996 between CALIFORNIA SECOND, LTD., a Florida limited partnership ("Seller"), and Assignor (the "Purchase Agreement").

         2. WARRANTIES AND REPRESENTATIONS. Assignor hereby warrants and represents to Assignee that:

              (a) Assignor has made no other assignment, pledge, hypothecation or other transfer of any of its rights, title and interest as the Purchaser under the Purchase Agreement.

              (b) Assignor is fully empowered and duly authorized to make the assignment set forth herein and such assignment does not breach or conflict with any of the articles of incorporation, bylaws, resolutions, agreements, indentures, judgments, orders or decrees to which Assignor is a party or otherwise subject.

              (c) Assignor is not in default of any of its obligations under the Purchase Agreement and no event or condition exists which, by notice or passage of time, will become such a default.

         3. INDEMNIFICATION. Assignor shall hold harmless, indemnify and defend Assignee against any claim, liability, loss or damages, and all expenses related thereto, which such Assignee incurs by reason of any of Assignor's warranties and representations herein proving to be untrue in any material respect.

         4. ASSIGNMENT OF DEPOSIT. Assignor represents and warrants to Assignee that (a) pursuant to paragraph 4.1 of the Purchase Agreement, Assignor has deposited $500,000 (together, with interest earned in escrow, the "Deposit") with First American Title Company, a California corporation, as escrow holder; and (b) the Deposit is to be applied to payment of the purchase price under the Purchase Agreement at the Closing (as defined in the Purchase Agreement) or, if the Purchaser in breach of its obligations under the Purchase Agreement fails to close, the Deposit is due to the Seller as liquidated damages for such default. Assignor hereby assigns to Assignee all of its rights to and interest in the Deposit.

         5. DEFINITIONS. Terms defined in any other part of this Assignment shall have the defined meanings wherever capitalized herein. Capitalized terms not otherwise defined in this Assignment shall have the meaning ascribed to them in the Lease. As used in this Assignment, the terms "herein," "hereof" and "hereunder" refer to this Assignment in its entirety and are not limited to any specific sections; and the term "person" means any natural person, other legal entity or combination of natural persons and/or other legal entities. Wherever appropriate in this Assignment, the singular shall be deemed to refer to the plural and the plural to the singular, and pronouns of certain genders shall be deemed to comprehend either or both of the other genders.

         6. CAPTIONS. Paragraph headings used herein are for convenience of reference only and shall not affect the construction of any provision of this Assignment.

         7. COUNTERPARTS. This Assignment, and any amendment hereto, may be executed in any number of counterparts and by each Party on separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

         8. GOVERNING LAW. This Assignment shall be deemed to be an agreement made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with such laws.

         9. NOTICE OF ASSIGNMENT. A copy of this Assignment shall be sufficient notice to all persons of the assignments contained herein and may be relied upon by any third party.

         IN WITNESS WHEREOF, the Parties have each caused this Assignment to be duly executed and delivered, by their representative(s) authorized thereunto, as of the date first above-written.



ASSIGNOR:

NOVELLUS SYSTEMS, INC.,
a California corporation


By:___________________________
Title:


ASSIGNEE:


SUMITOMO BANK LEASING AND FINANCE, INC.


By:______________________________
Title:


THE UNDERSIGNED SELLER CONSENTS AND AGREES TO THE FOREGOING.

CALIFORNIA SECOND, LTD., a Florida limited partnership

By: McCandless Partnership, a California general partnership, as its General
    Partner


    By:________________________________
         Birk S. McCandless, as
         Trustee under the Birk S.
         McCandless and Mary McCandless
         Inter Vivos Trust Agreement dated
         February 7, 1982, as a General Partner

                                                                       EXHIBIT R
                                                                        TO LEASE
                                                             HAZARDOUS MATERIALS
                                                             PERMITTED BY LESSOR

                                  [To be completed]

                                                                       EXHIBIT S
                                                                        TO LEASE
                                                               COLLATERALIZATION
                                                               TRIGGERING EVENTS



1.  Lessee's Quick Ratio equals or becomes less than 2.5.

2. Lessee's Tangible Net Worth equals or becomes less than the sum of (a) $249,600,000 plus (ii) the sum of 80% of total reported consolidated net income of the Lessee on a consolidated basis for each fiscal quarter during the period from December 31, 1995 through the end of the fiscal quarter most recently ended. The calculations required by the preceding sentence shall be determined in accordance with GAAP without deduction for any losses.

3. Lessee's Debt divided by Tangible Net Worth equals or becomes greater than 0.35.

4. Lessee fails to maintain on a consolidated basis a positive net income before taxes and extraordinary items, and a positive net income after taxes and extraordinary items, for each fiscal quarter.

5. Lessee fails to maintain unencumbered cash and marketable securities in an aggregate amount not less than $56,000,000.

                                                                       EXHIBIT T
                                                                        TO LEASE
                                                                  FORM OF MASTER
                                                         RENT PURCHASE AGREEMENT

                                   [To be inserted]

                                        MASTER
                               RENT PURCHASE AGREEMENT

         Master Rent Purchase Agreement, dated ____________, 1996 (the "Agreement") between SUMITOMO BANK LEASING AND FINANCE, INC. (the "Seller") and ___________________________ (the "Purchaser").

         WHEREAS, Seller as "Lessor" has entered into a Purchase and Master Lease Agreement, dated as of _________, 1996 (the "Lease"), with Novellus Systems, Inc. (the "Lessee");

         WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Lease;

         WHEREAS, pursuant to the Lease (i) Seller has agreed to purchase one or more parcels of Land and one or more Improvements on the Land and to lease such Land and such Improvements to Lessee and (ii) Lessee has agreed to lease such Land and such Improvements from Seller; and

         WHEREAS, the Seller desires to sell certain interests in the rents and certain other proceeds received under the Lease, and the Purchaser is willing to purchase such interests under the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, the parties hereto agree as follows:

                               SECTION 1.  DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1:

         "Acquisition Price" for a Funding with respect to a Property shall mean an amount equal to the Applicable Percentage of the Property Cost of the Property being purchased on the related Closing Date.

         "Applicable Percentage" with respect to a Property shall have the meaning set forth in the Supplement hereto for such Property.

         "Base Rent Interest" with respect to a Property means the Seller's right to receive, in the order of priority set forth in Section 3 hereof, the sum of (A) so much of (x) each installment of Base Rent with respect to such Property payable by the Lessee under the Lease that does not exceed (1) the aggregate of all Acquisition Prices paid by Purchaser with respect to such Property, times (2) the LIBOR Rate plus the number of basis points set forth in the related Supplement (or, to the extent Section 7(a)(y)(I) of the Lease is applicable, the Base Rate) times (3) a fraction, the numerator of which is the number of days elapsed in the period for which such Base Rent was paid and the denominator of which is 360 plus (y) the same portion of each payment of interest paid by Lessee at the Overdue Rate on Base Rent with respect to such Property plus (B) so much of (x) each installment of Additional Base Rent with respect to such Property payable by Lessee under the Lease that does not exceed the Applicable Percentage thereof plus (y) the same portion of each payment of interest paid by Lessee at the Overdue Rate on Additional Base Rent with respect to such Property.

         "Default Amounts" with respect to a Property shall mean all amounts received by Seller in respect of such Property as a result of the exercise of remedies under Section 21 of the Lease or otherwise during the continuance of an Event of Default under the Lease.

         "Default Interest" with respect to a Property means the Seller's right to receive, in the order of priority set forth in Section 3 hereof, so much of the Default Amounts with respect to such Property as does not exceed the sum of (A) the aggregate amount of the accrued and unpaid Base Rent Interests with respect to such Property, (B) the Purchase Price Interests with respect to such Property and (C) interest on the amounts included in clause (A) and (B) at the Overdue Rate from the date due under the Lease to the date of payment.

         "Interests" with respect to a Property means the Base Rent Interest, the Default Interest, the Purchase Price Interest and the Termination Option Interest with respects to such Property.

         "Other Base Rent Interests" with respect to a Property means the rights to receive amounts with respect to such Property, comparable to the Base Rent Interest, which have been sold by the Seller pursuant to Other Rent Purchase Agreements.

         "Other Default Interests" with respect to a Property means the rights to receive amounts, comparable to the Default Interest with respect to such Property, which have been sold by the Seller pursuant to Other Rent Purchase Agreements.

         "Other Interests" with respect to a Property means the Other Base Rent Interests, the Other Default Interests, the Other Termination Option Interests and the rights of the Other Purchasers under Section 3.2.7 hereof and any similar section in any Other Rent Purchase Agreements, all with respect to such Property.

         "Other Purchase Price Interests" with respect to a Property (or, in the case of a payment pursuant to Section 17(c) of the lease, an item of Property) means the rights to receive amounts with respect to such Property (or item), comparable to the Purchase Price Interest, which have been sold by the Seller pursuant to Other Rent Purchase Agreements.

         "Other Rent Purchase Agreements" shall mean one or more Master Rent Purchase Agreements substantially in the form of this Agreement, providing for the sale of interests (other than the Interests) in the payments due under the Lease as provided for herein.

         "Other Termination Option Interests" with respect to a Property means the rights to receive amounts with respect to such Property comparable to the Termination Option Interest, which have been sold by the Seller pursuant to Other Rent Purchase Agreements.

         "Property" means one of more parcels of Land and/or one or more Improvements, plus related Fixtures and Personal Property, described in a single Lease Supplement or, if the context indicates otherwise, described in all Lease Supplements.

         "Purchase Price Interest" with respect to a Property (or, in the case of a payment pursuant to Section 17(c) of the Lease, an item of Property) means the Seller's right to receive, in the order of priority set forth in Section 3 hereof, so much of (x) the Lease Investment Balance with respect to such Property (or item) payable by the Lessee to Landlord pursuant to an election under Section 14(a) of the Lease, or pursuant to Section 17(c) of the Lease, that does not exceed the Applicable Percentage of the Guaranteed Residual Value with respect to such Property (or item) plus (y) the same portion of each payment of interest paid by Lessee at the Overdue Rate on the amounts described in the preceding clause (x).

         "Retained Base Rent Interest" means all rights to receive and retain, in the order of priority set forth in Section 3 hereof, so much of the Base Rent and interest due, thereon at the Overdue Rate payable by the Lessee under the Lease that exceeds the Base Rent Interest and the Other Base Rent Interests.

         "Retained Default Interest" means the right to receive, in the order of priority set forth in Section 3 hereof, so much of the Default Amounts as shall exceed the Default Interest and the Other Default Interests.

         "Retained Interests" means the Retained Base Rent Interest, the Retained Default Interest, the Retained Purchase Price Interest and the Retained Termination Option Interest.

         "Retained Purchase Price Interest" means all rights to receive and retain, in the order of priority set forth in Section 3 hereof, so much of the Lease Investment Balance payable by the Lessee under the Section 14(a) or 17(c) of the Lease that exceeds the Purchase Price Interest and the Other Purchase Price Interests.

         "Retained Residual Interests" means all of the Seller's rights, title and interest in and to the Lease that are not included in the Interests, the Other Interests or the Retained Interests, including, without limitation, the rights of Seller under Section 12 and 13 of the Lease and all costs and expenses (including counsel fees) incurred by Seller in connection with an Event of Default.

         "Retained Termination Option Interest" means all rights to receive and retain, in the order of priority set forth in Section 3 hereof, so much of the Termination Amount that exceeds the Termination Option Interest and the Other Termination Option Interests.

         "Security" means the Collateral and the "Collateral" as defined in the Security Agreement.

         "Termination Amount" with respect to a Property means the amount payable by Lessee under the Lease upon exercise of the Termination Option, being either the Proceeds with respect to such Property or amounts paid by the Lessee under the Lease pursuant to Sections 14(c)(iii)(y)(A) and 14(c)(iii)(z), or
Section 14(d), of the Lease with respect to such Property.

         "Termination Option Interest" with respect to a Property means the Seller's right to receive with respect to such Property, in the order of priority set forth in Section 3 hereof, so much of (x) the Termination Amount that does not exceed the Applicable Percentage of the Guaranteed Residual Value for such Property plus (y) the same portion of each payment of interest paid by Lessee at the Overdue Rate on the Termination Amount with respect to such Property.


                      SECTION 2.  PURCHASE AND SALE OF INTERESTS

         2.1.  AGREEMENT TO PURCHASE AND SELL

         Subject to the satisfaction or waiver by the Purchaser of the conditions set forth in Section 2.2, the Purchaser agrees hereby to purchase the Interests with respect to each Property by paying the Acquisition Price for each Funding for such Property on the terms and conditions set forth herein; PROVIDED, HOWEVER, that in no event shall the aggregate of the Acquisition Prices for all Properties exceed $______________.

          Subject to the payment of the Acquisition Prices, Seller does hereby ABSOLUTELY SELL, ASSIGN, TRANSFER and CONVEY unto the Purchaser all Seller's right, title and interest in and to the Interests with respect to each Property; provided that this sale is without recourse to Seller (except to the extent of the representations expressly set forth herein).

          The sale of the Interests herein is a presently effective, absolute and unconditional assignment and transfer of the Interests.

          As a further inducement to the Purchaser, Seller covenants and agrees not to assert any claim or cause of action against the Purchaser or seek to recover the Interests on the grounds that this Agreement is a collateral assignment or is given as security for indebtedness rather than as an absolute present assignment.

          2.2. CONDITIONS PRECEDENT TO SALE

          The obligations of the Purchaser to purchase the Interests with respect to a Property on a Closing Date and the Seller to sell the Interests with respect to such Property on such Closing Date are subject to the prior fulfillment to the satisfaction of, or the waiver by, the Seller and the Purchaser, of the following conditions precedent:

          (i) this Agreement and the Lease Documents with respect to such Property shall have been duly authorized, executed and delivered by the respective party or parties thereto, and executed counterparts or certified copies thereof shall have been delivered to the Purchaser.

          (ii) The Purchaser shall have received from the Seller copies of the following, in each case in form and substance satisfactory to it:

                (1) a copy of the charter documents and by-laws of Lessee and of resolutions of the board of directors of Lessee (or other evidence of authorization), certified by the Secretary or an Assistant Secretary of Lessee, duly authorizing the lease by Lessee of such Property under the Lease and the execution, delivery and performance by Lessee of the Lease Documents; and

                (2) an incumbency certificate of Lessee regarding the persons who executed the Lease Documents with respect to such Property on behalf of Lessee.

          (iii) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

          (iv)  The Purchaser shall have received the notice referred to in
Section 2.3 hereof with respect to such Property and Closing Date.

          (v) Each representation and warranty of Lessee contained in the Lease or in any other Lease Document shall be true and correct as of such Closing Date.

          (vi) No change shall have occurred after the Business Day immediately prior to the date of execution of this Agreement in any applicable laws or regulations that, in the opinion of the Purchaser, the Seller or their respective counsel, would make it illegal for the Purchaser or Seller to participate in the transactions contemplated by this Agreement with respect to such Property.

          (vii) The Purchaser shall have received a copy of the appraisal obtained by the Seller with respect to such Property.

          2.3.  PROCEDURES FOR PURCHASE AND SALE

          The Seller agrees to give the Purchaser three Business Days' notice of each proposed Closing Date. Any such notice shall specify (i) the Property to be financed on such date, (ii) the Closing Date and (iii) the Acquisition Price for the related Funding.

          On the Closing Date, the Purchaser shall make a payment in respect of its purchase of the Interests being funded on such Closing Date by making the Acquisition Price for such Closing available to the Seller prior to 12:00 noon New York time by wire transfer in immediately available funds at the account of the Seller at The Sumitomo Bank, Limited, New York Branch, or at such other account that Seller shall notify Purchaser in writing. In the event that Purchaser shall fail to make available to the Seller the full amount of such Acquisition Price by 12:00 noon New York time, the Seller may, but shall have no obligation to, fund such Acquisition Price, and the amount of the Acquisition Price so funded shall be for the account of the Purchaser. In the event that the Seller shall advance any such amount, the Purchaser shall pay to the Seller on demand the amount of such advance with interest thereon at a rate equal to the average federal funds rate for the period from the Closing Date to the date on which the Purchaser makes such advance available to the

Seller in immediately available funds at the account referenced above. If the Purchaser does not make such advance available to the Seller within three Business Days after the Closing Date, the Seller shall be entitled to recover such advance with interest thereon at the Overdue Rate, on demand, from the Purchaser.

          2.4.  UCC FILING

          Upon request of Purchaser, Seller agrees that it will cause a Uniform Commercial Code financing statement or statements covering all the Interests sold pursuant to this Agreement to be executed and delivered by the Seller, as debtor, and by the Purchaser, as secured party, and such financing statement or statements will be duly filed in all places necessary to perfect the sale of the Interests pursuant to this Agreement, and any additional Uniform Commercial Code financing statements deemed advisable by the Purchaser, and all filing and recordation fees payable in connection therewith will be paid by Purchaser.
Such financing statements shall state that they are being filed to perfect a sale of the Interests, and that no inference that a security interest has been granted to the Purchaser shall be made as a result of such filing.

                            SECTION 3.  DISTRIBUTIONS

          3.1.  GENERAL

          The Seller shall promptly upon the receipt in collected funds of any amount constituting a part of the Interests, the Other Interests or the Retained Interests distribute the same in the order of priority set forth in this Section
3. Distributions to the Purchaser shall be made by wire transfer in immediately available funds to the [Purchaser's account at The Sumitomo Bank, Limited, New York Branch, or such other account in the United States as the Purchaser shall notify the Seller in writing at least five Business Days before the date of such distribution]. The Seller shall in no event be held accountable for any amount in excess of the amounts actually collected by the Seller under the Lease and the Lease Documents.

          If the Seller receives any amount to be distributed pursuant to this
Section 3 prior to 11:00 a.m. New York time, it shall distribute any amount distributable to the Purchaser by 2:00 p.m. New York time. If the Seller receives any such amount after 11:00 a.m. New York time it shall distribute such amount to the Purchaser on the next Business day. In the event that the Seller shall fail to make any such distribution by the time specified, the Seller shall pay to Purchaser on demand the amount of such distribution with interest thereon at a rate equal to the average federal funds rate for the period from the required date of distribution to the date on which the Seller makes such distribution available to the Purchaser in immediately available funds at the account referenced above. If the Seller does not make such distribution available to the Purchaser within three Business Days after the required date of distribution, the Purchaser shall be entitled to recover such distribution with interest thereon at the Overdue Rate, on demand, from the Seller.

          3.2.  PRIORITY

                3.2.1.   RETAINED RESIDUAL INTERESTS

                Except as provided in Sections 3.2.6 and [3.2.7], all amounts received by the Seller constituting a part of the Interests, the Other Interests or the Retained Interests shall be distributed FIRST, to the Seller for application by the Seller to any unpaid amounts due to the Seller in respect of the Retained Residual Interests, and SECOND, as provided in Sections 3.2.2 to
3.2.5 below; PROVIDED, that if the Seller shall receive from the Lessee at any time after the Seller shall have made a distribution in respect of clause FIRST of this Section 3.2.1 an amount (a "Reimbursed Amount") in respect of the amount so distributed, the Seller shall distribute such Reimbursed Amount as provided in clause SECOND of this Section 3.2.1.

                3.2.2.   BASE RENT

                So much of the amount of any payment of Base Rent with respect to a Property or interest on any overdue installment of such Base Rent remaining after application of clause FIRST of Section 3.2.1 shall be distributed by the Seller pro rata among the Purchaser, the Other Purchasers, if any, and the Seller, in proportion to their respective Base Rent Interest, Retained Rent Interest and Other Base Rent Interests with respect to such Property.

                3.2.3.   PURCHASE PRICE

                So much of the amount of any payment of Purchase Price with respect to a Property remaining after the application of clause FIRST of Section
3.2.1 shall be distributed by the Seller in the following order of priority:

                     FIRST:   so much of such amount remaining that does not
     exceed an amount equal to the difference between the Lease Investment Balance with respect to such Property and the Guaranteed Residual Value with respect to such Property shall be paid to the Seller;

                     SECOND: so much of such amount remaining after application pursuant to clause FIRST, that does not exceed the Guaranteed Residual Value, shall be paid pro rata to the Seller, the Purchaser and the Other Purchasers in proportion to their respective Retained Purchase Price Interest, Purchase Price Interest and Other Purchase Price Interests; and

                     THIRD:   the balance, if any, shall be retained by the
     Seller.

          3.2.4.     TERMINATION OPTION

          So much of the Termination Amount payable by the Lessee with respect to a Property remaining after application of clause FIRST of Section 3.2.1 shall be distributed by the Seller in the following order of priority:

                     FIRST:   so much of such amount remaining that does not
     exceed the Guaranteed Residual Value for such Property shall be paid pro rata to the Seller, the Purchaser and the Other Purchasers in proportion to their respective Retained Purchase Price Interest, Purchase Price Interest and Other Purchase Price Interests; and

                     SECOND: the balance, if any, shall be retained by the Seller.

          3.2.5.     DEFAULT

          So much of the amount of any payment of Default Amounts with respect to a Property remaining after application of clause FIRST of Section 3.2.1 shall be distributed by the Seller in the following order of priority in the case of Default Amounts arising from the exercise by Seller of remedies against the
Collateral:

                     FIRST:   so much of such amount remaining that does not
     exceed an amount equal to the Risk Amount for such Property shall be paid to the Seller;

                     SECOND: so much of such amount remaining after application of clause FIRST that does not exceed the amount of accrued and unpaid Base Rent for such Property and interest on any overdue Base Rent for such Property shall be distributed as provided in Section 3.2.2;

                     THIRD:   so much of such amount remaining after application
     pursuant to clause SECOND, that does not exceed the Guaranteed Residual Value for such Property shall be paid pro rata to the Seller, the Purchaser and the Other Purchasers in proportion to their respective Retained Purchase Price Interest, Purchase Price Interest and Other Purchase Price Interests; and

                     FOURTH: the balance, if any, shall be retained by the Seller.

          In the event more than one Property is sold as a unit as a result of the exercise of remedies under the Lease, the portion of the proceeds from such sale allocable to each Property shall be finally determined by mutual agreement of the Seller and the Purchaser and, failing such agreement within 10 days after either requests agreement of the other, by an independent appraiser selected by Seller and reasonably acceptable to Purchaser.

          So much of the amount of any payment of Default Amounts with respect to a Property remaining after application of clause FIRST of Section 3.2.1 shall be distributed by the Seller in the following order of priority in the case of Default Amounts arising from the collection by Seller of amounts from the
Lessee:

                     FIRST:   so much of such amount remaining that does not
     exceed the Guaranteed Residual Value for such Property shall be paid pro rata to the Seller, the Purchaser and the Other Purchasers in proportion to their respective Retained Purchase Price Interest, Purchase Price Interest and Other Purchase Price Interests; and

                     SECOND: so much of such amount remaining after application of clause FIRST that does not exceed the amount of accrued and unpaid Base Rent for such Property and interest on any overdue Base Rent for such Property shall be distributed to the Purchaser and the Other Purchasers in proportion to the Base Rent Interest and the Other Base Rent Interests;

                     THIRD:   the balance, if any, shall be retained by the
     Seller.

          3.2.6.     FEE COMPONENT

          The Seller shall distribute to the Purchaser as its share of each _____ Fee with respect to a Property paid by the Lessee or advanced on behalf of the Lessee pursuant to the Lease an amount equal to _____.

              SECTION 4.  REPRESENTATIONS, WARRANTIES AND COVENANTS

          4.1.  REPRESENTATIONS AND WARRANTIES OF SELLER

          The Seller represents and warrants to the Purchaser on the date hereof and on each Closing Date as follows:

          (i) the Seller is organized and validly existing in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority to enter into and perform its obligations under this Agreement;

          (ii) this Agreement has been duly authorized by all necessary corporate action on the part of the Seller and the execution, delivery and performance hereof by the Seller do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal, state or foreign governmental authority or agency by Seller, except as contemplated by Section 2.4 and such as have been duly obtained and are in full force and effect and do not require any approval of stockholders of the Seller or any approval or consent of any trustee or holders of any indebtedness or obligations of the Seller, and has been duly executed and delivered by the Seller, and neither the execution and delivery hereof, nor the consummation of the transactions contemplated hereby, nor compliance by the Seller with any of the terms and provisions hereof will contravene any law of the country and state of incorporation of the Seller or any judgment, governmental rule, regulation or order applicable to or binding on the Seller or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any property of the Seller under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, charter, by-law or other agreement or instrument to which the Seller is a party or by which it or its properties may be bound or affected;

          (iii) this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with the terms hereof; and

          (iv) there are no suits or proceedings pending, or, to the best knowledge of the Seller, threatened, against or affecting the Seller before any court, governmental agency or arbitrator, which in the good faith opinion of the Seller after consultation with counsel, would if adversely determined have a material adverse effect on the Interests or the financial condition of the Seller or which would purport to affect the legality, validity or enforceability of this Agreement; and

          (v)   Seller acknowledges receiving a copy of the Lease Documents.

          The Seller shall, by accepting each Acquisition Price as provided in this Agreement on any Closing Date, be deemed to have reaffirmed the representations and warranties made by it in this Agreement on such Closing Date.

          4.2.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

          The Purchaser represents and warrants to the Seller on the date hereof and on each Closing Date as follows:

          (i) the Purchaser is organized and validly existing in good standing under the laws of the its jurisdiction of incorporation, and has the corporate power and authority to enter into and perform its obligations under this Agreement;

          (ii) this Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser and the execution, delivery and performance hereof by the Purchaser do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal, state or foreign governmental authority or agency by Purchaser, except such as have been duly obtained and are in full force and effect and do not require any approval of stockholders of the Purchaser or any approval or consent of any trustee or holders of any indebtedness or obligations of the Purchaser, and has been duly executed and delivered by the Purchaser, and neither the execution and delivery hereof, nor the consummation of the transactions contemplated hereby, nor compliance by the Purchaser with any of the terms and provisions hereof will contravene any law of the country and state of incorporation of the Purchaser or any judgment, governmental rule, regulation or order applicable to or binding on the Purchaser or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any property of the Purchaser under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, charter, by-law or other agreement or instrument to which the Purchaser is a party or by which it or its properties may be bound or affected;

          (iii) this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms hereof; and

          (iv) there are no suits or proceedings pending, or, to the best knowledge of the Purchaser, threatened, against or affecting the Purchaser before any court, governmental agency or arbitrator, which in the good faith opinion of the Purchaser after consultation with counsel, would if adversely determined have a material adverse effect on or the financial condition of the Purchaser or which would purport to affect the legality, validity or enforceability of this Agreement.

          The Purchaser shall, by making the Acquisition Price available as provided in this Agreement on any Closing Date, be deemed to have reaffirmed the representations and warranties made by it in this Agreement on such Closing Date.

          4.3.  COVENANTS

                4.3.1.   PERFORMANCE OF LESSOR'S OBLIGATIONS

                Purchaser is not hereby obligated to perform or discharge any obligation or duty of the Seller or the Agent under the Lease, and this Agreement shall not be deemed to impose upon Purchaser or Seller any liability or responsibility of any nature for, or pertaining to, the control, maintenance, management, or repair of any Property.

                4.3.2.   EXERCISE OF RIGHTS UNDER LEASE

                The Purchaser acknowledges and agrees that (i) all rights of the Seller to exercise any remedy (including remedies against the Security), election or option, or make any decision or determination, or give any notice, consent, waiver or approval under or in respect of, the Lease or any other Lease Document, (ii) all rights of the Seller to receive and to enforce the payment of the full amount of any damages (whether or not an Event of Default under the Lease has occurred), each installment of Base Rent, Additional Base Rent and all other amounts payable under the Lease and any other Lease Documents, all amounts payable on account of any actual or constructive loss or damage to any Property or any part thereof, all payments of or on account of Termination Amount or purchase price and all insurance proceeds, condemnation or requisition payments or other payments of any kind for or with respect to any Property or any part thereof have been expressly retained by the Seller as part of the Retained Residual Interests and that the Seller may exercise such rights in its sole discretion. Notwithstanding the foregoing, the Seller agrees that, so long as no Event of Default under the Lease exists, it will not amend or modify the Lease Documents or grant any waiver or exercise any election or option, if the effect thereof would be to change the amount or timing of payment of any amount comprising a part of the Interests (other than Default Amounts) or to discharge Agent's Lien on the Security.

          Without limiting the foregoing, the Purchaser agrees that, if an Event of Default under the Lease occurs and is continuing, the Seller shall have the sole right to enforce the payment of all amounts (including amounts comprising the Interests) due under the Lease Documents and that in enforcing such payment (including by realizing against the Security), the

Seller may enter into any compromise or settlement with the Lessee or may exercise any remedy available to the Seller under the Lease Documents and as a result of such compromise, settlement or exercise of remedies, the Lessee's obligation to pay any amount comprising a part of the Interests may be satisfied or waived. The Seller may enter into any compromise or settlement (whether or not by satisfaction and accord) or exercise any remedy in its sole discretion, without regard to any consequences to the Purchaser and the Seller shall have no duty (fiduciary or other) to consider such consequences in dealing with the Lessee.

          Seller can take any of the actions described in the preceding two paragraphs directly, or indirectly through the Agent.

          For avoidance of doubt and without limiting the foregoing, the Seller may exercise any of its rights with respect to the sale or reletting of any Property in its own self interest without regard to the interests of the Purchaser and the Seller shall have no obligation to seek any amount in excess of the amounts distributable to Seller pursuant to Section 3.2.5 hereof or to increase or maximize such excess by any means whatsoever.

          4.3.3.     SALE OF OTHER INTERESTS

          The Purchaser acknowledges that the Seller has sold or may sell a part, but not all, of the Retained Interests to Other Purchasers pursuant to Other Rent Purchase Agreements. The Purchaser agrees that the rights of such Other Purchasers in each element comprising the Other Interests shall rank PARI PASSU with the rights of the Purchaser in the corresponding elements of the Interests. In the event that the Purchaser shall receive any amount pursuant to a distribution under Section 3 hereof that is greater than its pro rata share (based on the relative percentage interests comprising the Interests and the Other Interests with respect to a particular Property) of such amount, the Purchaser shall pay over to the Other Purchasers of which it has received notice so much of such distribution as is necessary to make the distribution (after such payment) pro rata. The Seller agrees that it will not enter into an Other Rent Purchase Agreement unless such Other Rent Purchase Agreement contains a provision identical of this Section 4.3.3.

          4.3.4.     RETURN OF DISTRIBUTION

          In the event that the Seller shall be required, as the result of any bankruptcy or insolvency proceeding of the Lessee or otherwise, to return to the Lessee or pay over to any court or other entity an amount (a "Returned Amount") that was distributed pursuant to Section 3 hereof, the Purchaser shall on demand from the Seller pay to the Seller so much of the Returned Amount that was distributed to the Purchaser. On such payment, the Purchaser's right to receive such payment shall be reinstated as if no distribution of the Returned Amount has been made.

          4.3.5.     THIRD PARTY BENEFICIARY

          Seller acknowledges that Purchaser is a third party beneficiary of certain of Lessee's obligations as provided in the last sentence of Section 23(a) of the Lease and that Purchaser may enforce directly against Lessee (but not the Collateral) any obligations of Lessee to Purchaser under Sections 8, 12 or 13 of the Lease.

                            SECTION 5.  MISCELLANEOUS

          5.1.  COUNTERPARTS

          This Agreement may be executed by the parties hereto in multiple counterparts and each counterpart, when so executed, shall be deemed an original, but all of which shall be considered as one agreement. Further, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

          5.2.  SURVIVAL

          The representations, warranties, indemnities and agreements of the Seller and Purchaser provided for in this Agreement, shall survive the purchase of the Interests by the Purchaser.

          5.3.  MODIFICATION, BINDING EFFECT, ETC.

          Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The terms of this Agreement shall be binding upon, and inure to the benefit of, the Purchaser and its successors and permitted assigns and the Seller and its successors and the permitted assigns. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

          5.4.  ASSIGNMENT

          Purchaser may not assign any of its rights or obligations hereto (by participation or otherwise) without the prior written consent of Seller. Seller may assign its rights and obligations hereunder to any successor "Lessor" under the Lease without consent from Purchaser.

          5.5   LIABILITY

          Neither the Seller nor any of its Affiliates, directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with the Lease Documents; (b) the performance or observance of any of the covenants or agreements of Lessee; (c) the satisfaction of any condition specified in Section 3 of the Lease; or (d) the validity, effectiveness or genuineness of any of the Lease Documents or any other instrument or writing furnished in connection herewith or therewith.

          Purchaser acknowledges that it has, independently and without reliance upon the Seller, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Purchaser also acknowledges that it will, independently and without reliance upon the Seller, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          5.6.  AGENT

          The parties agree that Seller is not a party hereto in its capacity as Agent under the Lease and Seller is not assigning, and Purchaser is not obtaining, any of the rights or obligations whatsoever of Agent under the Lease Documents.

          5.7.  NOTICES

          Any notice hereunder shall be in writing. Notices given by telegram, telecopier or personal delivery shall be deemed to have been given and received when sent and notices given by mail shall be deemed to have been given and received four Business Days after the date when sent by registered or certified mail, postage prepaid, and addressed to Seller or Purchaser at its address shown below its signature hereto, or at such other address as Seller or Purchaser may, by written notice received by the other, have designated as its address for such purpose.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                   SUMITOMO BANK LEASING AND FINANCE, INC.
                                   277 Park Avenue
                                   New York, New York  10172

                                   Attention:
                                             ------------------------------

                                   By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                   [                       ]
                                    -----------------------
                                   [Address]


                                   By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A


     Supplement No. ___ to Master Rent Purchase Agreement

          1. The parties hereto agree that this is Supplement No. ___ to Master Rent Purchase Agreement, dated _______________, 1996, between the parties hereto.

          2.    The Supplement relates to the following Property:
________________________________________________________________

          3. The Applicable Percentage for calculation of the Acquisition Price is ___%.

          4. The number of basis points applicable to the definition of Base Rent is ___ basis points.

          5. The Applicable Percentage for calculation of the Base Rent Interest, the Purchase Price Interest and the Termination Option Interest is ___%.

          IN WITNESS WHEREOF the parties have caused this Supplement to be duly executed and delivered this ___ day of ______________, 1996.


                                   SUMITOMO BANK LEASING
                                     AND FINANCE, INC.


                                   By:
                                      -------------------------------------
                                      Title:

                                   [                                 ]

                                   By:
                                      -------------------------------------
                                      Title:

                                                                       EXHIBIT U
                                                                        TO LEASE
                                                                         LIST OF
                                                                REPORTS RECEIVED

1.  The Plans and Specifications

2. Permits delivered under cover of letter dated March 7, 1996 from Lund Financial Corporation to William D. Ellis, Esq. of Morgan, Lewis & Bockius LLP ("MLB")

3. Pre-purchase Survey of McCandless Business Park, prepared by Devcon Construction, Inc., dated January 23, 1996

4.  The Environmental Audit

5. ALTA Survey dated January, 1996, prepared by Kier & Wright Civil Engineers and Surveyors

                              INDEX OF CLOSING DOCUMENTS


                         PURCHASE AND MASTER LEASE AGREEMENT
                              Dated as of ________, 199_
                                        Among
                           THE LESSORS REFERRED TO THEREIN
                                     (as Lessors)
                                     ------------
                                     (as Lessee)
                                         and
                       SUMITOMO BANK LEASING AND FINANCE, INC.
                              (as Agent for the Lessors)


1.  Purchase and Master Lease Agreement.

2.  Schedules to Lease Agreement.

3.  Exhibits to Lease Agreement.

4.  Bill of Sale.

5.  Lease Supplement.

6. UCC-1 financing statements naming Lessee as debtor and the Agent as secured party for the jurisdictions as listed in Schedule 2 to the Lease Agreement.

7. Certificates of the Secretaries of the States of ___________________, ___________________, ____________________, ______________________,
    ___________________, each dated reasonably near the Closing Date, stating that Lessee is in good standing.

8. Certificate dated the Closing Date of the Assistant Secretary of Lessee as to: (a) charter, (b) bylaws, (c) resolutions and (d) incumbency.

9.  Officer's Certificate of Lessee, dated the Closing Date, pursuant to
    Section 3 of the Lease Agreement.

10. Opinion of Morrison & Foerster special counsel for Lessee, pursuant to
    Section 3(a)(vii) of the Lease Agreement and dated the Closing Date.

11. Insurance Certificates referred to in Section 11(e) of the Lease Agreement.

12. Closing Date Notice.

13. Deed

14. Deed of Trust

15. Memorandum of Lease

16. Property Information Package